Exhibit 10.1
EXECUTION COPY

$1,800,000,000
THIRD AMENDED AND RESTATED
REVOLVING LOAN AND LETTER OF CREDIT FACILITY AGREEMENT

among
FLUOR CORPORATION,
as the Borrower,

BNP PARIBAS,
as Administrative Agent and an Issuing Lender,

BANK OF AMERICA, N.A.
as Syndication Agent,

CITIBANK, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION
as Co-Documentation Agents,

and
THE LENDERS PARTY HERETO
February 17, 2022
BNP PARIBAS SECURITIES CORP.,
BofA SECURITIES, INC.,
CITIBANK, N.A.
and WELLS FARGO SECURITIES, LLC
as Joint Bookrunners and Joint Lead Arrangers

BNP PARIBAS
and BofA SECURITIES, INC.,
as Co-Sustainability Coordinators

i

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A    [INTENTIONALLY OMITTED]
EXHIBIT B    FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT C    FORM OF SECRETARY/ASSISTANT SECRETARY CERTIFICATE
EXHIBIT D    FORM OF NOTICE OF REVOLVING BORROWING
EXHIBIT E    FORM OF NOTICE OF CONVERSION/CONTINUATION
EXHIBIT F    FORM OF REVOLVING NOTE
EXHIBIT G-1    FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT G-2    FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT G-3    FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT G-4    FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT H    FORM OF APPLICATION

SCHEDULE 1.01(a)    COMMITMENTS AND APPLICABLE PERCENTAGES
SCHEDULE 1.01(b)    EXISTING LETTERS OF CREDIT
SCHEDULE 1.01(C)    SUSTAINABILITY TABLE AND SUSTAINABILITY PRICING ADJUSTMENTS
SCHEDULE 5.08    EXISTING LIENS
SCHEDULE 5.15    EXISTING DEBT
SCHEDULE 5.18    EXISTING TRANSACTIONS WITH AFFILIATES
SCHEDULE 5.20    EXISTING RESTRICTIVE AGREEMENTS

THIRD AMENDED AND RESTATED
REVOLVING LOAN AND LETTER OF CREDIT FACILITY AGREEMENT
THIRD AMENDED AND RESTATED REVOLVING LOAN AND LETTER OF CREDIT FACILITY AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of February 17, 2022 among FLUOR CORPORATION, the LENDERS party hereto from time to time, and BNP PARIBAS, as Administrative Agent and an Issuing Lender.
WHEREAS, the Borrower, the lenders party thereto and BNP Paribas, as administrative agent thereunder, are currently party to that certain U.S.$1,650,000,000 Second Amended and Restated Revolving Loan and Letter of Credit Facility Agreement, dated as of February 19, 2021, (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).
WHEREAS, the Borrower, the Lenders and the Administrative Agent have agreed to enter into this Agreement in order to (i) amend and restate the Existing Credit Agreement in its entirety; (ii) re-evidence the “Obligations” under, and as defined in, the Existing Credit Agreement, which shall be repayable in accordance with the terms of this Agreement; and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrower.
WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Credit Agreement or be deemed to evidence or constitute full repayment of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement and modify and re-evidence the obligations and liabilities of the Borrower outstanding thereunder, which shall be payable in accordance with the terms hereof.
WHEREAS, it is also the intent of the Borrower to confirm that all obligations under the applicable “Loan Documents” (as referred to and defined in the Existing Credit Agreement) shall continue in full force and effect as modified or restated by the Loan Documents (as referred to and defined herein) and that, from and after the Closing Date, all references to the “Credit Agreement” contained in any such existing “Loan Documents” shall be deemed to refer to this Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01.    Definitions.
The following terms, as used herein, have the following meanings:
“Acquisition” means (i) any acquisition (whether by purchase, merger, consolidation or otherwise) or series of related acquisitions by the Borrower or any Subsidiary of (a) all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product or line of business of) any Person or (b) all or substantially all the Equity Interests in a Person or division or line of business of a Person.
“Additional Commitment Lender” has the meaning specified in Section 2.25(d).
“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Rate Revolving Borrowing denominated in Pounds Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Pounds Sterling, plus (b) 0.0326%, and (ii) with respect to any RFR Rate Revolving Borrowing denominated in

Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10%; provided that, if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted EURIBO Rate” means, with respect to any Term Benchmark Rate Revolving Borrowing denominated in euro for any Interest Period, an interest rate per annum equal to (a) the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that, if the Adjusted EURIBO Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Rate Revolving Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that, if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Agent” means BNPP (including its branches and affiliates), in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Account” means the account of the Administrative Agent in respect of any Foreign Loan Currency as the Administrative Agent shall specify in writing to the Credit Parties from time to time.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, as to any Person at any date, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person as of such date.
“Aggregate Commitments” means the Commitments of all the Lenders, which as of the Closing Date is $1,800,000,000, as such amount may be increased or reduced from time to time, as the case may be, pursuant to the terms and conditions hereof.
“Agreed Currencies” means, collectively, the Agreed Loan Currencies and the Foreign LC Currencies.
“Agreed Loan Currencies” means, collectively, Dollars and Foreign Loan Currencies.
“Agreement” has the meaning assigned to such term in the introductory paragraph.
“Ancillary Document” has the meaning specified in Section 8.09.
“Applicable LC Sublimit” means with respect to any Issuing Lender, such amount as agreed to in writing by the Borrower and such Issuing Lender as such amount may be decreased or increased from time to time with the written consent of the Borrower, the Administrative Agent and such Issuing Lender.
“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time. If the Commitment of each Lender and the obligation of the Issuing Lenders to issue Letters of Credit have been terminated pursuant to Section 6.02 or if the Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.01(a) or in the Assignment and Assumption Agreement or Incremental Joinder Agreement or other documentation contemplated hereby pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, from time to time, the following rates per annum, based upon the Ratings as set forth below:

Applicable Rate for Revolving Advances
Pricing Level	Ratings S&P/Moody’s	Applicable Rate for Commitment Fees	Term Benchmark Rate Revolving Advances and RFR Rate Revolving Advances	Base Rate Revolving Advances
1	BBB+/Baa1 or better	12.5 bps	112.5 bps	12.5 bps
2	BBB/Baa2	15.0 bps	137.5 bps	37.5 bps
3	BBB-/Baa3	20.0 bps	162.5 bps	62.5 bps
4	BB+/Ba1	25.0 bps	187.5 bps	87.5 bps
5	BB/Ba2 or worse	30.0 bps	212.5 bps	112.5 bps

Pricing Level	Ratings S&P/Moody’s	Applicable Rate for Financial Letters of Credit	Applicable Rate for Performance Letters of Credit
1	BBB+/Baa1 or better	112.5 bps	67.0 bps
2	BBB/Baa2	137.5 bps	81.0 bps
3	BBB-/Baa3	162.5 bps	95.0 bps
4	BB+/Ba1	187.5 bps	109.0 bps
5	BB/Ba2 or worse	212.5 bps	123.0 bps

“Ratings” means the ratings of the non-credit-enhanced, senior  unsecured long-term debt of the Borrower as set forth by S&P  and Moody’s; provided that if no such rating is available, “Ratings” shall mean the Borrower’s issuer rating from Moody’s and the Borrower’s corporate credit rating from S&P; provided further that (a) if the respective Ratings issued by the foregoing rating agencies differ by one level, then the Pricing Level for the higher of such Ratings shall apply (with the Rating for Pricing Level 1 being the highest and the Rating for Pricing Level 5 being the lowest); (b) if there is a split in Ratings of more than one level, then the Pricing Level that is one level higher than the Pricing Level of the lower Rating shall apply; (c) if the Borrower has only one Rating, the Pricing Level for that Rating shall apply; and (d) if the Borrower does not have any Rating, Pricing Level 5 shall apply.
Initially, the Applicable Rate shall be determined based upon the Ratings specified in the certificate delivered pursuant to Section 3.01(a)(iv). Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Ratings shall be effective, in the case of an upgrade or downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
“Application” means a letter of credit application substantially in the form of Exhibit H (with such modifications, or in such other form, as may be reasonably acceptable to the applicable Issuing Lender) required by the applicable Issuing Lender and acceptable to the Borrower for the issuance of letters of credit generally.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption Agreement” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 8.06(b)), and accepted by the Administrative Agent, substantially in the form of Exhibit B attached hereto or any other form approved by the Administrative Agent.
“Augmenting Lender” has the meaning specified in Section 2.24.
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.04(c), and (c) the date of termination of the commitment of each Lender to make Revolving Advances and of the obligation of the Issuing Lenders to issue Letters of Credit pursuant to Section 6.02.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Loan Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.05(f)(ii)(E).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Services” means each and any of the following bank services provided to the Borrower or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).
“Banking Services Agreement” means any agreement entered into by the Borrower or any Subsidiary in connection with Banking Services.
“Banking Services Provider” means any Person that either (a) is a party to or provider of any Banking Services Agreement with the Borrower or any of its Subsidiaries at the time it (or its Affiliate) becomes a Lender (including on the Closing Date) or (b) at the time it enters into or provides a Banking

Services Agreement, is a Lender or an Affiliate of a Lender, in either case in its capacity as a party to such Banking Services Agreement.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 6:00 a.m., New York City time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.05(f)(ii) (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.05(f)(ii)(B)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Base Rate Revolving Advance” means a Revolving Advance that bears interest at a rate determined by reference to the Base Rate. All Base Rate Revolving Advances shall be denominated in Dollars.
“Base Rate Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Advances bearing interest at a rate determined by reference to the Base Rate.
“Benchmark” means, initially, with respect to any (i) RFR Rate Revolving Advance in any Agreed Loan Currency, the applicable Relevant Rate for such Agreed Loan Currency or (ii) Term Benchmark Rate Revolving Advance, the Relevant Rate for such Agreed Loan Currency; provided that, if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Loan Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.05(f)(ii)(B).
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Revolving Advance denominated in a Foreign Loan Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:
    (1)    in the case of any Revolving Advance denominated in Dollars, the Adjusted Daily Simple SOFR;
    (2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Loan Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;
    provided that if the Benchmark Replacement as determined pursuant the foregoing would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Loan Currency at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or Term Benchmark Rate Revolving Advance denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day”, the definition of “RFR Business Day”, the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
    (1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
    (2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
    For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

    (1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
    (2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
    (3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
    For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.05(f)(ii) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.05(f)(ii).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Bilateral LC” means any letter of credit, acceptance and/or bank guarantee issued or provided on behalf of (or for the account of) the Borrower or any Subsidiary, to the extent entered into after the Closing Date (and, for the avoidance of doubt, does not include any Letters of Credit issued under this Agreement).
“Bilateral LC Provider” means any Person that either (a) has issued or provided a Bilateral LC on behalf of (or for the account of) the Borrower or any of its Subsidiaries at the time it (or its Affiliate)

becomes a Lender or (b) at the time it issues or provides a Bilateral LC on behalf of (or for the account of) the Borrower or any of its Subsidiaries, is a Lender or an Affiliate of a Lender, in either case in its capacity as such.
“BNPP” means BNP Paribas and its successors.
“Bond Debt” means any indebtedness in the form of publicly issued or privately placed debt securities issued in the capital markets (including hybrid securities and debt securities convertible into equity securities) pursuant to a public registered offering or Rule 144A or other private placement. For the avoidance of doubt, “Bond Debt” shall not include any preferred equity securities even if they are or may be classified as debt under GAAP at any time.
“Borrower” means Fluor Corporation, a Delaware corporation.
“Borrowing” means a Base Rate Revolving Borrowing, a Term Benchmark Rate Revolving Borrowing, or a RFR Rate Revolving Borrowing, as the context may require.
“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the States of California, Texas or New York are authorized or required by law, regulation or executive order to close; provided, however, that when used (i) in relation to Revolving Advances denominated in Pounds Sterling, any day (other than a Saturday or a Sunday) on which banks are open for business in London, (ii) in relation to Revolving Advances denominated in euro and in relation to the calculation or computation of the EURIBO Rate, any day which is a TARGET Day, (iii) in relation to RFR Rate Revolving Advances and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Rate Revolving Advance, or any other dealings in the applicable Agreed Loan Currency of such RFR Rate Revolving Advance, any such day that is only an RFR Business Day and (iv) in relation to Revolving Advances denominated in Canadian Dollars, any day (other than a Saturday or a Sunday) on which banks are open for business in Toronto, Ontario.
“Canadian Dollars” means the lawful currency of Canada.
“Canadian Dollar Sublimit” means $250,000,000.
“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) and (ii) the average rate for thirty (30) day Canadian Dollar bankers’ acceptances that appears on the Reuters Screen CDOR Page (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion) at 10:15 a.m. Toronto time on such day, plus 1% per annum; provided, that if any the above rates shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the CDOR shall be effective from and including the effective date of such change in the PRIMCAN Index or CDOR, respectively.

“CBR Advance” means a Revolving Advance that bears interest at a rate determined by reference to the Central Bank Rate.
“CBR Spread” means the Applicable Rate applicable to such Revolving Advance that is replaced by a CBR Advance.
“CDOR” means the Canadian Dollar offered rate.
“CDOR Rate” means, with respect to any Term Benchmark Rate Revolving Borrowing denominated in Canadian Dollars and for any Interest Period, the CDOR Screen Rate at approximately 10:15 a.m., Toronto time, on the first day of such Interest Period; provided that if the CDOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“CDOR Screen Rate” means on any day for the relevant Interest Period, the annual rate of interest equal to the average rate applicable to Canadian Dollar Canadian bankers’ acceptances for the applicable period that appears on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion), rounded to the nearest 1/100th of 1% (with .005% being rounded up), as of 10:15 a.m. Toronto time on the first day of such Interest Period and, if such day is not a business day, then on the immediately preceding business day (as adjusted by Administrative Agent after 10:15 a.m. Toronto time to reflect any error in the posted rate of interest or in the posted average annual rate of interest).
“Central Bank Rate” means, (A) the greater of (i) for any Revolving Advance denominated in (a) Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) euro, one of the following three rates as may be selected by the Administrative Agent: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (c) any other Foreign Loan Currency determined after the Closing Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) the Floor; plus (B) the applicable Central Bank Rate Adjustment.
“Central Bank Rate Adjustment” means, for any day, for any Revolving Advance denominated in:
(a) Pounds Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Pounds Sterling Borrowings for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Pounds Sterling in effect on the last RFR Business Day in such period,
(b) euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBO Rate for the five most recent Business Days preceding such day for which the EURIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of euro in effect on the last Business Day in such period, and
(c) any other Foreign Loan Currency determined after the Closing Date, an adjustment as determined by the Administrative Agent in its reasonable discretion.
For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBO Rate on any day shall be based on the EURIBO Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Loan Currency for a maturity of one month.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Law” has the meaning specified in Section 2.17(a).
“Closing Date” means February 17, 2022.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended.
“Co-Documentation Agents” means each of Citibank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents, in their capacities as co-documentation agents, and their respective successors in such capacities.
“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents, but only so long as the Collateral Documents are then in effect, and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Secured Parties under or pursuant to a Collateral Document (but only so long as any such Collateral Document is then in effect), to secure the Secured Obligations; provided that the Collateral shall exclude Excluded Assets. For purposes of clarification, any and all property owned by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Secured Parties, shall constitute “Collateral” only during a Collateral Period.
“Collateral Documents” means, collectively, the Security Agreement, the Mortgages and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations.
“Collateral Period” means the period commencing on the occurrence of a Collateral Springing Event and ending on the occurrence of a Collateral Release Event.
“Collateral Release Event” means the occurrence of the following: both (i) the Rating as set forth by S&P is BBB- or higher and (ii) the Rating as set forth by Moody’s is Baa3 or higher.
“Collateral Springing Event” means the occurrence of the following: both (i) the Rating as set forth by S&P is BB or lower and (ii) the Rating as set forth by Moody’s is Ba2 or lower.
“Collateral Requirements” has the meaning specified in Section 5.14(f).
“Commitment” means, at any time, for any Lender, the amounts set forth opposite such Lender’s name on Schedule 1.01(a) hereto under the heading “Aggregate Commitment” and “Amount of Aggregate Commitment Attributable to Revolving Facility Sublimit” or in the Assignment and Assumption Agreement or Incremental Joinder Agreement or other documentation contemplated hereby pursuant to which such Lender becomes a party hereto, as such amount may be adjusted from time to time pursuant to the terms and conditions hereof.
“Commitment Fee” has the meaning specified in Section 2.19(a).
“Competitor” means any Person that is engaged directly, as a significant part of its activities, in the business of delivering engineering, procurement, construction, maintenance, and project management to governments and clients in diverse industries.
“Computation Date” means each day upon or as of which the Administrative Agent determines the Dollar Equivalent of any Term Benchmark Rate Revolving Borrowing or any RFR Rate Revolving Borrowing, any LC Exposure and/or all outstanding Credit Events, which days shall include:
(a)    in respect of each Term Benchmark Rate Revolving Borrowing and each RFR Rate Revolving Borrowing, the date of such Borrowing or, if applicable, the date of conversation/continuation of any Borrowing as a Term Benchmark Rate Revolving Borrowing;

(b)    in respect of LC Exposure, the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit; and
(c)    in respect of all outstanding Credit Events, on and as of the last Business Day of each calendar quarter and on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders or the Borrower; provided that, (i) in the case of any request by the Borrower, not more often than once per week and (ii) in any event, the Administrative Agent shall not be required to undertake such calculations more frequently than once per calendar month without its consent.
“Connection Income Tax” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Debt” means, at any date, the total Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date; provided, that Consolidated Debt of the Borrower and its Consolidated Subsidiaries shall exclude Debt of variable interest entities which is identified (as required by and referenced in the Accounting Standards Codification 810, Consolidation, as may be modified or supplemented) in the balance sheet of the Borrower and its Consolidated Subsidiaries as debt related to a variable interest entity.
“Consolidated Shareholders’ Equity” means, at any date, the consolidated shareholders’ equity of the Borrower and its Consolidated Subsidiaries, excluding effects of accumulated other comprehensive income/losses, all determined as of such date in accordance with GAAP.
“Consolidated Subsidiary” means any Subsidiary or other entity the accounts of which, at any date, would be, in accordance with GAAP, consolidated with those of the Borrower in its consolidated financial statements as of such date.
“Control” (including the terms “Controlled by” or “under common Control with”) means the possession, direct or indirect, of the power to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Co-Sustainability Coordinators” means both of BNP Paribas and BofA Securities, Inc., in their capacities as Co-Sustainability Coordinators in connection with the credit facility provided under this Agreement.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified in Section 8.21.

“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.
“Credit Party” means each of the Administrative Agent, each Issuing Lender, each Lender and their respective successors and assigns, and “Credit Parties” means all such Persons, collectively.
“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Rate Revolving Advance denominated in (i) Pounds Sterling, SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (ii) Dollars, Daily Simple SOFR.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Debt” of any Person means, at any date, without duplication, (i) all indebtedness of such Person for borrowed money which would be classified as a liability of such Person in accordance with GAAP on such Person’s balance sheets, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (except for notes relating to self insurance programs of such Person and/or its Subsidiaries which are not classified as current liabilities of such Person or any of its Subsidiaries) which would be classified as a liability of such Person in accordance with GAAP on such Person’s balance sheets, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and foreign exchange transactions, (iv) all obligations of such Person as lessee under capital leases or financing leases, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, which obligations or any portion thereof may, in accordance with their terms, become due on or before the Maturity Date, (vi) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts actually paid under a letter of credit, a bankers acceptance or similar instrument, (vii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (viii) all Debt of others Debt Guaranteed by such Person, and (ix) all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements). Notwithstanding anything to the contrary contained herein, “Debt” of the Borrower and its Consolidated Subsidiaries shall exclude Debt of variable interest entities which is identified (as required by and referenced in the Accounting Standards Codification 810, Consolidation, as may be modified or supplemented) in the balance sheet of the Borrower and its Consolidated Subsidiaries as debt related to a variable interest entity.
“Debt Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Debt Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Debt Guarantee” used as a verb has a corresponding meaning.
“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Revolving Advances or participations in any Letter of Credit within three Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding as described in Section 3.02 (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) notified the Borrower, the Administrative Agent, the applicable Issuing Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Revolving Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding as described in Section 3.02 (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Advances and/or to fund participations in the then outstanding Letters of Credit, (d) otherwise failed to pay over to the Administrative Agent, any Issuing Lender or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22) upon delivery of written notice of such determination to the Borrower, each Issuing Lender and each Lender.
“Disqualified Competitor” means (a) Persons that are specifically identified by the Borrower to the Administrative Agent as Competitors in writing prior to the Closing Date, (b) any Person that is reasonably determined by the Borrower after the Closing Date to be a Competitor of the Borrower or its Subsidiaries and which is specifically identified in a written supplement to the list of “Disqualified Competitor”, which supplement shall become effective three (3) Business Days after delivery thereof to the Administrative Agent and the Lenders in accordance with Section 8.01 and (c) in the case of the foregoing clauses (a) and (b), any of such entities’ Affiliates to the extent such Affiliates (x) are clearly identifiable as Affiliates of such Persons based solely on the similarity of such Affiliates’ and such Persons’ names and (y) are not bona fide debt investment funds. It is understood and agreed that (i) any supplement to the list of Persons that are Disqualified Competitors contemplated by the foregoing clause (b) shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Revolving Advances (but solely with respect to such Revolving Advances), (ii) the Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Competitor, (iii) the Borrower’s failure to deliver such list (or supplement thereto) in accordance with Section 8.01 shall render such list (or supplement) not received and not effective and (iv) “Disqualified Competitor” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Competitor” by written notice delivered to the Administrative Agent from time to time in accordance with Section 8.01.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) of any property by any Person (including any Sale and Leaseback Transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dollar Equivalent” means, at any date of the determination thereof, with respect to any currency (i) the amount of such currency if such currency is Dollars or (ii) the equivalent amount thereof in Dollars if such currency is a Foreign Currency, calculated by the Administrative Agent or the applicable Issuing Lender, as the case may be, (in accordance with normal banking procedures) at the spot exchange rate therefor at about 2:00 p.m. (New York City time) on such date of determination.
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Foreign Holding Company” means (x) any Domestic Subsidiary that owns no material assets (directly or through one or more disregarded entities) other than capital stock (including any debt instrument treated as equity for U.S. federal income tax purposes) of one or more foreign subsidiaries that are CFCs or (y) any Subsidiary that is disregarded as an entity from its owner under Treasury Regulations Section 301.7701-3 and substantially all the assets of which consist for U.S. federal income tax purposes of equity interests (or equity interests and debt) in a CFC.
“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.
“DQ List” has the meaning specified in Section 8.06(h)(iv).
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment, or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“Escalating LC” means each Letter of Credit that, by its terms or the terms of the Application related thereto, provides for one or more increases in the stated amount thereof.
“ESG Amendment” has the meaning assigned to it in Section 2.26(a).
“ESG Pricing Provisions” has the meaning assigned to it in Section 2.26(b).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“euro” means the single currency of participating member states of the European Union.
“EURIBO Rate” means, with respect to any Term Benchmark Rate Revolving Borrowing denominated in euro and for any Interest Period, the EURIBO Screen Rate, two (2) TARGET Days prior to the commencement of such Interest Period.
“EURIBO Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person that takes over the administration of such rate) for euro for the relevant period displayed on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters as published at approximately 11:00 a.m., Brussels time, two (2) TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.
“Event of Default” has the meaning specified in Section 6.01.
“Exchange Equivalent” means, at any time for the determination thereof, with respect to any amount (the “Original Amount”) of Dollars, the amount of any relevant Foreign Currency which would be required to buy the Original Amount of Dollars by the Administrative Agent (in accordance with normal banking procedures) at the spot exchange rate therefor at about 2:00 p.m. (New York City time) on such date of determination.
“Excluded Assets” means (i) pledges and security interests prohibited by applicable law, rule or regulation (to the extent such law, rule or regulation is effective under applicable anti-assignment provisions of the UCC or other applicable law (including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC)), other than proceeds and receivables thereof; (ii) Equity Interests in any Person other than Wholly-Owned Subsidiaries to the extent not permitted by the terms of such Subsidiary’s organizational or joint venture documents; (iii) Equity Interests in Domestic Foreign Holding Companies and Foreign Subsidiaries that are CFCs, in each case, in excess of the Relevant Pledge Percentage; (iv) property or assets of any CFC (whether held directly or indirectly); (v) any debt owed to a CFC; (vi) assets to the extent a security interest in such assets would result in adverse tax consequences to the Borrower and its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined in good faith by the

Borrower; (vii) any lease, license, contract or other agreement or any property subject to a purchase money security interest, capital lease obligation or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license, contract or agreement or purchase money arrangement, capital lease obligation or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower and the Subsidiary Guarantors), after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law (including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC), other than proceeds and receivables thereof; (viii) any fee-owned real property with a fair market value of less than $25,000,000, as determined by the Borrower in its reasonable discretion, or that is located in a jurisdiction other than the United States, and all leasehold interests; (ix) those assets as to which the Administrative Agent and the Borrower reasonably determine that the costs of obtaining, perfecting or maintaining a security interest in such assets exceeds the fair market value thereof (which fair market value shall be determined by the Borrower in its reasonable judgment) or the practical benefit to the Lenders afforded thereby; (x) motor vehicles and other assets to the extent perfection must be obtained through notation on a certificate of title, letter of credit rights (other than to the extent such rights can be perfected by filing UCC financing statements) and commercial tort claims with a value of less than $10,000,000; (xi) any cash collateral provided to third parties (including sureties) in the ordinary course of business; (xii) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; (xiii) any property and assets the pledge of which would violate applicable law or any contract, or require any contractual third party consent or governmental consent, approval, license or authorization (but only to the extent, and for so long as, such requirement for consent, approval, license or authorization is not rendered ineffective by, or is otherwise unenforceable under, the UCC or any other applicable law (including pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC)); (xiv) any segregated accounts or funds held or received on behalf of third parties (other than the Borrower or any Subsidiary Guarantor); and (xv) so long as any of the properties of the Borrower and its subsidiaries constitute “Principal Property” under any indenture, real property (including land, improvements and/or buildings) constituting “Principal Property” under any such indenture or any other asset which would require granting of a lien in favor of the holders of the notes issued under any such indenture, but such limitation to apply only for so long as any of such notes remain outstanding. Notwithstanding the foregoing, Excluded Assets shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets).
“Excluded Subsidiary” means (a) any Domestic Foreign Holding Company, (b) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Domestic Foreign Holding Company or a CFC, (c) any Domestic Subsidiary (i) that is prohibited or restricted from Guaranteeing the Secured Obligations by (A) any law or regulation or (B) any contractual obligation (including any requirement to obtain the consent of any third party (other than the Borrower or any Subsidiary)) that, in the case of this clause (B), exists on the Closing Date or at the time such Subsidiary becomes a Subsidiary and was not incurred in contemplation of its becoming a Subsidiary (including pursuant to assumed Debt, so long as such Debt is permitted to be assumed under this Agreement), (ii) that would require a governmental (including regulatory) consent, approval, license or authorization in order to provide a Guarantee of the Secured Obligations that is required on the Closing Date or at the time such Subsidiary becomes a Subsidiary or (iii) where the provision of a Guarantee by such Subsidiary of the Secured Obligations would result in adverse tax consequences to the Borrower and/or its direct or indirect Subsidiaries as determined in good faith by the Borrower in consultation with the Administrative Agent, (d) those Domestic Subsidiaries as to which the Administrative Agent and the Borrower reasonably agree that the cost, burden, difficulty or consequence of obtaining a Guarantee of the Secured Obligations from such Subsidiary outweighs, or are excessive in relation to, the practical benefit to the Lenders of the Guarantee to be afforded thereby and (e) captive insurance subsidiaries, not-for-profit subsidiaries and special purpose entities.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by the net income (however denominated) of such Recipient, franchise taxes and branch profits taxes, in each case, (A) imposed by the jurisdiction under the laws of which such Recipient is organized, or in which such Recipient has its principal office or, in the case of any Lender, its applicable lending office located or any political subdivision thereof or (B) that are Other Connection Taxes, (ii) in the case of a Lender, United States federal withholding Tax imposed on amounts payable to or for the account of any Lender pursuant to a law in effect on the date on which (A) such Lender first becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower pursuant to Section 2.23) or (B) such Lender changes its lending office, except in each case to the extent that amounts with respect to such Tax were payable to such Lender’s assignor immediately before such Lender became a party to this Agreement or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 2.16(b), and (iv) any withholding Taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning specified in the preamble to this Agreement.
“Existing Letters of Credit” means the letters of credit described by letter of credit number, face amount, name of beneficiary and date of expiry on Schedule 1.01(b) attached hereto.
“Existing Maturity Date” has the meaning specified in Section 2.25(a).
“Expiration Date” has the meaning specified in Section 2.07(b).
“Extending Lender” has the meaning specified in Section 2.25(b).
“Extension Date” has the meaning specified in Section 2.25(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that, if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Fee Letters” means, collectively (i) that certain letter agreement among BNP Paribas, BNP Paribas Securities Corp. and the Borrower dated as of January 10, 2022, (ii) that certain letter agreement among BNP Paribas, BNP Paribas Securities Corp., Bank of America, N.A., BofA Securities, Inc., Citigroup Global Markets Inc., Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and the Borrower dated as of January 10, 2022, (iii) that certain letter agreement among Bank of America, N.A., BofA Securities, Inc. and the Borrower dated as of January 10, 2022, (iv) that certain letter agreement between Citigroup Global Markets Inc. and the Borrower dated as of January 10, 2022 and (v) that certain letter agreement between Wells Fargo Securities, LLC and the Borrower dated as of January 10, 2022, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Financial Letter of Credit” means a financial standby letter of credit issued for the account of the Borrower, or for the account of the Borrower on behalf of, or in support of obligations of, any of the Borrower’s Subsidiaries, or which otherwise backs bank guarantees issued by any Issuing Lender or its correspondent bank to support such financial letters of credit, in each case which must qualify as a financial guarantee type letter of credit under applicable laws and regulations.
“First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Borrower and its Domestic Subsidiaries (other than any Domestic Subsidiary that is a subsidiary of a Foreign Subsidiary treated as a CFC) directly owns or Controls more than 50% of such Foreign Subsidiary’s issued and outstanding Equity Interests.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, each Adjusted Daily Simple RFR, the CDOR Rate or the Central Bank Rate, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, each Adjusted Daily Simple RFR, the CDOR Rate and the Central Bank Rate shall be zero.
“Foreign Currency” means a Foreign LC Currency or a Foreign Loan Currency, as applicable and as the context requires.
“Foreign LC Currency” means Pounds Sterling, euro, Japanese Yen, Australian Dollar, New Zealand Dollar, Mexican Peso, Canadian Dollar, Singapore Dollar and/or any other currency acceptable to the applicable Issuing Lender, as the context requires.
“Foreign Lender” has the meaning specified in Section 2.16(b).
“Foreign Loan Currency” means (i) Pounds Sterling, (ii) euro, (iii) Canadian Dollars and (iv) any other currency (other than Dollars) (x) that is a lawful currency that is readily available, not restricted and freely transferable and convertible into Dollars and (y) that is agreed to by the Administrative Agent and each of the Lenders.
“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis, subject to the provisions of Section 1.02(b).
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government and any court or arbitrator (including any central bank or any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the lesser of (a) the stated or determinable amount of the primary payment obligation in respect of which such Guarantee is made and (b) the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary payment obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of the Guarantee shall be such guaranteeing Person’s maximum reasonably possible liability in respect thereof as reasonably determined by the Borrower in good faith.
“Incremental Commitment Increase” has the meaning specified in Section 2.24.
“Incremental Commitment Increase Effective Date” has the meaning specified in Section 2.24.
“Incremental Increase Lender” means, at any time, any bank or other financial institution that agrees to provide any portion of any Incremental Commitment Increase in accordance with Section 2.24.
“Incremental Joinder Agreement” has the meaning specified in Section 2.24.
“Incremental Term Loan” has the meaning specified in Section 2.24.
“Incremental Term Loan Amendment” has the meaning specified in Section 2.24.
“Incremental Term Loan Effective Date” has the meaning specified in Section 2.24.
“Incremental Term Loan Lender” means, at any time, any bank or other financial institution that agrees to provide any portion of any Incremental Term Loan in accordance with Section 2.24.
“Indemnified Taxes” has the meaning specified in Section 2.16(a).
“Industry Standards” has the meaning specified in Section 5.03(b).
“Information” has the meaning specified in Section 8.10.
“Interest Period” means with respect to any Term Benchmark Rate Revolving Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to relevant Revolving Advance or Commitment for any Agreed Loan Currency), as the Borrower may elect (in each case, subject to the availability for the Benchmark applicable to the relevant Revolving Advance or Commitment for any Agreed Loan Currency); provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.05(f)(ii)(E) shall be available for specification in such Notice of Revolving Borrowing or Notice of Conversion/Continuation. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interest Type” refers to the distinction between Revolving Advances or Revolving Borrowings bearing interest at the Base Rate and Revolving Advances or Revolving Borrowings bearing interest at the applicable Term Benchmark Rate and Revolving Advances or Revolving Borrowings bearing interest at the applicable RFR Rate.

“Investment” has the meaning specified in Section 5.16.
“IRS” means the United States Internal Revenue Service.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
“Issuing Lender” means BNPP, Bank of America, N.A., Bank of Montreal and, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and at the request of the Borrower, any other Lender that agrees to be an Issuing Lender hereunder, each in its capacity as an issuer of Letters of Credit hereunder, and its successors, and the term “Issuing Lenders” means all such Persons, collectively.
“Joint Lead Arrangers” means each of BNP Paribas Securities Corp., BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, in their capacities as joint bookrunners and joint lead arrangers, and their respective successors in such capacities.
“Joint Venture” means any joint venture, partnership or other minority-owned entity (other than a Subsidiary) in which the Borrower or any of its Subsidiaries or other Affiliates owns an interest.
“LC Disbursement” means a payment made by any Issuing Lender pursuant to a Letter of Credit.
“LC Excess” has the meaning specified in Section 2.12(b).
“LC Exposure” means at any time, the sum of (i) the aggregate undrawn amount of all Letters of Credit at such time (provided that, with respect to any Escalating LC, such aggregate undrawn amount shall equal the maximum amount (after giving effect to all possible increases) available to be drawn under such Escalating LC) plus (ii) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lender” means each Person listed on Schedule 1.01(a) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption Agreement or Incremental Joinder Agreement or other documentation contemplated hereby (other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption Agreement or other documentation contemplated hereby), including any Incremental Increase Lender, and their successors and assigns.
“Lender Notice Date” has the meaning specified in Section 2.25(b).
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Lender-Related Person” means the Administrative Agent, any Joint Lead Arranger, and any Lender, and any Related Party of any of the foregoing Persons.
“Lending Office” means, as to each Lender, its office located at its address set forth on the signature pages hereof, or such office as may be set forth as a Lending Office of a Lender in any Assignment and Assumption Agreement accepted by the Administrative Agent pursuant to Section

8.06(b), or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent.
“Letter of Credit” means (a) any Financial Letter of Credit or any Performance Letter of Credit, in each case denominated in Dollars or in a Foreign LC Currency issued pursuant to this Agreement, which letter of credit is in a form reasonably acceptable to the applicable Issuing Lender, and (b) any Existing Letter of Credit, in each case as such letter of credit may be amended, modified, extended, renewed or replaced from time to time, in each case in accordance with this Agreement (it being understood and agreed that, for the avoidance of doubt, any Bilateral LC shall not be, and shall not be deemed to be, letters of credit issued pursuant to this Agreement).
“Letter of Credit Fee” has the meaning specified in Section 2.19(b).
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“Lien” means, with respect to any asset, (i) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset and (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
“Limited Condition Acquisition” means any Permitted Acquisition the consummation of which is not conditioned (under the applicable agreement or other instrument) on the availability of, or on obtaining, financing and for which the Borrower has determined, in good faith, that limited conditionality is reasonably necessary.
“Liquidity” means, at any time, the sum of (i) unrestricted and unencumbered (other than Liens created pursuant to any Loan Document) cash, Permitted Investments and marketable securities of the Borrower and its Subsidiaries (other than any variable interest entity) at such time plus (ii) the amount available for Revolving Advances pursuant to Section 2.01(a) (without regard to whether the Borrower would be able to meet the conditions in this Agreement for a borrowing of Revolving Advances in the full amount available pursuant to such Section).
“Loan Excess” has the meaning specified in Section 2.04(d).
“Loan Documents” means this Agreement, each Application, each Letter of Credit, each Revolving Note, the Fee Letters, the Collateral Documents, the Subsidiary Guaranty, any other security or collateral documents to be delivered thereunder and any other documents or certificates to be delivered thereunder or in connection therewith and all amendments thereto and substitutions and replacements therefor and modifications thereof.
“Loan Parties” means, collectively, the Borrower and the Subsidiary Guarantors.
“Local Time” means (i) New York City time in the case of a Revolving Advance, Revolving Borrowing or LC Disbursement denominated in Dollars and (ii) local time in the case of a Revolving Advance, Revolving Borrowing or LC Disbursement denominated in a Foreign Currency (it being understood that such local time shall mean (a) London, England time with respect to any Foreign Currency (other than in respect of Revolving Advances denominated euro or Canadian Dollars), (b) Brussels, Belgium time with respect to Revolving Advances denominated in euro and (c) Toronto, Canada time with respect to Revolving Advances denominated in Canadian Dollars, in each case of the foregoing clauses (a), (b) and (c) unless otherwise notified by the Administrative Agent).
“Material Adverse Change” means any material and adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its Consolidated Subsidiaries (taken as a whole) since December 31, 2020 which could reasonably be expected to materially and adversely affect the ability of the Borrower to perform its obligations under the Loan Documents at any time up to and including the Maturity Date.

“Material Adverse Effect” means a material adverse effect on (i) the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole, or (ii) the Borrower’s ability to perform its obligations under the Loan Documents at any time up to and including the Maturity Date.
“Material Plan” has the meaning specified in Section 6.01(i).
“Material Domestic Subsidiary” means each Wholly-Owned Domestic Subsidiary which, as of the most recent fiscal quarter of the Borrower, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01(a) or (b), contributed greater than five percent (5%) of consolidated revenues for such period.
“Material Foreign Subsidiary” means each Foreign Subsidiary (i) which, as of the most recent fiscal quarter of the Borrower, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01(a) or (b), contributed greater than five percent (5%) of consolidated revenues for such period.
“Material Subsidiary” means (i) at any time (including during any Collateral Period) any Subsidiary which as of such time meets the definition of a “significant subsidiary” contained as of the date hereof in Regulation S-X of the SEC and (ii) during any Collateral Period, any Subsidiary Guarantor.
“Maturity Date” means February 17, 2025, subject to extension (in the case of each Lender consenting thereto) as provided in Section 2.25; provided, however, that if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.
“Maximum Rate” has the meaning specified in Section 8.18.
“Minimum Liquidity Amount” means, as of the Closing Date, $1,250,000,000; provided that, following the Closing Date, such amount shall be (i) reduced on a dollar-for-dollar basis by any application of cash and cash equivalents of the Borrower to the repayment, retirement and defeasance of the principal amount of any of the Borrower’s existing Bond Debt (it being understood and agreed that, regardless of the amount of any such repayment, retirement and defeasance, in no event shall the Minimum Liquidity Amount be less than $1,000,000,000) or (ii) increased on a dollar-for-dollar basis by the principal amount of any issuance by the Borrower of Bond Debt (it being understood and agreed that, regardless of the amount of any such issuance, in no event shall the Minimum Liquidity Amount be greater than $1,500,000,000). It is understood and agreed that there shall be no change in the Minimum Liquidity Amount unless and until the Borrower shall have delivered to the Administrative Agent a certificate pursuant to Section 5.01(l) providing a reasonably detailed calculation of the Minimum Liquidity Amount.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage” means each mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, on real property of a Loan Party, including any amendment, restatement, modification or supplement thereto.
“Mortgage Instruments” means such title reports, ALTA title insurance policies (with endorsements), evidence of zoning compliance, property insurance, flood certifications and flood insurance (and, if applicable FEMA form acknowledgements of insurance), opinions of counsel, ALTA surveys, appraisals, environmental assessments and reports, mortgage tax affidavits and declarations and other similar information and related certifications as are requested by, and in form and substance reasonably acceptable to, the Administrative Agent from time to time.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning specified in Section 2.25(b).
“Notice of Conversion/Continuation” means a notice substantially in the form of Exhibit E attached hereto.
“Notice of Revolving Borrowing” means a notice substantially in the form of Exhibit D attached hereto.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that, if both such rates are not so published for any day that is a Business Day, the term “NYFRB Rate” means the rate quoted for such day for a federal funds transaction at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” means the collective reference to all obligations and liabilities of the Borrower to the Credit Parties (including, without limitation, the reimbursement obligations payable hereunder and all other obligations and liabilities of the Borrower in respect of any Letter of Credit and any Revolving Advance and interest thereon as provided for herein, and interest and fees accruing at the then applicable rate provided in this Agreement after the maturity of such obligations and liabilities and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Joint Lead Arrangers, the Issuing Lenders or the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement or any other Loan Document).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.23).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning specified in Section 8.06(c).
“Participant Register” has the meaning specified in Section 8.06(c).
“Patriot Act” has the meaning specified in Section 8.20.
“Payment” has the meaning assigned to such term in Section 7.15(a).
“Payment Notice” has the meaning assigned to such term in Section 7.15(b).
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Performance Letter of Credit” means a standby letter of credit issued for the account of the Borrower, or for the account of the Borrower on behalf of, or in support of obligations of, any of the Related Entities, to support, or to back bank guarantees issued by other banks to support, the Borrower’s and the Related Entities’ performance under specific project engineering, procurement, construction, maintenance and related activities and/or contracts.
“Permitted Acquisition” means any Acquisition if (a) no Event of Default has occurred and is continuing prior to making such Acquisition or would arise immediately after giving effect (including giving effect on a pro forma basis) thereto, (b) the business of the Person whose Equity Interests are being acquired or the division or line of business being acquired or relating to the assets acquired would be permitted under Section 5.09(b), (c) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 5.14 shall have been taken or shall be taken within the time periods required by Section 5.14, (d) immediately after giving effect (including giving effect on a pro forma basis) thereto, the Borrower is in compliance with the covenants in Section 5.07, and, if the aggregate consideration in respect of such Acquisition exceeds $100,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of a senior vice president, the chief financial officer or the treasurer of the Borrower, in a form reasonably satisfactory to the Administrative Agent, certifying that the applicable requirements set forth in this definition have been satisfied with respect to such Acquisition, together, with reasonably detailed calculations demonstrating satisfaction of the requirements set forth in this clause (d), and (e) in the case of an Acquisition involving a Loan Party, such Loan Party is the surviving entity of any applicable merger and/or consolidation; provided that it is understood and agrees that if such Acquisition is a Limited Condition Acquisition, the conditions in clauses (a) and (d) above may be satisfied as of the date of the entering into of the definitive agreement for such Limited Condition Acquisition so long as no Specified Default shall have occurred and be continuing at the time of, or would result from, the consummation of such Limited Condition Acquisition.
“Permitted Cash Equivalent Investments” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing no more than one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing no more than one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; and (iii) certificates of deposit or bankers’ acceptances maturing no more than one year after such date or overnight bank deposits, in each case issued, accepted by or of any Lender, or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, which amounts may be withdrawn at any time without penalty, and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $10,000,000,000.
“Permitted Cover” means the provision of cover by arranging for the issuance of one or more standby letters of credit issued by a bank (excluding Letters of Credit issued pursuant to this Agreement), and on terms and conditions, in each case satisfactory to the Administrative Agent and the Issuing Lenders.
“Permitted Investments” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(c)    investments in certificates of deposit, banker’s acceptances and time or demand deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)    fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above at the date of such acquisition;
(e)    money market funds that, at such date of acquisition (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;
(f)    corporate debt instruments issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 3 years or less from the date of acquisition; and
(g)    investments of the Borrower or any Subsidiary that are analogous to the foregoing in any country other than the United States, which are of comparable quality and are customarily used by companies for cash management purposes in the such country.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Plan” means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Borrower or any Subsidiary for employees of the Borrower or any Subsidiary or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any Subsidiary is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pledge Subsidiary” means (i) each Domestic Subsidiary and (ii) each First Tier Foreign Subsidiary which is a Material Foreign Subsidiary.
“Pounds Sterling” means the lawful currency of the United Kingdom.
“Pounds Sterling Sublimit” means $250,000,000.
“Prime Rate” means the prime commercial lending rate of interest established by BNPP in New York, New York from time to time as its prime rate (the “prime rate” means the rate of interest per annum publicly announced from time to time by BNPP as its prime rate in effect at its principal office in New York City).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 8.21.
“Ratings” has the meaning specified in the definition of “Applicable Rate.”
“Recipient” means the Administrative Agent, any Lender and any Issuing Lender, as applicable.
“Reference Time” with respect to any setting of the then-current Benchmark means (i) if such Benchmark is the Term SOFR Rate, 6:00 a.m., New York City time, on the day that is two (2) Business Days preceding the date of such setting, (ii) if such Benchmark is the EURIBO Rate, 11:00 a.m., Brussels time two (2) TARGET Days preceding the date of such setting, (iii) if the RFR Rate for such Benchmark is SONIA, then four (4) Business Days prior to such setting, (iv) if the RFR Rate for such Benchmark is Daily Simple SOFR, then four (4) Business Days prior to such setting or (v) if such Benchmark is none of the Term SOFR Rate, Daily Simple SOFR, the EURIBO Rate or SONIA, the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning specified in Section 8.06(i).
“Regulation U” means Regulation U of the FRB, as in effect from time to time.
“Related Entity” means any Subsidiary, Affiliate or Joint Venture of the Borrower.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Revolving Advances denominated in Dollars, the FRB or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the FRB or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Revolving Advances denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Revolving Advances denominated in euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto and (iv) with respect to a Benchmark Replacement in respect of Revolving Advances denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such

Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.
“Relevant Rate” means (i) with respect to any Term Benchmark Rate Revolving Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Rate Revolving Borrowing denominated in euro, the Adjusted EURIBO Rate, (iii) with respect to any Term Benchmark Rate Revolving Borrowing denominated in Canadian Dollars, the CDOR Rate or (iv) with respect to any RFR Rate Revolving Borrowing denominated in Pounds Sterling or Dollars, the Adjusted Daily Simple RFR, as applicable.
“Relevant Screen Rate” means (i) with respect to any Term Benchmark Rate Revolving Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Rate Revolving Borrowing denominated in euro, the EURIBO Screen Rate or (iii) with respect to any Term Benchmark Rate Revolving Borrowing denominated in Canadian Dollars, the CDOR Screen Rate, as applicable.
“Required Lenders” means, at any time, Lenders having more than 50% of the Aggregate Commitments or, if the Commitment of each Lender and the obligation of the Issuing Lenders to issue Letters of Credit hereunder have been terminated pursuant to the terms of this Agreement, Lenders holding in the aggregate more than 50% of the aggregate outstanding amount of all Revolving Advances and all LC Exposure (with the aggregate amount of each Lender’s risk participation in LC Exposure being deemed “held” by such Lender for purposes of this definition).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.
“Reuters” means, as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto.
“Revolving Advance” has the meaning specified in Section 2.01(a).
“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Advances of the same Interest Type and, in the case of Term Benchmark Rate Revolving Advances, having the same Interest Period, made by the Lenders pursuant to Section 2.01.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Advances and its LC Exposure at such time.
“Revolving Facility Sublimit” means $1,000,000,000.
“Revolving Note” means a promissory note made by the Borrower in favor of a Lender evidencing Revolving Advances made by such Lender to the Borrower, substantially in the form of Exhibit F attached hereto.
“RFR Business Day” means, for any Revolving Advance denominated in (a) Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) Dollars, a U.S. Government Securities Business Day.
“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.
“RFR Interest Payment Date” has the meaning specified in Section 2.05(d).

“RFR Rate” means, for any RFR Rate Revolving Advance denominated in (a) Pounds Sterling, SONIA and (b) Dollars, Daily Simple SOFR.
“RFR Rate Revolving Advance” means a Revolving Advance that bears interest at a rate based on the Adjusted Daily Simple RFR.
“RFR Rate Revolving Borrowing” means, as to any Revolving Borrowing, the RFR Rate Revolving Advances comprising such Revolving Borrowing.
“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.
“Sanction(s)” means any economic or trade sanctions or trade embargoes enacted, administered, imposed or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or Japan.
“Sanctioned Country” has the meaning specified in Section 4.14.
“Sanctioned Person” has the meaning specified in Section 4.14.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Banking Services Obligations” means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services with respect to which the Banking Services Provider providing such Banking Services (except in the case of the Administrative Agent (including in its capacity as a Lender) and its Affiliates) shall have delivered the written notice in respect thereof to the Administrative Agent pursuant to, and as contemplated by, Section 7.14(a).
“Secured Bilateral LC Obligations” means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with any Bilateral LC with respect to which the Borrower shall have delivered the written notice in respect thereof to the Administrative Agent pursuant to, and as contemplated by, Section 7.14(b) (and the Administrative Agent shall have approved such designation pursuant to Section 7.14(b)); provided that it is understood and agreed that in no event shall the Dollar Equivalent of the aggregate principal amount of all Secured Bilateral LC Obligations exceed $250,000,000 at any time.
“Secured Obligations” means all Obligations, together with all Secured Swap Obligations, Secured Banking Services Obligations and Secured Bilateral LC Obligations; provided that the definition of “Secured Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.
“Secured Parties” means the holders of the Secured Obligations from time to time and shall include (i) each Lender and each Issuing Lender in respect of its Revolving Advances and LC Exposure respectively, (ii) the Administrative Agent, the Issuing Lenders and the Lenders in respect of all other present and future obligations and liabilities of the Borrower and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Banking Services Provider in respect of Secured Banking Services Obligations, (iv) each Swap Bank in respect of Secured Swap Obligations, (v) each Bilateral LC Provider in respect of Secured Bilateral LC

Obligations, (vi) each indemnified party under Section 8.03 in respect of the obligations and liabilities of the Borrower to such Person hereunder and under the other Loan Documents, and (vii) their respective successors and (in the case of a Lender, permitted) transferees and assigns.
“Secured Swap Obligations” means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements with a Swap Bank, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction, in each case with respect to which the Swap Bank that has entered into such Swap Agreement (except in the case of the Administrative Agent (including in its capacity as a Lender) and its Affiliates) shall have delivered the written notice in respect thereof to the Administrative Agent pursuant to, and as contemplated by, Section 7.14(a).
“Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), in form and substance reasonably acceptable to the Administrative Agent, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“SLL Principles” has the meaning assigned to it in Section 2.26(b).
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts, including contingent debts, as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities, including contingent debts and liabilities, beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Ancillary Obligations” means all obligations and liabilities (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Subsidiaries, existing on the Closing Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, to the Banking Services Providers in respect of any Secured Banking Services Obligation, to the Swap Banks in respect of any Secured Swap Obligations and to the Bilateral LC Providers in respect of any Secured Bilateral LC Obligations; provided that the definition of “Specified Ancillary Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.
“Specified Default” means an Event of Default arising under any or all of Sections 6.01(a), 6.01(g) or 6.01(h).
“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
“Specified Rates” has the meaning assigned to it in Section 2.26(b).
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Administrative Agent is subject with respect to the Adjusted EURIBO Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Revolving Advances. Such reserve percentage shall include those imposed pursuant to Regulation D of the FRB. Term Benchmark Rate Revolving Advances shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D of the FRB or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subordinated Debt” means any Debt of the Borrower or any Subsidiary the payment of which is subordinated to payment of the obligations under the Loan Documents.
“Subordinated Debt Documents” means any document, agreement or instrument evidencing any Subordinated Debt or entered into in connection with any Subordinated Debt.
“Subsidiary” of a Person, as of any date, means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person, in each case as of such date. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Subsidiary Guarantor” means each Material Domestic Subsidiary that is a party to the Subsidiary Guaranty.
“Subsidiary Guaranty” means that certain Guaranty (including any and all supplements thereto), in form and substance reasonably acceptable to the Administrative Agent, between each Subsidiary Guarantor and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Supported QFC” has the meaning specified in Section 8.21.
“Sustainability Assurance Provider” has the meaning assigned to it in Section 2.26(a).
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that “Swap Agreement” shall not include (x) any phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries or (y) any accelerated share repurchase, share forward purchase contract or similar contract with respect to the Equity Interests of the Borrower entered into to consummate any repurchase of the Borrower’s common Equity Interests permitted hereunder.
“Swap Bank” means any Person that either (a) is a party to any Swap Agreement with the Borrower or any of its Subsidiaries at the time it (or its Affiliate) becomes a Lender (including on the Closing Date) or (b) at the time it enters into a Swap Agreement with the Borrower or any of its Subsidiaries, is a Lender or an Affiliate of a Lender, in either case in its capacity as a party to such Swap Agreement.
“Syndication Agent” means Bank of America, N.A., as Syndication Agent, in its capacity as syndication agent, and its successors in such capacity.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in euro.
“Taxes” has the meaning specified in Section 2.16(a).
“Term Benchmark Rate” means the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the CDOR Rate, as applicable.
“Term Benchmark Rate Revolving Advance” means a Revolving Advance that bears interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate or the CDOR Rate.
“Term Benchmark Rate Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Advances bearing interest a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBO rate or the CDOR Rate and having the same Interest Period.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Rate Revolving Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 6:00 a.m., New York City time, two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Rate Revolving Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.
“Trade Date” has the meaning specified in Section 8.06(h)(i).
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, to the extent relevant, any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” or “U.S.” mean the United States of America.
“Unfunded Vested Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.
“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolution Regime” has the meaning specified in Section 8.21.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.16(b).
“Utilization” means, on any date, the sum of (i) the Dollar Equivalent of the aggregate principal amount of all Revolving Advances outstanding at such time, plus (ii) the Dollar Equivalent of the total LC Exposure outstanding at such time.
“Wholly-Owned Subsidiary” means a Subsidiary with respect to which 100% of the issued and outstanding Equity Interests are owned directly or indirectly by the Borrower (other than (i) directors’

qualifying shares; (ii) shares issued to foreign nationals to the extent required by applicable law; and (iii) shares held by a Person on trust for, or otherwise where the beneficial interest is held by, the Borrower (directly or indirectly)).
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02.    Other Definitional Provisions.
(a)    All terms defined in this Agreement shall have the meanings given such terms herein when used in the Loan Documents or any certificate, opinion or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.
(b)    Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Debt under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof. Notwithstanding anything to the contrary contained in this Section 1.02(b), any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease or finance lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease or finance lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
(c)    The words “hereof”, “herein”, “hereto” and “hereunder” and similar words when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, schedule and exhibit references contained herein shall refer to Sections hereof or schedules or exhibits hereto unless otherwise expressly provided herein.
(d)    The word “or” shall not be exclusive; “may not” is prohibitive and not permissive.
(e)    Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

(f)    Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any law, statute, rule or regulation shall, unless otherwise specified, be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(g)    Unless specifically provided in a Loan Document to the contrary, references to time shall refer to New York City time.
SECTION 1.03.    Amendment and Restatement of Existing Credit Agreement.
The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Section 3.01, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All “Revolving Advances” made, all “Letters of Credit” issued and all “Obligations” incurred under the Existing Credit Agreement which are outstanding on the Closing Date shall continue as Revolving Advances, Letters of Credit and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the occurrence of the Closing Date: (a) all references in the “Loan Documents” (as defined in the Existing Credit Agreement) to the “Administrative Agent”, the “Credit Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (b) the Existing Letters of Credit which remain outstanding on the Closing Date shall continue as Letters of Credit under (and shall be governed by the terms of) this Agreement, (c) all obligations constituting “Obligations” owed to any Lender or any Affiliate of any Lender under the Existing Credit Agreement which are outstanding on the Closing Date shall continue as Obligations under this Agreement and the other Loan Documents, (d) the Administrative Agent shall make such reallocations, sales, assignments, designations or other relevant actions in respect of each Lender’s credit exposure under the Existing Credit Agreement as are necessary in order that each such Lender’s Revolving Credit Exposure and outstanding Revolving Advances (if any) hereunder reflects such Lender’s Applicable Percentage of the outstanding aggregate Revolving Credit Exposures on the Closing Date and (e) the Borrower hereby agrees to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Term Benchmark Rate Revolving Advances (including the “Eurodollar Revolving Rate Advances” under the Existing Credit Agreement) and such reallocation described above, in each case on the terms and in the manner set forth in Section 8.03(c) hereof.
SECTION 1.04.    Pro Forma Calculations.
All pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or issuance, incurrence or assumption of Debt, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or issuance, incurrence or assumption of Debt, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Debt. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Debt). All such pro forma calculations described in this Section shall be made reasonably and in good faith by a financial officer of the Borrower.
SECTION 1.05.    Interest Rates; Benchmark Notification.
The interest rate on a Revolving Advance denominated in Dollars or a Foreign Loan Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.05(f)(ii)(B) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service (except in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment)).
SECTION 1.06.    Letter of Credit Amounts.
Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of such Letter of Credit available to be drawn at such time; provided that, with respect to any Escalating LC, the amount of such Escalating LC shall be deemed to be the maximum amount of such Escalating LC after giving effect to all increases provided for therein or in the Application related thereto, whether or not such maximum Dollar Equivalent is available to be drawn at such time.
SECTION 1.07.    Divisions.
For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
SECTION 1.08.    Exchange Rates; Currency Equivalents.

(a)    The Administrative Agent or the relevant Issuing Lender, as applicable, shall determine the Dollar Equivalent of Term Benchmark Rate Revolving Borrowings or Letters of Credit denominated in Foreign Currencies. Such Dollar Equivalent shall become effective as of such Computation Date and shall be the Dollar Equivalent of such amounts until the next Computation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent as so determined by the Administrative Agent or the relevant Issuing Lender, as applicable.
(b)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Rate Revolving Advance or an RFR Rate Revolving Advance or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Revolving Advance or Letter of Credit is denominated in a Foreign Currency, such amount shall be the Dollar Equivalent of such amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the relevant Issuing Lender, as the case may be.
ARTICLE II

REVOLVING ADVANCES AND LETTERS OF CREDIT
SECTION 2.01.    Revolving Advances.
(a)    Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make advances in Agreed Loan Currencies (each a “Revolving Advance”) to the Borrower from time to time on any Business Day during the Availability Period, in an aggregate principal amount that will not result in (i) subject to Section 2.04(d) and Section 2.12(b), the Dollar Equivalent of such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment, (ii) subject to Section 2.04(d) and Section 2.12(b), the Dollar Equivalent of the aggregate Revolving Credit Exposures exceeding the Aggregate Commitments, (iii) subject to Section 2.04(d) and Section 2.12(b), the Dollar Equivalent of the sum of the aggregate outstanding Revolving Advances and the LC Exposure in respect of Financial Letters of Credit exceeding the Revolving Facility Sublimit, (iv) subject to Section 2.04(d), the Dollar Equivalent of the aggregate outstanding Revolving Advances denominated in Canadian Dollars exceeding the Canadian Dollar Sublimit, and (v) subject to Section 2.04(d), the Dollar Equivalent of the aggregate outstanding Revolving Advances denominated in Pounds Sterling exceeding the Pounds Sterling Sublimit.
(b)    Each Revolving Borrowing shall be in an aggregate amount of at least $3,000,000 (or, if such Borrowing is denominated in a Foreign Loan Currency, 3,000,000 units of such currency) or an integral multiple of $1,000,000 (or, if such Borrowing is denominated in a Foreign Loan Currency, 1,000,000 units of such currency) in excess thereof and shall consist of Revolving Advances made by the Lenders ratably according to their respective Commitments in respect of the Revolving Facility Sublimit. Within the foregoing limits, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.04 and reborrow under this Section 2.01.
SECTION 2.02.    Making the Revolving Advances.
(a)    Each Revolving Advance. Subject to Section 2.05(f)(ii), each Revolving Borrowing shall be made in an Agreed Loan Currency and shall be comprised (i) in the case of Revolving Borrowings in Dollars, entirely of Base Rate Revolving Advances or Term Benchmark Rate Revolving Advances and (ii) in the case of Revolving Borrowings in any other Agreed Loan Currency, entirely of Term Benchmark Rate Revolving Advances or RFR Rate Revolving Advances, as applicable, in each case of the same Agreed Currency, as the Borrower may request in accordance herewith; provided that each Base Rate Revolving Advance shall only be made in Dollars. Each Lender at its option may make any Revolving Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Advance (and in the case of an Affiliate, the provisions of Sections 2.05(f), 2.16, 2.17 and 8.03(c) shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Revolving Advance in accordance with the terms of this Agreement. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request (pursuant to a Notice of Revolving Borrowing) (i) not later than 12:00 noon (New York City time) on the Business Day prior to the date of such Revolving Borrowing if such Revolving Borrowing consists of Base Rate Revolving Advances, (ii) not later than 12:00 noon (Local Time) on the third Business Day prior to the date of such Revolving Borrowing if such Revolving Borrowing consists of Term Benchmark Rate Revolving Advances denominated in Dollars, (iii) not later than 12:00 noon (Local Time) on the fourth Business Day prior to the date of such Revolving Borrowing if such Revolving Borrowing consists of Term Benchmark Rate Revolving Advances denominated in a Foreign Loan Currency and (iv) not later than 12:00 noon (Local Time) on the fifth RFR Business Day prior to the date of such Revolving Borrowing if such Revolving Borrowing consists of RFR Rate Revolving Advances denominated in Pounds Sterling. Each such Notice of Revolving Borrowing shall be irrevocable upon receipt by the Administrative Agent.
(b)    Revolving Advances by Lenders. If the Administrative Agent receives a Notice of Revolving Borrowing, the Administrative Agent shall promptly give each Lender notice of such Notice of Revolving Borrowing. Each Lender shall, before 1:30 p.m. (Local time) on the date of such Revolving Borrowing in the case of any Revolving Borrowing to be made on such date, make available for the account of its Lending Office to the Administrative Agent such Lender’s ratable portion of such Revolving Borrowing by depositing immediately available funds in the applicable Agreed Loan Currency in the Administrative Agent’s Account. Unless the Administrative Agent shall have received written notice from a Lender prior to the date of any Revolving Borrowing hereunder that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Revolving Borrowing, the Administrative Agent may assume that such Lender has made such ratable portion available to the Administrative Agent on the date of such Revolving Borrowing in accordance with the terms hereof and the Administrative Agent may, in reliance upon such assumption, but shall not be required to, make available to or for the account of the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent and the Administrative Agent makes such ratable portion available to the Borrower, such Lender and the Borrower, without prejudice to any rights or remedies that the Borrower may have against such Lender, severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to or for the account of the Borrower until the date such amount is repaid to the Administrative Agent, at (A) in the case of the Borrower, the interest rate applicable at the time to the Revolving Advances comprising such Revolving Borrowing, and (B) in the case of such Lender, the greater of the applicable Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall pay to the Administrative Agent such amount, such amount so paid shall constitute such Lender’s Revolving Advance as part of the relevant Revolving Borrowing for purposes of this Agreement and, to the extent that the Borrower previously paid such amount to the Administrative Agent, the Administrative Agent will refund to the Borrower such amount so paid, but without interest.
(c)    Disbursement of Revolving Advances. Upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make funds for any Revolving Borrowing available to the Borrower by crediting such amount to the account designated by the Borrower in the applicable Notice of Revolving Borrowing, subject to the Administrative Agent’s receipt of funds from the Lenders, and provided that the Administrative Agent shall first make a portion of such funds equal to any outstanding LC Disbursement under any Letter of Credit and any interest accrued and unpaid thereon to and as of such date, available to the applicable Issuing Lender for reimbursement of such LC Disbursement and payment of such interest.
SECTION 2.03.    Repayment of Revolving Advances.
The Borrower shall repay to each Lender (in accordance with the provisions of Section 2.14(a)) on the Maturity Date the aggregate principal amount of all Revolving Advances made to the Borrower and owing to such Lender outstanding on the Maturity Date.

SECTION 2.04.    Optional and Mandatory Prepayments of Revolving Advances; Voluntary Termination or Reduction of Commitments.
(a)    Optional Prepayments. The Borrower may, upon prior notice to the Administrative Agent (which shall be given not later than (i) 12:00 noon (New York City time) on the day of prepayment in the case of prepayment of Base Rate Revolving Advances, (ii) 12:00 noon (Local Time) three Business Days in advance in the case of prepayment of Term Benchmark Rate Revolving Advances denominated in Dollars, (iii) 12:00 noon (Local Time) four Business Days in advance in the case of prepayment of Term Benchmark Rate Revolving Advances denominated in a Foreign Loan Currency, (iv) 12:00 noon (Local Time) five RFR Business Days in advance in the case of prepayment of RFR Rate Revolving Advances denominated in Pounds Sterling or (v) 11:00 a.m. (New York City time) five RFR Business Days in advance in the case of prepayment of RFR Rate Revolving Advances denominated in Dollars), stating the proposed date and aggregate principal amount of the prepayment and the Interest Type of Revolving Advances to be prepaid (and if such notice is given the Borrower shall), prepay in whole or in part, without premium or penalty, the outstanding principal of Revolving Advances of such Interest Type, together with, in the case of any prepayment of Term Benchmark Rate Revolving Advances, interest thereon to the date of such prepayment on the principal amounts prepaid (plus, in the case of prepayment of Term Benchmark Rate Revolving Advances prior to the end of the applicable Interest Period, any additional amount for which the Borrower shall be obligated pursuant to Section 8.03(c)); provided, however, that each partial prepayment of Revolving Advances shall be in an aggregate principal amount of not less than $3,000,000 (or, if such Revolving Advance is denominated in a Foreign Loan Currency, 3,000,000 units of such currency) or an integral multiple of $1,000,000 (or, if such Revolving Advance is denominated in a Foreign Loan Currency, 1,000,000 units of such currency) in excess thereof.
(b)    Application of Prepayments. Prepayments of the Revolving Advances made pursuant to this Section 2.04 shall be first applied to prepay LC Disbursements then outstanding until such LC Disbursements are paid in full, and second applied to prepay Revolving Advances then outstanding comprising part of the same Revolving Borrowings until such Revolving Advances are paid in full. The amount remaining (if any) after the prepayment in full of the Revolving Advances then outstanding shall be applied as set forth in Section 2.14(d).
(c)    Voluntary Termination or Reduction of Commitments. The Borrower may, upon notice to the Administrative Agent, irrevocably terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 1:00 p.m. (New York City time) five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if such reduction, after giving effect thereto and to any concurrent prepayments hereunder, would result in (x) the Dollar Equivalent of the aggregate Revolving Credit Exposures exceeding the Aggregate Commitments, (y) the Dollar Equivalent of the sum of the aggregate outstanding Revolving Advances and the LC Exposure in respect of Financial Letters of Credit exceeding the Revolving Facility Sublimit. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued in respect of the Aggregate Commitments until the effective date of any termination or reduction of the Aggregate Commitments shall be paid on the effective date of such termination or reduction, as applicable.
(d)    Mandatory Prepayments. If at any time (including on any Computation Date) (i) the Dollar Equivalent of the aggregate Revolving Credit Exposures exceeding the Aggregate Commitments, (ii) the Dollar Equivalent of the sum of the aggregate outstanding Revolving Advances and the LC Exposure in respect of Financial Letters of Credit exceeding the Revolving Facility Sublimit, (iii) the Dollar Equivalent of the aggregate outstanding Revolving Advances denominated in Canadian Dollars exceeding the Canadian Dollar Sublimit or (iv) the Dollar Equivalent of the aggregate outstanding Revolving Advances denominated in Pounds Sterling exceeding the Pounds Sterling Sublimit (any such excess amounts described in the foregoing clauses (i), (ii), (iii) or (iv), the “Loan Excess”), in each case, by $10,000,000 or more, the Administrative Agent shall provide notice thereof to the Borrower and demand the repayment of outstanding Revolving Advances pursuant to this paragraph. Within one (1)

Business Day after the Business Day on which the Borrower receives such notice, the Borrower shall repay outstanding Revolving Advances in an amount sufficient to eliminate the full amount of such Loan Excess. The Administrative Agent shall produce copies of any calculations or reports relating to the foregoing upon written request from the Borrower or any Lender.
SECTION 2.05.    Interest on Revolving Advances. The Borrower shall pay interest on the unpaid principal amount of each Revolving Advance made to the Borrower from the date of such Revolving Advance until such principal is paid in full at the applicable rate set forth below.
(a)    Interest on Base Rate Revolving Advances. Except as otherwise provided in this Agreement, the Borrower shall pay interest on the outstanding principal amount of each Base Rate Revolving Advance made to the Borrower, from the date of such Base Rate Revolving Advance until such principal amount is paid in full, payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such date to occur after the Closing Date, and on the Maturity Date, at a fluctuating interest rate per annum equal, subject to Section 2.05(e), to the Base Rate plus the Applicable Rate in effect from time to time.
(b)    Interest Periods for Term Benchmark Rate Revolving Advances. The Borrower may, pursuant to Section 2.05(c), elect to have the interest on the principal amount of all or any portion of any Revolving Advances made or to be made to the Borrower under Section 2.01, in each case ratably according to the respective outstanding principal amounts of Revolving Advances owing to each Lender, determined and payable for the applicable Interest Period for such Term Benchmark Rate Revolving Advance in accordance with Section 2.05(c), provided, however, that the Borrower may not (i) make any such election with respect to any LC Disbursements, or (ii) have more than ten Term Benchmark Rate Revolving Advances or RFR Rate Revolving Advances owing to any Lender outstanding at any one time.
(c)    Interest on Term Benchmark Rate Revolving Advances. The Borrower may from time to time, on the condition that no Default or Event of Default has occurred and is continuing, and subject to the provisions of Sections 2.05(b) and 2.05(f), elect to pay interest on all or any portion of any Revolving Advances made to the Borrower during any Interest Period therefor at a rate per annum equal to the sum of the applicable Term Benchmark Rate for such Interest Period for such Revolving Advances plus the Applicable Rate in effect from time to time, by notice, specifying the amount of the Revolving Advances as to which such election is made (which amount shall aggregate at least $3,000,000 (or, if such Revolving Advance is denominated in a Foreign Loan Currency, 3,000,000 units of such currency) or any multiple of $1,000,000 (or, if such Revolving Advance is denominated in a Foreign Loan Currency, 1,000,000 units of such currency) in excess thereof) and the first day and duration of such Interest Period, received by the Administrative Agent before 12:00 noon (Local Time) (i) three Business Days prior to the first day of such Interest Period if the applicable Revolving Advance is denominated in Dollars or (ii) four Business Days prior to the first day of such Interest Period if the applicable Revolving Advance is denominated in a Foreign Loan Currency. If the Borrower has made such election for Term Benchmark Rate Revolving Advances for any Interest Period, the Borrower shall pay interest on the unpaid principal amount of such Term Benchmark Rate Revolving Advances during such Interest Period, payable in arrears on the last day of such Interest Period and, in the case of any Interest Period which is longer than three months, on each three-month anniversary of the first day of such Interest Period, in each case at a rate equal, subject to Section 2.05(e), to the sum of the applicable Term Benchmark Rate for such Interest Period for such Term Benchmark Rate Revolving Advances plus the Applicable Rate in effect from time to time during such Interest Period. On the last day of each Interest Period for any Term Benchmark Rate Revolving Advance, (i) in the case of a Term Benchmark Rate Revolving Advance denominated in Dollars, the unpaid principal balance thereof shall automatically become and bear interest as a Base Rate Revolving Advance, except to the extent that the Borrower has elected to pay interest on all or any portion of such amount for a new Interest Period commencing on such day in accordance with this Section 2.05(c) and (ii) in the case of a Term Benchmark Rate Revolving Advance denominated in a Foreign Loan Currency, the unpaid principal balance thereof shall automatically become and bear interest as a Term Benchmark Rate Revolving Advance with an Interest Period of one month, except to the extent that the Borrower has elected to pay interest on all or any portion of such amount for a new Interest Period commencing on such day in accordance with this Section 2.05(c). Each notice by the Borrower under this Section 2.05(c) shall be irrevocable upon receipt by the Administrative Agent.

(d)    Interest on RFR Rate Revolving Advances. Except as otherwise provided in this Agreement, the Borrower shall pay interest on the outstanding principal amount of each RFR Rate Revolving Advance made to the Borrower, from the date of such RFR Rate Revolving Advance until such principal amount is paid in full, payable in arrears on each date that is on the numerically corresponding day in each calendar month that is one month after date of such RFR Rate Revolving Advance (or, if there is no such numerically corresponding day in such month, then the last day of such month) (any such date, an “RFR Interest Payment Date”), commencing on the first such date to occur after the Closing Date, and on the date of any prepayment of such RFR Rate Revolving Advance and on the Maturity Date, at a fluctuating interest rate per annum equal, subject to Section 2.05(e), to the Daily Simple RFR plus the Applicable Rate in effect from time to time. The Borrower may not have more than ten RFR Rate Revolving Advances or Term Benchmark Rate Revolving Advances owing to any Lender outstanding at any one time.
(e)    Default Interest. Upon the occurrence and during the continuance of an Event of Default, (i) interest shall accrue, after as well as before judgment, on any Revolving Advance then outstanding at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to such Revolving Advance (which, for the avoidance of doubt, shall include the Applicable Rate); provided that, (A) in the case of any Term Benchmark Rate Revolving Advance denominated in Dollars, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Term Benchmark Rate Revolving Advance shall thereupon become a Base Rate Revolving Advance and shall thereafter bear interest, after as well as before judgment, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Revolving Advances and (B) in the case of any Term Benchmark Rate Revolving Advance denominated in a Foreign Loan Currency, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Term Benchmark Rate Revolving Advance shall thereupon become a Term Benchmark Rate Revolving Advance with an Interest Period of one month and shall thereafter bear interest, after as well as before judgment, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Term Benchmark Rate Revolving Advances, (ii) Letter of Credit Fees shall accrue, after as well as before judgment, at a rate which is 2% per annum in excess of the rate otherwise payable under this Agreement, (iii) reimbursement obligations in respect of LC Disbursements payable under Section 2.09(a) shall accrue, after as well as before judgment, at a rate which is 2% per annum in excess of the Letter of Credit Fee plus the Base Rate in effect from time to time and (iv) interest shall accrue, to the fullest extent permitted by law, after as well as before judgment, and except as otherwise provided in Section 2.11 or clauses (i), (ii) or (iii) above, on any overdue principal, interest or other amounts payable hereunder (including the Commitment Fee) at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to Base Rate Revolving Advances. Such interest and other amounts shall be payable upon demand. Payment or acceptance of the increased rates of interest provided for in this Section 2.05(e) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent, any Lender or any other Credit Party.
(f)    Suspension of Term Benchmark Rate Revolving Advances and RFR Rate Revolving Advances.
(i)    Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to perform its obligations hereunder to make Term Benchmark Rate Revolving Advances or RFR Rate Revolving Advances or to continue to fund or maintain Term Benchmark Rate Revolving Advances or RFR Rate Revolving Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Term Benchmark Rate Revolving Advance or RFR Rate Revolving Advance denominated in Dollars will automatically, upon such demand, convert into a Base Rate Revolving Advance, (ii) each Term Benchmark Rate Revolving Advance denominated in a Foreign Loan Currency shall be due and payable either on the last day of the Interest Period applicable thereto, if such Lender may lawfully continue to maintain such Term Benchmark Rate Revolving Advance to such date, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Rate Revolving Advance, (iii) each RFR Rate Revolving Advance denominated in a Foreign Loan Currency shall be due and payable either on the next RFR Interest Payment Date applicable thereto, if such Lender may lawfully continue to maintain such RFR Rate Revolving Advance to such date, or immediately, if such Lender may not lawfully continue to maintain such RFR Rate Revolving Advance and (iv) the obligation of the Lenders to make Term Benchmark Rate Revolving Advances or RFR Rate Revolving Advances, or to convert Revolving Advances into, Term Benchmark Rate Revolving Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.
(ii)    Alternate Rate of Interest.
(A)    Subject to clauses (B), (C), (D), (E) and (F) of this Section 2.05(f)(ii), if:

(i)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (a) prior to the commencement of any Interest Period for a Term Benchmark Rate Revolving Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Term SOFR Rate, the Adjusted EURIBO Rate, the EURIBO Rate or the CDOR Rate, as applicable (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Loan Currency and such Interest Period or (b) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR, Daily Simple RFR or RFR Rate for the applicable currency; or

(ii)    the Administrative Agent is advised by the Required Lenders that (a) prior to the commencement of any Interest Period for a Term Benchmark Rate Revolving Borrowing, that the Adjusted Term SOFR Rate, the Term SOFR Rate, the Adjusted EURIBO Rate, the EURIBO Rate, or the CDOR Rate, as applicable, for the applicable Agreed Loan Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Revolving Advances included in such Term Benchmark Rate Revolving Borrowing for the applicable Agreed Loan Currency and such Interest Period or (b) at any time, the applicable Adjusted Daily Simple RFR, Daily Simple RFR or RFR Rate for the applicable Agreed Loan Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Revolving Advances included in such Revolving Borrowing for the applicable currency;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Conversion/Continuation in accordance with the terms of Section 2.06 or a new Notice of Revolving Borrowing in accordance with the terms of Section 2.02, (A) for Revolving Advances denominated in Dollars, any Notice of Conversion/Continuation that requests the conversion of any Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Rate Revolving Borrowing and any Notice of Revolving Borrowing that requests a Term Benchmark Rate Revolving Borrowing shall instead be deemed to be a Notice of Conversion/Continuation or a Notice of Revolving Borrowing, as applicable, for (x) an RFR Rate Revolving Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.05(f)(ii)(A)(i) or (ii) above or (y) a Base Rate Revolving Advance if the Adjusted Daily Simple RFR for Dollar Advances also is the subject of Section 2.05(f)(ii)(A)(i) or (ii) above, (B) for Revolving Advances denominated in Canadian Dollars, any Notice of Conversion/Continuation that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Rate Revolving Borrowing and any Notice of Revolving Borrowing that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be a Notice of Revolving Borrowing for a Revolving Advance that bears interest at the Canadian Prime Rate plus the Applicable Rate applicable to Base Rate Revolving Advances and (C) for Revolving Advances denominated in a Foreign Loan Currency other than Canadian Dollars, any Notice of Revolving

Borrowing that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Rate Revolving Borrowing and any Notice of Revolving Borrowing that requests a Term Benchmark Rate Revolving Borrowing or an RFR Rate Revolving Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that, if the circumstances giving rise to such notice affect only one Interest Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Rate Revolving Advance or RFR Rate Revolving Advance in any Agreed Loan Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.05(f)(ii)(A) with respect to a Relevant Rate applicable to such Term Benchmark Rate Revolving Advance or RFR Rate Revolving Advance, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Conversion/Continuation in accordance with the terms of Section 2.06 or a new Notice of Revolving Borrowing in accordance with the terms of Section 2.02, (A) for Revolving Advances denominated in Dollars, any Term Benchmark Rate Revolving Advance shall on the last day of the Interest Period applicable to such Revolving Advance (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Rate Revolving Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Borrowings denominated in Dollars is not also the subject of Section 2.05(f)(ii)(A)(i) or (ii) above or (y) a Base Rate Revolving Advance if the Adjusted Daily Simple RFR for Borrowings denominated in Dollars also is the subject of Section 2.05(f)(ii)(A)(i) or (ii) above, on such day, (B) for Term Benchmark Rate Revolving Advances denominated in Canadian Dollars, on the last day of the Interest Period applicable to such Term Benchmark Rate Revolving Advance (or the next succeeding Business Day if such day is not a Business Day) such Term Benchmark Rate Revolving Advance shall be converted by the Administrative Agent to, and shall constitute, a Revolving Advance that bears interest at the Canadian Prime Rate plus the Applicable Rate applicable to Base Rate Revolving Advances and (C) for Revolving Advances denominated in an Foreign Loan Currency other than Canadian Dollars, (1) any Term Benchmark Rate Revolving Advance shall, on the last day of the Interest Period applicable to such Revolving Advance (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Foreign Loan Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Loan Currency cannot be determined, any outstanding affected Term Benchmark Rate Revolving Advances denominated in such Foreign Loan Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Rate Revolving Advance, such Term Benchmark Rate Revolving Advance denominated in such Foreign Loan Currency shall be deemed to be a Term Benchmark Rate Revolving Advance denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Rate Revolving Advances denominated in Dollars at such time and (2) any RFR Rate Revolving Advance shall bear interest at the Central Bank Rate for the applicable Foreign Loan Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Loan Currency cannot be determined, any outstanding affected RFR Rate Revolving Advances denominated in any Foreign Loan Currency, at the Borrower’s election, shall either (A) be converted into Base Rate Revolving Advances denominated in Dollars (in an amount equal to the Dollar Equivalent of such Foreign Loan Currency) immediately or (B) be prepaid in full immediately.

(B)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark

Replacement” with respect to any Agreed Loan Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(C)    Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(D)    The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (F) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.05(f)(ii), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.05(f)(ii).

(E)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, CDOR Rate or the EURIBO Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(F)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Rate Revolving Borrowing or RFR Rate Revolving Borrowing of, conversion to or continuation of Term Benchmark Rate Revolving Advances to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for a Term Benchmark Rate Revolving Borrowing denominated in Dollars into a request for a Borrowing of or conversion to (A) an RFR Rate Revolving Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Borrowings denominated in Dollars is not the subject of a Benchmark Transition Event or (B) a Base Rate Revolving Advance if the Adjusted Daily Simple RFR for Borrowings denominated in Dollars is the subject of a Benchmark Transition Event or (y) any Term Benchmark Rate Revolving Borrowing or RFR Rate Revolving Borrowing denominated in a Foreign Loan Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any Term Benchmark Rate Revolving Advance or RFR Rate

Revolving Advance in any Agreed Loan Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Rate Revolving Advance or RFR Rate Revolving Advance, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.05(f)(ii), (A) for Revolving Advances denominated in Dollars, any Term Benchmark Rate Revolving Advance shall on the last day of the Interest Period applicable to such Revolving Advance (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Rate Revolving Advance denominated in Dollars so long as the Adjusted Daily Simple RFR for Borrowings denominated in Dollars is not the subject of a Benchmark Transition Event or (y) a Base Rate Revolving Advance if the Adjusted Daily Simple RFR for Borrowings denominated in Dollars is the subject of a Benchmark Transition Event, on such day, (B) for Revolving Advances denominated in Canadian Dollars, on the last day of the Interest Period applicable to such Term Benchmark Rate Revolving Advance (or the next succeeding Business Day if such day is not a Business Day) such Term Benchmark Rate Revolving Advance shall be converted by the Administrative Agent to, and shall constitute, a Revolving Advance that bears interest at the Canadian Prime Rate plus the Applicable Rate applicable to Base Rate Revolving Advances and (C) for Revolving Advances denominated in a Foreign Loan Currency other than Canadian Dollars, (1) any Term Benchmark Rate Revolving Advance shall, on the last day of the Interest Period applicable to such Revolving Advance (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Foreign Loan Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Loan Currency cannot be determined, any outstanding affected Term Benchmark Rate Revolving Advances denominated in any Foreign Loan Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Rate Revolving Advance, such Term Benchmark Rate Revolving Advance denominated in any Foreign Loan Currency shall be deemed to be a Term Benchmark Rate Revolving Advance denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Rate Revolving Advances denominated in Dollars at such time and (2) any RFR Rate Revolving Advance shall bear interest at the Central Bank Rate for the applicable Foreign Loan Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Loan Currency cannot be determined, any outstanding affected RFR Rate Revolving Advances denominated in any Foreign Loan Currency, at the Borrower’s election, shall either (A) be converted into Base Rate Revolving Advances denominated in Dollars (in an amount equal to the Dollar Equivalent of such Foreign Loan Currency) immediately or (B) be prepaid in full immediately.

(g)    Suspension on Event of Default. Upon the occurrence and during the continuance of any Event of Default, (i) each Term Benchmark Rate Revolving Advance denominated in Dollars will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Revolving Advance, (ii) each Term Benchmark Rate Revolving Advance denominated in a Foreign Loan Currency will automatically, on the last day of the then existing Interest Period therefor, become due and payable, and (iii) the obligation of the Lenders to make, or to convert Revolving Advances into, Term Benchmark Rate Revolving Advances shall be suspended.
SECTION 2.06.    Conversion and Continuation of Revolving Advances.
(a)    Optional. So long as no Default or Event of Default shall have occurred and then be continuing, the Borrower shall have the option: (i) to convert at any time all or any part of any Revolving Advance equal to $3,000,000 (or, if such Revolving Advance is denominated in a Foreign Loan Currency, 3,000,000 units of such currency) and integral multiples of $1,000,000 (or, if such Revolving Advance is denominated in a Foreign Loan Currency, 1,000,000 units of such currency) in excess of that amount from one Interest Type comprising the same Revolving Borrowing into Revolving Advances of another Interest Type; provided, a Term Benchmark Rate Revolving Advance may only be converted on the expiration of the Interest Period applicable to such Term Benchmark Rate Revolving Advance unless the Borrower shall pay all amounts due under Section 8.03(c) in connection with any such conversion; or (ii) upon the expiration of any Interest Period applicable to any Term Benchmark Rate Revolving Advance, to continue all or any portion of such Revolving Advance equal to $3,000,000 (or, if such Revolving

Advance is denominated in a Foreign Loan Currency, 3,000,000 units of such currency) and integral multiples of $1,000,000 (or, if such Revolving Advance is denominated in a Foreign Loan Currency, 1,000,000 units of such currency) in excess of that amount as a Term Benchmark Rate Revolving Advance. The Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than (i) 12:00 noon (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Revolving Advance), (ii) 12:00 noon (Local Time) at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Term Benchmark Rate Revolving Advance denominated in Dollars) and (iii) 12:00 noon (Local Time) at least four Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Term Benchmark Rate Revolving Advance denominated in a Foreign Loan Currency). Except as otherwise provided herein, a Notice of Conversion/Continuation for conversion to, or continuation of, any Term Benchmark Rate Revolving Advances shall be irrevocable and binding on the Borrower and shall be subject to Section 8.03(c). Each conversion of Revolving Advances comprising part of the same Revolving Borrowing shall be made ratably among the Lenders in accordance with their applicable Commitments in respect of the Revolving Facility Sublimit. Notwithstanding any contrary provision herein, this Section 2.06(a) shall not be construed to permit the Borrower to (i) change the currency of any Revolving Advance, (ii) elect an Interest Type for any Revolving Advance that is not permitted by Section 2.06(a) or (iii) elect an Interest Period for Term Benchmark Rate Revolving Advances that does not comply with Section 2.05(b).
(b)    Mandatory. On the date on which the aggregate unpaid principal amount of Term Benchmark Rate Revolving Advances denominated in Dollars comprising any Revolving Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $3,000,000, such Revolving Advances shall automatically convert into Base Rate Revolving Advances.
SECTION 2.07.    Issuance of Letters of Credit.
(a)    Letter of Credit Request. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of, and each Issuing Lender, in reliance on the agreements of the Lenders set forth in Section 2.08 hereof, agrees to issue Financial Letters of Credit and Performance Letters of Credit at any time and from time to time during the period from the Closing Date through the date that is seven Business Days prior to the Maturity Date. To request the issuance of a Letter of Credit, the Borrower shall deliver to the applicable Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, and, in any event, not less than five Business Days prior to such requested date of issuance) an Application requesting the issuance of such Letter of Credit and specifying the date of issuance (which shall be a Business Day), the address of the beneficiary thereof, the amount and currency of such Letter of Credit, the type of such Letter of Credit (Financial Letter of Credit or Performance Letter of Credit) and such other information as shall be necessary to prepare such Letter of Credit (and the Administrative Agent shall promptly provide notice to each Lender of each issuance of a Letter of Credit hereunder). To request the amendment of a Letter of Credit, the Borrower shall deliver to the applicable Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of amendment, and, in any event, not less than three Business Days prior to such requested date of amendment) an Application requesting the amendment of such Letter of Credit and specifying such other information as shall be necessary to prepare such amendment (and the Administrative Agent shall promptly provide notice to each Lender of each amendment of a Letter of Credit hereunder). Notwithstanding anything to the contrary contained herein, no Issuing Lender shall issue or amend any Letter of Credit if, after giving effect to such issuance or amendment, (i) subject to Section 2.04(d) and Section 2.12(b), the Dollar Equivalent of the aggregate Revolving Credit Exposures would exceed the Aggregate Commitments, (ii) subject to Section 2.04(d) and Section 2.12(b), the Dollar Equivalent of the sum of the aggregate outstanding Revolving Advances and the LC Exposure in respect of Financial Letters of Credit would exceed the Revolving Facility Sublimit or (iii) subject to Section 2.12(b), the Dollar Equivalent of the aggregate amount of all Letters of Credit issued and then outstanding by any Issuing Lender exceeds such Issuing Lender’s Applicable LC Sublimit. The applicable Issuing Lender shall obtain written confirmation of the immediately preceding sentence in writing from the Administrative Agent prior to issuing or amending any Letter of Credit hereunder; provided that it is understood and agreed that if the applicable Issuing Lender has not obtained such confirmation from the Administrative Agent, any such Letter of Credit purported to be so issued or amended shall be deemed to not be issued under this Agreement and shall not be part of the Obligations or the Secured Obligations.

The Borrower’s reimbursement obligations in respect of each Existing Letter of Credit, and each Lender’s participation obligations in connection therewith, shall be governed by the terms of this Agreement.
(b)    Terms of Letters of Credit. Each Letter of Credit shall expire on an expiry date (such date being the “Expiration Date”) not later than the seventh Business Day prior to the Maturity Date. Notwithstanding the foregoing sentence to the contrary, a Letter of Credit may expire up to six (6) months after the Maturity Date so long as the Borrower (i) cash collateralizes an amount equal to 105% of the face amount of such Letter of Credit or (ii) provides a backstop letter of credit in respect of such Letter of Credit, in each case sixty (60) days prior to the Maturity Date and, in each case, on terms and conditions set forth in Section 2.12(d) and otherwise reasonably acceptable to (and in the case of a backstop letter of credit, by a letter of credit issuer reasonably acceptable to) the applicable Issuing Lender and the Administrative Agent. For the avoidance of doubt, if the Maturity Date shall be extended pursuant to Section 2.25, “Maturity Date” as referenced in this clause (b) shall refer to the Maturity Date as extended pursuant to Section 2.25; provided that, notwithstanding anything in this Agreement (including Section 2.25 hereof) or any other Loan Document to the contrary, the Maturity Date, as such term is used in reference to the Issuing Lender or any Letter of Credit issued thereby, may not be extended without the prior written consent of the relevant Issuing Lender. In the event that the applicable Issuing Lender’s office is closed on the applicable Expiration Date, such date shall be extended to the next Business Day on which such office is open. Each Letter of Credit shall be issued hereunder so long as the applicable Issuing Lender, in its sole discretion, determines that (i) such issuance is lawful, (ii) in the case of Financial Letters of Credit, such Letter of Credit qualifies as (x) a financial guarantee-type letter of credit under applicable rules and regulations and (y) in the case of backing Financial Letters of Credit, an independent undertaking for regulatory purposes, (iii) in the case of Performance Letters of Credit, such Letter of Credit qualifies as (x) a performance based letter of credit under applicable rules and regulations and (y) in the case of backing Performance Letters of Credit, an independent undertaking for regulatory purposes and (iv) such issuance does not violate any terms or provisions of this Agreement or any limitations on the amount of Letters of Credit an Issuing Lender may issue hereunder as separately agreed between the Issuing Lender and the Borrower. Each Letter of Credit shall be denominated in Dollars or in a Foreign LC Currency. The face or stated amount of any Letter of Credit shall not be less than $100,000 (or the Exchange Equivalent thereof determined as of the date of issuance) or such lesser amount as is acceptable to the applicable Issuing Lender. At no time shall (i) the aggregate outstanding principal amount of the Revolving Advances of all of the Lenders plus the aggregate LC Exposure (or the Dollar Equivalent thereof) of all of the Lenders exceed the Aggregate Commitments or (ii) the aggregate outstanding principal amount of the Revolving Advances of all of the Lenders plus the aggregate LC Exposure (or the Dollar Equivalent thereof) in respect of Financial Letters of Credit exceed the Revolving Facility Sublimit. The applicable Issuing Lender shall not be under any obligation to issue or amend any Letter of Credit if (i) the issuance or amendment of such Letter of Credit would violate one or more policies of the applicable Issuing Lender or any limitations on the amount of Letters of Credit such Issuing Lender may issue hereunder as separately agreed between the Issuing Lender and the Borrower or (ii) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable Issuing Lender from issuing or amending such Letter of Credit, or any law applicable to such Issuing Lender or any request or directive from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular. In the event of any inconsistency between the terms and conditions of any Application delivered by the Borrower pursuant to Section 3.02 and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control. The applicable Issuing Lender will promptly deliver to the Administrative Agent a true and complete copy of each Letter of Credit issued by it hereunder and each amendment thereto.
(c)    Letters of Credit Issued on behalf of Subsidiaries and Other Related Entities. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of the Borrower on behalf of a Subsidiary or any other Related Entity, the Borrower shall be unconditionally obligated to reimburse the applicable Issuing Lender hereunder for any and all drawings under such Letter of Credit relating thereto. The Borrower will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the applicable Issuing Lender may reasonably request in order to effect fully the purposes of this Section 2.07(c).

(d)    Applicability of ISP. Unless otherwise expressly agreed by the applicable Issuing Lender and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.
(e)    Existing Letters of Credit. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
SECTION 2.08.    Participations in Letters of Credit.
On the Closing Date with respect to each Existing Letter of Credit and upon the issuance of any other Letter of Credit (or upon a Person becoming a Lender hereunder), in each case without any further action on the part of the Issuing Lenders or the Lenders, the applicable Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the applicable Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such type of Letter of Credit (Financial Letter of Credit or Performance Letter of Credit). In consideration and in furtherance of the foregoing, each such Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Lender, such Lender’s Applicable Percentage (calculated in accordance with the Commitments in respect of the applicable type of Letter of Credit) of each LC Disbursement made by the applicable Issuing Lender and not reimbursed for any reason by the Borrower on the date due as provided in Section 2.09 hereof, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations and make payments pursuant to this paragraph in respect of each Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever (other than the issuance of any Letter of Credit in excess of the amounts described in Section 2.07(a) as of the date of issuance and other than amendments to any Letter of Credit in violation of Section 8.05 to provide for an Expiration Date subsequent to the Maturity Date), including the occurrence and continuance of a Default or such participation or payment exceeding such Lender’s Commitments or the Aggregate Commitments or the Revolving Facility Sublimit by reason of currency fluctuations, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
SECTION 2.09.    Reimbursement in Respect of Letters of Credit.
(a)    Reimbursement Obligations. If any Issuing Lender shall make any LC Disbursement, such Issuing Lender shall promptly notify the Borrower and the Administrative Agent of such LC Disbursement, and the Borrower shall reimburse such Issuing Lender through the Administrative Agent in an amount equal to such LC Disbursement by paying such Issuing Lender through the Administrative Agent in Dollars an amount equal to such LC Disbursement (or the Dollar Equivalent thereof, as applicable): (i) not later than 2:00 p.m. (New York City time) on the Business Day immediately following the date that such Issuing Lender notifies the Borrower that such LC Disbursement is made by such Issuing Lender or (ii), if the Borrower shall have received notice of such LC Disbursement later than 2:00 p.m. (New York City time) on any Business Day or on a day that is not a Business Day, not later than 2:00 p.m. (New York City time) on the immediately following Business Day. If the Borrower fails to make such payment under this paragraph at the time specified in the preceding sentence, the applicable Issuing Lender shall notify each Lender and the Administrative Agent of the applicable LC Disbursement, the payment in Dollars then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. The amounts set forth in such notice shall be conclusive absent manifest error. Upon the receipt of such notice, (x) the Borrower shall be deemed to have submitted, as of the date that such LC Disbursement is made, a Notice of Revolving Borrowing (and shall be deemed to have made certifications, representations and warranties set forth therein) for a Revolving Advance consisting of a Base Rate Revolving Advance in the amount of such LC Disbursement (or the Dollar Equivalent thereof, as applicable), (y) if all terms and conditions set forth herein for making a Revolving Advance (other than the receipt of a Notice of Revolving Borrowing) shall have been satisfied, such Revolving Advance shall be made as provided in Sections 2.01 and 2.02 except that the amount of such Revolving Advance shall be disbursed to the applicable Issuing Lender and (z) such Revolving Advance shall be subject to and governed by the terms and conditions hereof. In the event a Revolving Advance is not made as provided in the immediately preceding sentence for any reason (including as a result of any failure to fulfill the applicable conditions set forth in Section 2.02 or Article III) or any Revolving Advance made pursuant to the immediately preceding sentence is insufficient to reimburse the applicable Issuing Lender for such LC Disbursement in full, each Lender shall forthwith pay to the applicable Issuing Lender through the Administrative Agent in Dollars its Applicable Percentage of the unreimbursed LC Disbursement. If any amount required to be paid by any Lender in respect of an unreimbursed LC Disbursement pursuant to this Section 2.09 is not made available to the applicable Issuing Lender by such Lender on the date such payment is due (the “due date”), the applicable Issuing Lender shall be entitled to recover from such Lender, on demand, such amount with interest thereon calculated from the due date at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.09, to the extent that Lenders have made payments pursuant to this Section 2.09 to reimburse such Issuing Lender, then the Administrative Agent shall distribute such payment received from the Borrower to such Lenders as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse any Issuing Lender for any LC Disbursement shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. Each Lender acknowledges and agrees that its obligations under this Section 2.09 shall survive the payment by the Borrower of all LC Disbursements and any termination of this Agreement. Without limiting the foregoing, in the event that any reimbursement of an LC Disbursement by the Borrower to any Issuing Lender is required to be repaid to the Borrower (pursuant to a proceeding in bankruptcy or otherwise), then the applicable Issuing Lender shall continue to be entitled to recover from each Lender, on demand, the portion of such repaid amount as shall be determined in accordance with this Section 2.09.
(b)    Obligations Absolute. Subject to the provisions of this Agreement, the Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.09(a) shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Lender under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) the existence of any claim, setoff, defense or other right that the Borrower or any Subsidiary or Affiliate thereof may at any time have against any beneficiary of any Letter of Credit, any Credit Party or any other Person, whether under this Agreement or any other related or unrelated agreement or transaction, (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.09, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder and (vi) any adverse change in the relevant exchange rates or in the availability of the relevant Foreign Currency to the Borrower or any Subsidiary or in the relevant currency markets generally. The Lenders, the Issuing Lenders and the Administrative Agent shall not have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Lender. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Lender (as finally determined by a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each determination relating to the foregoing. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of any Letter of Credit, the applicable Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

SECTION 2.10.    Disbursement Procedures for Letters of Credit; Reporting.
(a)    Disbursement Procedures for Letters of Credit. The applicable Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Lender shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Lender or the obligations of the Lenders with respect to any such LC Disbursement.
(b)    Reporting. Each Issuing Lender shall, no later than the tenth Business Day following the last day of each month, provide to the Administrative Agent (and the Administrative Agent shall forward to the Lenders) schedules, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issue, account party, applicable currency, amount in such currency and Expiration Date for each Letter of Credit issued by such Issuing Lender hereunder and outstanding at any time during such month.
SECTION 2.11.    Interest on LC Disbursements and Reimbursement of Other Amounts.
In the event the Borrower fails to reimburse any applicable Issuing Lender in full for any LC Disbursement by the time prescribed in Section 2.09(a) and a Revolving Advance is not made as provided in Section 2.09(a) or any Revolving Advance made pursuant to Section 2.09(a) is insufficient to reimburse the applicable Issuing Lender for such LC Disbursement in full, (i) the unpaid or unreimbursed amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, after as well as before judgment, at a rate per annum equal to the sum of (x) the Letter of Credit Fee and (y) the Base Rate plus 2.0%, and (ii) the Borrower shall also reimburse the applicable Issuing Lender upon demand for any losses incurred by such Issuing Lender in connection with changes in the foreign exchange rates as a result of the Borrower’s failure to reimburse such LC Disbursement by the time prescribed in Section 2.09(a). Interest accrued pursuant to this Section 2.11 shall be for the account of the applicable Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.09(a) to reimburse the applicable Issuing Lender shall be for the account of such Lender to the extent of such payment.
SECTION 2.12.    Cash Collateralization.
(a)    Deposit of Collateral Upon an Event of Default. If any Event of Default shall occur and be continuing, then on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders, as applicable, demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in Dollars equal to the 105% of the Dollar Equivalent of the aggregate LC Exposure as of such date plus any accrued and unpaid fees thereon; provided that (i) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in paragraph (g) or (h) of Section 6.01 and (ii) the Borrower shall be obligated, from time to time and upon demand by the Administrative Agent, to deposit additional amounts into said account in cash in Dollars as necessary to maintain an amount on deposit equal to the amount (including, with respect to LC Exposure denominated in Foreign LC Currencies, the Dollar Equivalent thereof) of the total aggregate LC Exposure plus any accrued and unpaid fees thereon (as determined at any time). All such cash collateral amounts shall be held in a separate account and shall not be commingled with other funds of the Administrative Agent unless the Administrative Agent elects to make a Permitted Cash Equivalent Investment, as described below.
(b)    Deposit of Collateral for Foreign Exchange Differential. In addition to the foregoing, if on any Computation Date (i) the Dollar Equivalent of the aggregate Revolving Credit Exposures exceeds the Aggregate Commitments, (ii) the Dollar Equivalent of the sum of the aggregate outstanding

Revolving Advances and the LC Exposure in respect of Financial Letters of Credit exceeds the Revolving Facility Sublimit or (iii) the Dollar Equivalent of the aggregate face amount of all Letters of Credit issued and then outstanding by any Issuing Lender exceeds such Issuing Lender’s Applicable LC Sublimit (any such excess amounts described in the foregoing clauses (i), (ii) and (iii), the “LC Excess”), in each case, by $10,000,000 or more, the Administrative Agent shall provide notice thereof to the Borrower and demand the deposit of cash collateral pursuant to this paragraph. Within one (1) Business Day after the Business Day on which the Borrower receives such notice, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders and the Issuing Lenders, an amount in cash in Dollars equal to the full amount of such LC Excess; provided that the Borrower shall be obligated, from time to time and upon demand by the Administrative Agent, to deposit additional amounts into said account in cash in Dollars as necessary to maintain an amount on deposit equal to the LC Excess (as determined at any time). The Administrative Agent shall produce copies of any calculations or reports relating to the foregoing upon written request from the Borrower or any Lender. If the Borrower is required to provide an amount of cash collateral under this clause (b) as a result of any LC Excess, and the Administrative Agent shall subsequently determine on any Computation Date that the amount of such LC Excess is less than the amount on deposit in respect of the existence of such LC Excess, then (provided there is no Default then in existence) such excess amount of cash, if greater than $1,000,000 (to the extent not applied as aforesaid), shall be returned to the Borrower within three (3) Business Days after request therefor by the Borrower.
(c)    Deposit of Collateral for Defaulting Lenders. In addition to the foregoing and subject to Section 2.22, if any Lender becomes a Defaulting Lender and while any LC Exposure exists, for so long as such Lender is a Defaulting Lender and such LC Exposure exists, then within two (2) Business Days following notice by the Administrative Agent demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall (i) deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, and/or (ii) subject to the following proviso (2), provide Permitted Cover, in each case an amount in cash in Dollars equal to the Dollar Equivalent of such Defaulting Lender’s Applicable Percentage of the aggregate LC Exposure as of such date; provided that (1) the Borrower shall be obligated, from time to time and within two (2) Business Days following notice by the Administrative Agent demanding the deposit of additional cash collateral and/or Permitted Cover pursuant to this paragraph, to deposit additional amounts into said account in cash in Dollars, and/or to provide additional Permitted Cover, in each case as necessary to maintain an amount on deposit and/or Permitted Cover equal to the Dollar Equivalent of such Defaulting Lenders’ Applicable Percentage of the then aggregate LC Exposure and (2) the foregoing option to provide Permitted Cover in lieu of cash collateral shall only be available to the Borrower for a period not to exceed one (1) month after such notice by the Administrative Agent demanding deposit of cash collateral and upon the expiration of such period, the Borrower shall deposit cash collateral in the amount of such Defaulting Lender’s LC Exposure as contemplated by this clause (c) and the failure to provide such deposit shall constitute an Event of Default. Payment by the Borrower of such cash collateral or provision of Permitted Cover shall not relieve the Defaulting Lender of its obligations hereunder, and the Borrower shall retain all of its rights and remedies hereunder and under applicable law against any such Defaulting Lender.
(d)    Cash Collateral Accounts. Each deposit and Permitted Cover under Section 2.07(b) and Sections 2.12(a), (b) and (c) shall be held by the Administrative Agent (subject to Section 7.09) as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. If required by the Administrative Agent, the Borrower shall enter into any pledge or security agreement and any UCC financing statement with respect to such cash collateral in favor of the Administrative Agent as the Administrative Agent shall require. Such deposits shall be invested in Permitted Cash Equivalent Investments selected by the Administrative Agent in its sole discretion. All losses and expenses incurred as a result of such Permitted Cash Equivalent Investment activities shall be for the account of the Borrower. Interest or profits, if any, on such investments shall accumulate in such accounts for the account of the Borrower. Moneys in such accounts shall be applied by the Administrative Agent (i) to reimburse Issuing Lenders for LC Disbursements for which they have not been reimbursed; and (ii) to the extent not so applied, may be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or any other Obligations or to cover any losses in respect of any LC Excess; provided that moneys in such accounts relating to the Borrower’s obligations under Section 2.12(c) shall be applied by the Administrative Agent to reimburse the Issuing Lenders on a ratable basis for the applicable Defaulting Lender’s Applicable Percentage of LC Disbursements for which the Issuing Lenders have not been reimbursed. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and all Defaults are subsequently cured or waived and no LC Excess is then in existence, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after request therefor by the Borrower. If the Borrower is required to provide an amount of cash collateral hereunder as a result of any LC Excess, and the Administrative Agent shall subsequently determine that the amount of such LC Excess is equal to or less than the amount on deposit in respect of the existence of such LC Excess, provided there is no Default then in existence, such excess amount of cash, if greater than $1,000,000 (to the extent not applied as aforesaid), shall be returned to the Borrower within three Business Days after request therefor by the Borrower. If the Borrower is required to provide an amount of cash collateral hereunder as a result of any Lender becoming a Defaulting Lender, and such Lender ceases to be a Defaulting Lender or the LC Exposure and Revolving Advances outstanding are subsequently reduced such that the amount of cash collateral provided therefor exceeds such Defaulting Lender’s Applicable Percentage of the sum of the LC Exposure and Revolving Advances outstanding, such cash collateral (or excess amount of cash collateral, if applicable), to the extent not previously applied to the Defaulting Lender’s obligations hereunder, shall be returned to the Borrower within three (3) Business Days after request therefor by the Borrower.
(e)    Custody of Cash Collateral. Beyond the exercise of reasonable care in the custody thereof and investment of cash collateral deposits pursuant to the terms hereof, the Administrative Agent shall have no duty as to any cash collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the cash collateral in its possession if the cash collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or damage to any of the cash collateral or for any diminution in the value thereof by reason of the act or omission of any agent or bailee selected by the Administrative Agent in good faith. All expenses and liabilities incurred by the Administrative Agent in connection with taking, holding and disposing of any cash collateral (including customary custody and similar fees with respect to any cash collateral held directly by the Administrative Agent), shall be paid by the Borrower from time to time upon demand.
SECTION 2.13.    Obligations.
Anything in this Agreement to the contrary notwithstanding, the Borrower and each Lender shall continue to be bound by all of its obligations hereunder, including without limitation, its obligations under Sections 2.03, 2.08 and 2.09, until such time as all outstanding Revolving Advances have been paid in full, each Letter of Credit has expired and no further Obligation, LC Exposure or Commitment exists.
SECTION 2.14.    General Provisions as to Payments.
(a)    Manner and Time of Payment. The Borrower shall make each payment to be made by it hereunder (including, without limitation, in respect of the LC Disbursements), and interest thereon, and all fees due in respect of the transactions contemplated by this Agreement in the applicable Agreed Currency (or in the case of LC Disbursements, in Dollars) in Federal or other funds immediately available in New York, New York, without set-off, deduction or counterclaim, to the Administrative Agent at its address referred to in Section 8.01(a). Except as otherwise provided in clause (i) of the definition of Interest Period, whenever any such payment shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or additional compensation. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. Any payment made by the Borrower after 2:00 p.m. (New York City time) on any day shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding in respect of any Obligations. All payments required to be made by the Borrower hereunder shall be made in Dollars and shall be made without setoff or counterclaim.

(b)    Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Obligations hereunder shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Obligations on a date when interest is due and payable with respect to such Obligations) shall be applied to the payment of interest before application to principal.
(c)    Apportionment of Payments. The Administrative Agent will promptly distribute to each Lender its ratable share of each payment received by the Administrative Agent which is for the account of the Lenders.
(d)    Application of Funds. Subject to Section 6.03, if applicable, (i) All payments received from the Borrower by the Administrative Agent which are not reasonably identifiable by the Administrative Agent shall be applied by the Administrative Agent against the Obligations, and (ii) any amounts received on account of the Obligations after the exercise of remedies provided for in Section 6.02 (or after the Revolving Advances have automatically become immediately due and payable and the LC Exposure has automatically been required to be cash collateralized as set forth in the proviso to Section 6.02), in each case in the following order of priority: (A) to the payment of all amounts for which the Administrative Agent is entitled to compensation, reimbursement and indemnification under any Loan Document and all advances made by the Administrative Agent thereunder for the account of the Borrower, and to the payment of all reasonable costs and expenses paid or incurred by the Administrative Agent in connection with the Loan Documents, all in accordance with Sections 7.06 and 8.03 and the other terms of this Agreement and the Loan Documents; (B) thereafter, to the extent of any excess such proceeds, to the payment of all other Obligations for the ratable benefit of the holders thereof (subject to the provisions of Section 2.14(b) hereof); and (C) thereafter, to the extent of any excess such proceeds, to the Borrower or as otherwise required by applicable law.
(e)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Advances, to fund participations in Letters of Credit and to make payments pursuant to Section 7.06 are several and not joint. The failure of any Lender to make the Revolving Advance to be made by it as part of any Revolving Borrowing, to fund any such participation or to make any payment under Section 7.06 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Advance, to purchase its participation or to make its payment under Section 7.06.
SECTION 2.15.    Computation of Interest and Fees.
Interest computed by reference to the Term SOFR Rate, the EURIBO Rate, or Daily Simple RFR with respect to Dollars shall be computed on the basis of a year of 360 days. Interest computed by reference to the Daily Simple RFR with respect to Pounds Sterling, the CDOR Rate or the Base Rate at when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case, all interest hereunder shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All fees due and payable hereunder shall, unless expressly otherwise provided for, be computed on the basis of a year of 360 days for the actual number of days elapsed. The applicable Base Rate, Adjusted Term SOFR Rate, Term SOFR Rate, Adjusted EURIBO Rate, EURIBO Rate, Adjusted Daily Simple RFR, Daily Simple RFR and CDOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.16.    Taxes; Net Payments.
(a)    Net Payments. Any and all payments by or on account of any obligation of any Loan Party under this Agreement shall be made free and clear of and without deduction or withholding for any and all current or future taxes, levies, imposts, deductions, fees, assessments, duties, charges or withholdings (including backup withholding) and all liabilities (including interest, additions to tax or penalties) with respect thereto (“Taxes”) except as required by applicable law. If any Loan Party or the Administrative Agent shall be required (as determined in the good faith discretion of such Loan Party or the Administrative Agent) by applicable laws to deduct or withhold any Taxes from or in respect of any sum payable hereunder, (A) if such Taxes are (i) Taxes other than Excluded Taxes or (ii) Other Taxes (all such non-Excluded Taxes are collectively referred to as “Indemnified Taxes”), the sum payable by such Loan Party shall be increased by the amount (an “additional amount”) necessary so that after making all required deductions and withholdings (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient shall receive an amount equal to the sum it would have received had no such deductions or withholdings been made, (B) such Loan Party or the Administrative Agent shall be entitled to make such deductions or withholdings and (C) such Loan Party or the Administrative Agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. As soon as practicable after any payment of Taxes pursuant to this paragraph (a) by a Loan Party, the relevant Loan Party shall furnish to the Administrative Agent a receipt issued by the relevant Governmental Authority, if applicable, or other evidence satisfactory to the Administrative Agent of payment thereof. Each Loan Party shall jointly and severally indemnify each Recipient and hold each such Recipient harmless, within 10 days after demand therefor, for the full amount of all Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or payable by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by such Recipient or by the Administrative Agent on such Recipient’s behalf, absent manifest error, shall be final, conclusive and binding for all purposes. The obligations of each party under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Recipient, termination of this Agreement and the Commitments and the payment, satisfaction or discharge of all Obligations under the Loan Documents.
(b)    Evidence of Exemption from Withholding. To the extent it is legally entitled to do so, each Lender shall deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence as the Borrower or the Administrative Agent may reasonably require from time to time as are necessary to establish that such Lender is not subject to withholding, including backup withholding (or is subject to a reduced rate of withholding) under Section 1441 or 1442 of the Code or as may be necessary to establish, under any law hereafter imposing upon the Borrower or the Administrative Agent an obligation to withhold any portion of the payments made under the Loan Documents, that payments to the Administrative Agent for the account of such Lender are not subject to withholding (or are subject to a reduced rate of withholding). In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the following clauses (i), (ii), (iii) and the last sentence of this paragraph (b) and paragraph (c) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the foregoing, each Lender which is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “Foreign Lender”) shall deliver, to the extent it is legally entitled to do so, to the Borrower and the Administrative Agent, on or prior to the date such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent): (i) two copies of IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8EXP, as appropriate (or any successor forms), properly completed and duly executed by such Foreign Lender to establish that such Foreign Lender is not subject to, or is subject to a reduced rate of, deduction or withholding of United States federal income Tax with respect to any payments to such Foreign Lender of principal, interest, fees or other amounts payable under any of the Loan Documents, (ii) if such Foreign Lender is not a “bank” or other Person described in Section 881(c)(3) of the Code, a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) together with two copies of IRS Form W-8BEN or W-8BEN-E (or any successor form) (to the extent such forms document the status of the Foreign Lender as other than a United States Person), properly completed and duly executed by such Foreign Lender, and such other documentation required under the Code and reasonably requested by the Borrower or the Administrative Agent to establish that such Foreign Lender is not subject to deduction or withholding of United States federal income Tax with respect to any payments to such Foreign Lender of interest under any of the Loan Documents, (iii) to the extent such Foreign Lender is not the beneficial owner, two copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS W-9, and/or other certification documents from each beneficial owner, as applicable (provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner), and such other documentation required under the Code and reasonably requested by the Borrower or the Administrative Agent to establish that such Foreign Lender is not subject to deduction or withholding of United States federal income Tax with respect to any payments to such Foreign Lender of interest under any of the Loan Documents or (iv) executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made. Each Lender which is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or prior to the date such Lender becomes a Lender under this Agreement (and form time to time thereafter upon reasonable request by the Borrower or the Administrative Agent) executed copies of IRS Form W-9 certifying that such Lender is a United States person and is exempt from U.S. federal backup withholding tax.
(c)    FATCA. If a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (c), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(d)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 30 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.06(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such amounts were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this

Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(f)    Defined Terms. For purposes of this Section, the term “Lender” includes any Issuing Lender and the term “applicable law” includes FATCA.
SECTION 2.17.    Increased Costs.
(a)    Change in Law, Etc. In the event that any law, regulation, treaty or directive hereafter enacted, promulgated, approved or issued or any change in any currently existing law, regulation, treaty or directive therein or in the interpretation or application thereof by any Governmental Authority charged with the administration thereof or compliance by any Credit Party (or any Person directly or indirectly owning or controlling such Credit Party) with any request or directive, whether or not having the force of law, from any central bank or other Governmental Authority, agency or instrumentality (including, without limitation, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, in each case regardless of the date enacted, adopted or issued) (any such occurrence, a “Change in Law”):
(i)    does or shall subject any Credit Party to any Taxes (other than (A) Indemnified Taxes addressed by Section 2.16, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(ii)    does or shall impose, modify or make applicable any reserve, special deposit, liquidity, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Credit Party in respect of any Revolving Advance or any Letter of Credit or participations therein (except any such reserve requirement reflected in the definition of Adjusted Term SOFR Rate or Adjusted EURIBO Rate);
and the result of any of the foregoing is to increase the cost to such Credit Party of agreeing to make or of making, funding or maintaining Revolving Advances or of making, issuing, renewing, creating or maintaining any Letter of Credit or participation therein, or its commitment to lend or to issue or create any such Letter of Credit or participate therein, or to reduce any amount receivable hereunder in respect of any Revolving Advance or any Letter of Credit or participation therein, then, in any such case, the Borrower shall pay such Credit Party, upon its demand, any additional amounts necessary to compensate such Credit Party for such additional cost or reduction in such amount receivable which such Credit Party deems to be material as determined by such Credit Party. A statement setting forth the calculations of any additional amounts payable pursuant to the foregoing sentence submitted by a Credit Party to the Borrower shall be conclusive absent manifest error. The obligations of the Borrower under this Section

2.17 shall survive the termination of this Agreement and the Commitments and payment of the Obligations and all other amounts payable under the Loan Documents. Failure to demand compensation pursuant to this Section 2.17 shall not constitute a waiver of such Credit Party’s right to demand such compensation. To the extent that any increased costs of the type referred to in this Section 2.17 are being incurred by a Credit Party and such costs can be eliminated or reduced by the transfer of such Credit Party’s participation or Commitment to another of its branches, and to the extent that such transfer is not inconsistent with such Credit Party’s internal policies of general application and only if, as determined by such Credit Party in its sole discretion, the transfer of such participation or Commitment, as the case may be, would not otherwise materially adversely affect such participation or such Credit Party, the Borrower may request, and such Lender shall use reasonable efforts to effect, such transfer.
(b)    Capital Adequacy. If after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy or liquidity requirements, or any Change in Law occurs, or compliance by any Lender (or its Lending Office or any Person directly or indirectly owning or controlling such Lender) with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s policies with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time, within 10 Business Days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.
(c)    Notification. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 2.17. A certificate of any Lender claiming compensation under this Section 2.17 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.
SECTION 2.18.    Illegality.
Notwithstanding anything herein to the contrary, no Issuing Lender shall at any time be obligated to issue a Letter of Credit or agree to any extension or amendment thereof if such issuance, creation, extension or amendment would conflict with, or cause any Issuing Lender to exceed any limits imposed by, any law or requirements of any applicable Governmental Authority.
SECTION 2.19.    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) equal to the product of the Applicable Rate then in effect times the average daily amount by which (i) the Aggregate Commitments in effect from time to time exceed (ii) the Utilization from time to time. The Commitment Fee shall accrue at all times during the Availability Period through and including the last Business Day of March, June, September and December of each year, including at any time during which one or more of the conditions in Article III is not met, and shall be payable in arrears on the third Business Day following the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and on the last day of the Availability Period. Notwithstanding the foregoing or anything else contained in this Agreement to the contrary, for purposes of calculating the LC Exposure in connection with determining the applicable Commitment Fee, the parties hereto acknowledge and agree that to the extent any Escalating LC is then issued and outstanding, the applicable Commitment Fee shall accrue at 150% of the Commitment Fee which would be applicable solely by reference to the Applicable Rate multiplied by the difference between (x) the maximum amount (after giving effect to all possible increases) available to be drawn thereunder and (y) the amount then available to be drawn under such Escalating LC.
(b)    The Borrower agrees to pay to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a letter of credit fee (the “Letter of Credit Fee”),

calculated daily with respect to such Lender’s participations in Letters of Credit issued hereunder, equal to the product of (i) the Applicable Rate then in effect times (ii) the actual daily maximum face or stated amount of each Letter of Credit outstanding (in the case of any Escalating LC, such amount shall equal the amount then available to be drawn under such Escalating LC). Letter of Credit Fees payable pursuant to this paragraph (b) shall accrue through and including the last Business Day of March, June, September and December of each year and be payable in arrears on the third Business Day following the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which all Commitments terminate and any such fees accruing after the date on which all Commitments terminate shall be payable on demand. The sum of each daily calculation, if in a currency other than Dollars, shall be converted to the Dollar Equivalent thereof on the date the applicable payment is due.
(c)    The Borrower agrees to pay directly to each Issuing Lender, for its own account, a fronting fee with respect to each Letter of Credit issued by such Issuing Lender, at the rate per annum, and computed on the basis, separately agreed upon between the Borrower and such Issuing Lender, which fronting fee will be paid on a quarterly basis in arrears. Such fronting fee payable to any Issuing Lender shall accrue through and including the last Business Day of March, June, September and December of each year and be payable in arrears on the third Business Day following the last Business Day of March, June, September and December (or such other day as specified by the applicable Issuing Lender) of each year, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which all Commitments terminate and any such fees accruing after the date on which all Commitments terminate shall be payable on demand. In addition, the Borrower shall pay directly to each Issuing Lender, for its own account, such Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder in the amounts and at the times separately agreed upon.
(d)    In addition to any of the foregoing fees, the Borrower agrees to pay to the Administrative Agent, the Joint Lead Arrangers and their Affiliates such other fees in the amounts and at the times separately agreed upon.
(e)    All fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent (or to the applicable Issuing Lender, in the case of fees payable to it) for distribution, in the case of Commitment Fees and Letter of Credit Fees, to the Lenders. Fees paid shall not be refundable under any circumstances. Any fee not due on a specific date shall be due on demand.
SECTION 2.20.    Evidence of Debt.
(a)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Revolving Advance made by such Lender to the Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Revolving Advance made to the Borrower hereunder, the Interest Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(c)    The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Revolving Advances in accordance with the terms of this Agreement.
(d)    Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Note,

which shall evidence such Lender’s Revolving Advances in addition to such accounts maintained pursuant to paragraph (a) or (b) of this Section. Each Lender may attach schedules to its Revolving Note and endorse thereon the date, Interest Type (if applicable), amount and maturity of its Revolving Advances and payments with respect thereto.
SECTION 2.21.    Use of Proceeds.
The proceeds of the Revolving Advances (other than any Revolving Advances made pursuant to Section 2.09(a)) shall be available (and the Borrower agrees that it shall use such proceeds) to provide working capital for the Borrower and its Subsidiaries and, subject to the provisions of this Agreement and the other Loan Documents, for other general corporate purposes of the Borrower and its Subsidiaries. No portion of the proceeds of any borrowing under this Agreement shall be used by the Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U or any other regulation of the FRB or to violate the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, in each case as in effect on the date or dates of such borrowing and such use of proceeds.
SECTION 2.22.    Defaulting Lenders.
Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    if any LC Exposure exists at the time a Lender is a Defaulting Lender, all or any part of such Defaulting Lender’s LC Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated (x) without regard to such Defaulting Lender’s Commitment and (y) in accordance with the Commitments in respect of the applicable type of Letter of Credit) but only to the extent that (i) the conditions set forth in Section 3.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (ii) such reallocation does not cause any Non-Defaulting Lender’s Applicable Percentage (calculated (x) without regard to such Defaulting Lender’s Commitment and (y) in accordance with the Commitments in respect of the applicable type of Letter of Credit) of the Utilization to exceed such Non-Defaulting Lender’s Commitment in respect of the applicable type of Letter of Credit. Subject to Section 8.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation;
(b)    if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrower shall within two (2) Business Days following notice by the Administrative Agent cash collateralize or (to the extent permitted by Section 2.12(c)) provide Permitted Cover for such Defaulting Lender’s LC Exposure in accordance with the procedures set forth in Section 2.12 for so long as such LC Exposure is outstanding and to the extent such LC Exposure is not otherwise reallocated pursuant to clause (a) above;
(c)    the Commitment and LC Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 8.05), provided that any waiver, amendment or modification extending or increasing the Commitment of such Defaulting Lender or reducing the principal of any LC Disbursement made by such Defaulting Lender shall require the consent of such Defaulting Lender;
(d)    (i) if such Defaulting Lender’s LC Exposure is reallocated pursuant to the foregoing clause (a), the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any Letter of Credit Fees otherwise payable to such Defaulting Lender pursuant to Section 2.19(b) with respect to such Defaulting Lender’s LC Exposure that has been reallocated to such Non-Defaulting Lender and (y) not be required to pay the Commitment Fees to such Defaulting Lender pursuant to Section 2.19(a) with respect to such reallocated portion of such Defaulting Lender’s LC Exposure, (ii) if the Borrower cash collateralizes or provides (to the extent permitted by Section 2.12(c)) Permitted Cover for any portion of such Defaulting Lender’s LC Exposure pursuant to the foregoing clause (b), the Borrower shall not be required to pay the Letter of Credit Fees or Commitment Fees to such Defaulting Lender pursuant to Sections 2.19(a) and (b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized or covered by Permitted Cover and (iii) if any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to this Section 2.22, the Borrower shall pay to the applicable Issuing Lenders the amount of any such Letter of Credit Fees otherwise payable to such Defaulting Lender pursuant to Section 2.19(b); and
(e)    no Issuing Lender shall be required to issue, amend or increase any Letter of Credit unless it is satisfied that cash collateral or (to the extent permitted by Section 2.12(c)) Permitted Cover will be provided by the Borrower in accordance with the foregoing clause (b).
If the Borrower, the Administrative Agent and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Advances and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments then in effect (without giving effect to Section 2.22(a)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
SECTION 2.23.    Replacement of Lenders.
If any Lender requests compensation under Section 2.17, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender is a Defaulting Lender, or if any Lender does not consent to a proposed amendment, waiver, consent or modification with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.06), without recourse, all of their interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 8.06(b);
(b)    such Lender shall have received payment of an amount equal to the aggregate outstanding amount of its LC Disbursements and/or Revolving Advances, as the case may be, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding LC Disbursements and/or Revolving Advances, as the case may be, and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 2.17 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter; and
(d)    such assignment does not conflict with applicable laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption Agreement executed by the Borrower, the Administrative Agent and the assignee, and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
SECTION 2.24.    Incremental Commitments.
The Borrower may at any time, and from time to time, by notice to the Administrative Agent, request an increase in the Aggregate Commitments provided for under this Agreement (each such increase, an “Incremental Commitment Increase”) or enter into one or more tranches of term loans (each an “Incremental Term Loan”) so long as, after giving effect thereto, the aggregate amount of all such Incremental Commitment Increases and all such Incremental Term Loans, taken together, does not exceed $500,000,000; provided, that (i) the maximum Aggregate Commitment hereunder shall not at any given time be in excess of $2,300,000,000 less any amount of Incremental Term Loans effected pursuant to this Section 2.24, (ii) the maximum Revolving Facility Sublimit shall not at any given time be in excess of $1,250,000,000 (it being understood and agreed that the Revolving Facility Sublimit shall be increased on a dollar-for-dollar basis concurrently with any Incremental Commitment Increase effected under and in accordance with this Section 2.24 (and shall not be increased concurrently with any Incremental Term Loan effected under and in accordance with this Section 2.24), subject at all times to the foregoing $1,250,000,000 absolute limitation), (iii) any such Incremental Commitment Increase or Incremental Term Loan shall be in a minimum amount of $25,000,000 and any whole multiple of $10,000,000 in excess thereof and (iv) each Incremental Commitment Increase will be treated as a Commitment under this Agreement; provided, further, that (A) no Lender shall be required to provide all or any portion of such Incremental Commitment Increase or Incremental Term Loan and nothing contained in this Section 2.24 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder, or provide Incremental Term Loans, at any time and (B) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Incremental Commitment Increase or Incremental Term Loan on the Incremental Commitment Increase Effective Date or Incremental Term Loan Effective Date, as applicable. To achieve the full amount of a requested increase or incremental term loans, as applicable, the Borrower may also invite additional banks or other financial institutions (each an “Augmenting Lender”) to become Incremental Increase Lenders in respect of an Incremental Commitment Increase pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent (each such joinder agreement, an “Incremental Joinder Agreement”) executed by the Borrower, each Incremental Increase Lender (including any existing Lender and any Augmenting Lender) participating in such increase and the Administrative Agent or to become Incremental Term Loan Lenders in respect of an Incremental Term Loan pursuant to an amendment or restatement in form and substance satisfactory to the Administrative Agent (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Term Loan Lender (including any existing Lender and any Augmenting Lender) participating in such tranche of incremental term loans and the Administrative Agent; provided that each Incremental Increase Lender and each Incremental Term Loan Lender (including any Augmenting Lender) shall be subject to the approval of the Administrative Agent and each Issuing Lender (such approval in each case not to be unreasonably withheld or delayed) and the approval of the Borrower, but not the approval of any other Lender. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Incremental Commitment Increase Effective Date”) and the final allocation of such increase, and if incremental term loans are entered into in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Incremental Term Loan Effective Date”) and the final allocation of such incremental term loans. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Incremental Commitment

Increase Effective Date or such incremental term loans and the Incremental Term Loan Effective Date, as applicable.
On each Incremental Commitment Increase Effective Date, each Lender, immediately prior to all Incremental Commitment Increases occurring on such Incremental Commitment Increase Effective Date, will automatically and without further action be deemed to have assigned to each Incremental Increase Lender providing a portion of the Incremental Commitment Increase on such Incremental Commitment Increase Effective Date, and each such Incremental Increase Lender will automatically and without further action be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, each Lender (including each Incremental Increase Lender) shall hold its Applicable Percentage (including any additional Commitments of the Incremental Increase Lenders) of the participations hereunder in Letters of Credit.
Notwithstanding anything to the contrary set forth herein, (i) the terms of each Incremental Commitment Increase shall be identical to the Commitments made as of the Closing Date except that the Applicable Rate in respect of the Letter of Credit Fee and/or the Commitment Fee and any other pricing terms (including upfront fees) shall be determined by the Borrower, the Administrative Agent and the applicable Incremental Increase Lenders and (ii) the Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Advances, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Advances; provided that (1) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (2) the Applicable Rate and any other pricing terms (including upfront fees) shall be determined by the Borrower, the Administrative Agent and the applicable Incremental Term Loan Lenders.
As a condition precedent to any such increase or incremental term loans, the Borrower shall deliver to the Administrative Agent a certificate signed by a senior vice president, the chief financial officer or the treasurer of the Borrower (i) certifying that such Incremental Commitment Increase and/or Incremental Term Loan and the performance of the Borrower’s obligations thereunder (in form and substance reasonably satisfactory to the Administrative Agent) have been duly authorized (and attaching any evidence thereof reasonably requested by the Administrative Agent), and (ii) certifying that, as of the Incremental Commitment Increase Effective Date and/or the Incremental Term Loan Effective Date, as applicable, before and after giving effect to such Incremental Commitment Increase and/or such Incremental Term Loans, (A) the representations and warranties contained in Article IV and the other Loan Documents are true and correct, (B) no default or event of default under any project engineering, procurement, construction, maintenance and related activities and/or contracts of the Borrower or any of its Subsidiaries shall have occurred and be continuing which could reasonably be expected to materially and adversely affect the ability of the Borrower to perform its obligations under the Loan Documents and (C) no Default shall have occurred and be continuing.
Solely with respect to any Incremental Commitment Increase and any Incremental Term Loans, this Section shall supersede any provisions in Sections 2.14(c), 2.14(d), 8.04 or 8.05 to the contrary. In connection with any Incremental Commitment Increase or any Incremental Term Loans, the Administrative Agent and the Borrower may, without the consent of any Lenders, effect such amendments (including, without limitation, an Incremental Term Loan Amendment) to this Agreement and any other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.24.
SECTION 2.25.    Extension of Maturity Date.
(a)    Requests for Extension. The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 60 days and not later than 30 days prior to each anniversary of the date of this Agreement (each such date, an “Extension Date”), request that each Lender extend such Lender’s Maturity Date to the date that is one year after the Maturity Date then in effect for such Lender (the “Existing Maturity Date”).

(b)    Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is 15 days after the date on which the Administrative Agent received the Borrower’s extension request (the “Lender Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (each Lender that determines to so extend its Maturity Date, an “Extending Lender”). Each Lender that determines not to so extend its Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Lender Notice Date), and any Lender that does not so advise the Administrative Agent on or before the Lender Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree, and it is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for extension of the Maturity Date.
(c)    Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of each Lender’s determination under this Section no later than the date that is 15 days prior to the applicable Extension Date (or, if such date is not a Business Day, on the next preceding Business Day).
(d)    Additional Commitment Lenders. The Borrower shall have the right, but shall not be obligated, on or before the applicable Maturity Date for any Non-Extending Lender to replace such Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more banks, financial institutions or other entities (each, an “Additional Commitment Lender”) approved by the Administrative Agent in accordance with the procedures provided in Section 2.24, each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption Agreement (in accordance with and subject to the restrictions contained in Section 8.06, with the Borrower or replacement Lender obligated to pay any applicable processing or recordation fee) with such Non-Extending Lender, pursuant to which such Additional Commitment Lenders shall, effective on or before the applicable Maturity Date for such Non-Extending Lender, assume a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date). The Administrative Agent may effect such amendments to this Agreement as are reasonably necessary to provide for any such extensions with the consent of the Borrower but without the consent of any other Lenders.
(e)    Minimum Extension Requirement. If (and only if) the total of the Commitments in respect of the Revolving Facility Sublimit of the Lenders that have agreed to extend their Maturity Date and the additional Commitments of the Additional Commitment Lenders is more than 50% of the aggregate amount of the Revolving Facility Sublimit in effect immediately prior to the applicable Extension Date, then, effective as of the applicable Extension Date, the Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date that is one year after the Existing Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement and shall be bound by the provisions of this Agreement as a Lender hereunder and shall have the obligations of a Lender hereunder.
(f)    Conditions to Effectiveness of Extension. Notwithstanding the foregoing, (x) no more than two (2) extensions of the Maturity Date shall be permitted hereunder and (y) any extension of any Maturity Date pursuant to this Section 2.25 shall not be effective with respect to any Lender unless:
(i)    no Default shall have occurred and be continuing on the applicable Extension Date and immediately after giving effect thereto;
(ii)    all representations and warranties of the Borrower contained in Article IV of this Agreement shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the applicable Extension Date and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(iii)    no default or event of default under any project engineering, procurement, construction, maintenance and related activities and/or contracts of the Borrower or any of its Subsidiaries shall have occurred and be continuing on and as of the applicable Extension Date and after giving effect thereto which could reasonably be expected to materially and adversely affect the ability of the Borrower to perform its obligations under the Loan Documents; and
(iv)    the Administrative Agent shall have received a certificate from the Borrower signed by a senior vice president, the chief financial officer or the treasurer of the Borrower (A) certifying the accuracy of the foregoing clauses (i), (ii) and (iii) and (B) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension.
(g)    Maturity Date for Non-Extending Lenders. On the Maturity Date of each Non-Extending Lender, (i) the Commitment of each Non-Extending Lender shall automatically terminate and (ii) the Borrower shall repay such Non-Extending Lender in accordance with Section 2.03 (and shall pay to such Non-Extending Lender all of the other Obligations owing to it under this Agreement) and after giving effect thereto shall prepay any Revolving Advances outstanding on such date (and pay any additional amounts required pursuant to Section 8.03(c)) to the extent necessary to keep outstanding Revolving Advances ratable with any revised Applicable Percentages of the respective Lenders effective as of such date, and the Administrative Agent shall administer any necessary reallocation of the outstanding Revolving Advances and LC Exposures (without regard to any minimum borrowing, pro rata borrowing and/or pro rata payment requirements contained elsewhere in this Agreement).
(h)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.14 or Section 8.05 to the contrary.
SECTION 2.26.    ESG Amendment.
(a)    The parties hereto acknowledge that the Sustainability Targets (as defined below) have not been determined and agreed as of the Closing Date and that Schedule 1.01(c) therefore has been intentionally left blank as of the Closing Date. The Borrower may, at any time following the Closing Date, submit a request in writing to the Administrative Agent that this Agreement be amended to include the Sustainability Targets and other related provisions (including without limitation those provisions described in this Section 2.26), to be mutually agreed by the requisite parties hereto in accordance with this Section 2.26 and Section 8.05(a) (such amendment, the “ESG Amendment”). Such request shall be accompanied by the proposed Sustainability Targets as prepared by the Borrower in consultation with the Co-Sustainability Coordinators and may be devised with assistance from the Sustainability Assurance Provider (defined below), which shall be included as Schedule 1.01(c). The proposed ESG Amendment shall also include the ESG Pricing Provisions (defined below) and shall identify a sustainability assurance provider, provided that any such sustainability assurance provider (if any) shall be a qualified external reviewer, independent of the Borrower and its Subsidiaries, with relevant expertise, such as an auditor, environmental consultant and/or independent ratings agency of recognized national standing (the “Sustainability Assurance Provider”).
(b)    The Administrative Agent, the Lenders and the Borrower shall in good faith enter into discussions to reach an agreement in respect of the proposed Sustainability Targets and Sustainability Assurance Provider (if any), and any proposed incentives and penalties for compliance and noncompliance, respectively, with the Sustainability Targets, including any adjustments to the Applicable Rate (and/or the fee rates contained therein) (such provisions, collectively, the “ESG Pricing Provisions”); provided that the amount of any such adjustments made pursuant to an ESG Amendment shall not result in a decrease or an increase of more than (i) 0.01% in the Applicable Rate for Commitment Fees set forth in the definition of “Applicable Rate” and (ii) 0.05% in the Applicable Rates for Term Benchmark Rate Revolving Advances, RFR Rate Revolving Advances, Base Rate Revolving Advances, Financial Letters of Credit and Performance Letters of Credit, in each case set forth in the definition of “Applicable Rate” (the spreads and rates referenced in the immediately foregoing clauses (i) and (ii), the “Specified Rates”) during any calendar year, which pricing adjustments shall be applied in accordance with the terms as further described in the ESG Pricing Provisions; provided that (i) in no event shall any of the Specified Rates be less than 0% at any time and (ii) for the avoidance of doubt, such pricing adjustments shall not be cumulative year-over-year, and each applicable adjustment shall only apply until the date on which the next adjustment is due to take place pursuant to the ESG Pricing Provisions. The ESG Amendment (including the ESG Pricing Provisions) will become effective on or after 5:00 p.m. (New York City time) on the tenth (10th) Business Day after the date notice of such ESG Amendment is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Documents so long as the Administrative Agent has not received, by such time, written notice of such objection to such ESG Amendment from Lenders comprising the Required Lenders. The Borrower agrees and confirms that the ESG Pricing Provisions shall follow the Sustainability Linked Loan Principles, as published in May 2021, and as may be updated, revised or amended from time to time by the Loan Market Association and the Loan Syndications & Trading Association (the “SLL Principles”).
(c)    Following the effectiveness of the ESG Amendment, any amendment or other modification to the ESG Pricing Provisions which does not have the effect of reducing the Specified Rates to a level not otherwise permitted by this Section 2.26 shall be subject only to the consent of the Required Lenders.
As used in this Section 2.26, “Sustainability Targets” means specified key performance indicators with respect to certain environmental, social and governance targets of the Borrower and its Subsidiaries, which shall be confirmed by the Borrower and its counsel as being consistent with the SLL Principles.
ARTICLE III

CONDITIONS PRECEDENT
SECTION 3.01.    Closing Date.
The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:
(a)    Receipt of Documentation. The Administrative Agent shall have received:
(i)    counterparts of this Agreement signed by the Borrower, the Administrative Agent, each Issuing Lender as of the Closing Date and each Lender (which, subject to Section 8.09, may include any Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page);
(ii)    a certificate, dated the Closing Date, of the Secretary, Assistant Secretary or member of the management board of the Borrower, substantially in the form of Exhibit C: (A) attaching a true and complete copy of the resolutions of its Board of Directors authorizing the execution and delivery of this Agreement and the other Loan Documents by the Borrower and the performance of the Borrower’s obligations thereunder, and of all other documents evidencing other necessary action (in form and substance reasonably satisfactory to the Administrative Agent) taken by it to authorize the Loan Documents and the transactions contemplated thereby, (B) attaching a true and complete copy of its certificate of incorporation and bylaws, (C) certifying that said certificate of incorporation and bylaws are true and complete copies thereof, are in full force and effect and have not been amended or modified, and (D) setting forth the incumbency of its officer or officers who may sign the Loan Documents and request Revolving Advances and Letters of Credit, including therein a signature specimen of such officer or officers;
(iii)    a certificate of good standing for the Borrower from the Secretary of State for the State of Delaware and dated a recent date prior to the Closing Date; and
(iv)    a certificate, dated the Closing Date, signed by a senior vice president, the chief financial officer or the treasurer of the Borrower certifying (A) that, as of the Closing Date, the conditions set forth in Sections 3.02(b)(i), (ii) and (iii) have been satisfied (B) that, as of the Closing Date, there exists no Material Adverse Change and (C) the current Ratings.
(b)    Opinions. The Administrative Agent shall have received opinions of (i) Gibson, Dunn & Crutcher LLP, special counsel for the Borrower, and (ii) Eric P. Helm, internal counsel for the

Borrower, in each case addressed to the Credit Parties and covering such matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request, dated the Closing Date.
(c)    Fees and Expenses Due to the Credit Parties. All fees and expenses due and payable to the Administrative Agent, the Joint Lead Arrangers and any other Credit Party shall have been paid.
(d)    Fees and Expenses of Special Counsel. The fees and expenses of Latham & Watkins LLP, special counsel to the Administrative Agent, in connection with the preparation, negotiation and closing of the Loan Documents shall have been paid.
(e)    KYC and BOC Materials. (i) The Administrative Agent shall have received, at least five (5) days prior to the Closing Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, to the extent requested in writing of the Borrower at least ten (10) days prior to the Closing Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Closing Date, any Lender that has requested, in a written notice to the Borrower at least ten (10) days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (e) shall be deemed to be satisfied).
SECTION 3.02.    Conditions to All Revolving Advances and Letters of Credit.
The following conditions must be satisfied prior to the making of each Revolving Advance and the issuance, amendment, renewal or extension of each Letter of Credit:
(a)    Notice; Application. In the case of the making of a Revolving Advance, the Administrative Agent shall have received a Notice of Revolving Borrowing. In the case of the issuance of a Letter of Credit, the Administrative Agent and the applicable Issuing Lender shall have received: (i) the notice required by Section 2.07(a) hereof; and (ii) an Application in the form required by the applicable Issuing Lender duly completed by the Borrower.
(b)    Representations and Warranties; No Default. At the time of and immediately after giving effect to the applicable Revolving Borrowing or the issuance of the applicable Letter of Credit: (i) no Default shall have occurred and be continuing, (ii) all representations and warranties of the Borrower contained in Article IV of this Agreement shall be true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects), and (iii) no default or event of default under any project engineering, procurement, construction, maintenance and related activities and/or contracts of the Borrower or any of its Subsidiaries shall have occurred and be continuing which could reasonably be expected to materially and adversely affect the ability of the Borrower to perform its obligations under the Loan Documents.
(c)    Commitments and LC Exposure. Both before and immediately after giving effect to the applicable Revolving Borrowing or the issuance of the applicable Letter of Credit, (i) the Dollar Equivalent of the total LC Exposure plus the outstanding principal amount of all Revolving Advances shall not exceed the Aggregate Commitments and (ii) the Dollar Equivalent of the total LC Exposure in respect of Financial Letters of Credit plus the outstanding principal amount of all Revolving Advances shall not exceed the Revolving Facility Sublimit.
Each making of a Revolving Advance and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants that:
SECTION 4.01.    Corporate Existence and Power.
Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate or other organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
SECTION 4.02.    Corporate and Governmental Authorization; Contravention.
The execution, delivery and performance by the Borrower of this Agreement and by each Loan Party of the other Loan Documents (i) are within the Borrower’s and each other Loan Party’s corporate or other organizational powers, (ii) have been duly authorized by all necessary corporate or other organizational actions and, if required, actions by equity holders, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene or constitute a default under any provision of applicable law or regulation, or of the certificate of incorporation, by-laws or other organizational documents of the Borrower or such Loan Party, and (v) do not contravene or constitute a default under, or result in the creation of any Lien under, any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or such Loan Party, other than Liens created under the Loan Documents.
SECTION 4.03.    Binding Effect.
The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a valid and binding agreement of such Loan Party, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law and (iii) requirements of reasonableness, good faith and fair dealing
SECTION 4.04.    Financial Information.
(a)    Balance Sheet. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2020 and the related consolidated statements of earnings and of cash flow for the fiscal year then ended, reported on by Ernst & Young LLP and set forth in the Borrower’s 2020 Form 10-K, a copy of which has been made available to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such fiscal year.
(b)    Material Adverse Change. There exists no Material Adverse Change.
SECTION 4.05.    Litigation.
There is no action, suit or proceeding pending or to the knowledge of the Borrower threatened against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (i) which could reasonably be expected to have a Material Adverse Effect, or (ii) which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document.

SECTION 4.06.    Compliance with ERISA.
The Borrower and its Subsidiaries have fulfilled their obligations under the minimum funding standards of ERISA with respect to each Plan and are in compliance in all material respects with the currently applicable provisions of ERISA, noncompliance with which could reasonably be expected to have a Material Adverse Effect.
SECTION 4.07.    Taxes.
The Borrower and its Subsidiaries have filed all United States Federal income Tax returns and all other material Tax returns which are required to be filed by them and have paid all Taxes due other than any such Taxes being currently contested in good faith and for which adequate reserves are being maintained in accordance with GAAP and other than where the failure to so file or pay would not have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of Taxes are adequate in accordance with GAAP.
SECTION 4.08.    Material Subsidiaries.
Each of the Borrower’s Material Subsidiaries is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has all requisite power and authority and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.
SECTION 4.09.    Not an Investment Company; Margin Regulations.
No Loan Party is an “investment company” within the meaning of, or subject to regulation as an “investment company” under, the Investment Company Act of 1940, as amended. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 5.08 or Section 5.09 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Debt and within the scope of Section 6.01(e) will be margin stock.
SECTION 4.10.    Business of the Borrower; Use of Proceeds.
No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no Revolving Advance or LC Disbursement will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. To the extent permitted by Section 2.07(b), the purpose of (i) each Financial Letter of Credit shall be to support the obligations of the Borrower or any of the Borrower’s Subsidiaries as a financial guarantee type letter of credit or to back bank guarantees issued by any Issuing Lender or its correspondent bank to support such Financial Letters of Credit and (ii) each Performance Letter of Credit shall be to support, or to back bank guarantees issued by other banks to support, the Borrower’s and the Related Entities’ performance under specific project engineering, procurement, construction, maintenance and related activities and/or contracts. Neither the issuance of any Letter of Credit or the making of any Revolving Advance nor the payment of any Obligation will violate any applicable law or regulation.
SECTION 4.11.    No Misleading Statements.
No written information, exhibit or report furnished by or at the direction of the Borrower or any Subsidiary to the Administrative Agent or any Lender in connection with this Agreement, when taken as a whole, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not materially misleading. As of the Closing Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 4.12.    Environmental Matters.
In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties now or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that Environmental Laws are not likely to have a Material Adverse Effect.
SECTION 4.13.    No Default.
No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
SECTION 4.14.    Sanctions; AML Laws and Anti-Corruption Laws.
(a)    Neither the Borrower nor any of its Subsidiaries or officers, or, to the knowledge of the Borrower, any director, Affiliate, agent or employee of it, is knowingly engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction in any material respect and the Borrower has instituted and maintains policies and procedures designed to ensure compliance with such laws, regulations and rules.
(b)    None of the Borrower, any of its Subsidiaries or officers, or, to the knowledge of the Borrower, any director, or employee of the Borrower or any of its Subsidiaries is a Person, that is: (i) (A) any Person listed in any Sanctions-related list of designated Persons maintained by U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury, or (B) any Person owned or controlled by any such Person or Persons described in clause (A) (a “Sanctioned Person”) or (ii) in the case of the Borrower or any Subsidiary, directors and officers, located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country, or territory (a “Sanctioned Country”).
SECTION 4.15.    Liens.
There are no Liens on any of the real or personal properties of the Borrower or any Subsidiary except for Liens permitted by Section 5.08.
SECTION 4.16.    Solvency.
The Borrower and its Subsidiaries taken as a whole are Solvent as of the Closing Date.
SECTION 4.17.    Security Interest in Collateral.
During any Collateral Period, the Collateral Documents, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral covered thereby and (i) when the Collateral constituting certificated securities (as defined in the UCC) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the Liens under the Collateral Documents will constitute a fully perfected security interest in all right, title and interest of the respective Loan Parties thereunder in such Collateral, prior and superior in right to any other Person, except for Liens permitted by Section 5.08 and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Documents will constitute a fully perfected security interest in all right, title and interest of the respective Loan Parties in the remaining Collateral to the extent perfection can be obtained by filing UCC financing statements, prior and superior to the rights of any other Person, except for Liens permitted by Section 5.08.
SECTION 4.18.    Properties.
(a)    Except for Liens permitted pursuant to Section 5.08, each of the Borrower and its Subsidiaries has good title to, or (to the knowledge of the Borrower or any Subsidiary) valid leasehold interests in, all its real and personal property (other than intellectual property, which is subject to Section 4.18(b)) material to its business, except as could not reasonably be expected to result in a Material Adverse Effect.
(b)    Each of the Borrower and its Subsidiaries owns, or is licensed to use (subject to the knowledge-qualified infringement representation in this Section 4.18(b)), all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries, to any Loan Party’s knowledge, does not infringe upon the rights of any other Person, except for any such infringements, or ownership or license issues, that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 4.19.    Insurance.
The Borrower maintains, and has caused each Material Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all of their material real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
SECTION 4.20.    Affected Financial Institution.
No Loan Party is an Affected Financial Institution.
ARTICLE V

COVENANTS
The Borrower agrees that, so long as any Lender has any Commitment or any LC Exposure or any other Obligation hereunder remains outstanding:
SECTION 5.01.    Information.
The Borrower will deliver to each of the Lenders:
(a)    Annual Financial Statements. As soon as available and in any event within one hundred (100) days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of earnings and cash flow for such fiscal year, as set forth in the Borrower’s annual report for the fiscal year then ended as filed with the SEC on form 10-K, setting forth in each case in comparative form the figures for the previous fiscal year, audited and accompanied by a report and opinion of Ernst & Young LLP or other independent public accountants of nationally recognized standing, which report and opinion shall be prepared in a manner acceptable to the SEC and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;
(b)    Quarterly Financial Statements. As soon as available and in any event within fifty-five (55) days after the end of each of the first three (3) quarters of each fiscal year of the Borrower, an unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of earnings and cash flow for such quarter and for the portion of the Borrower’s fiscal year ended at the end of such quarter, as set forth in the Borrower’s quarterly report for the fiscal quarter then ended as filed with the SEC on Form 10-Q, all certified by the chief financial officer or the chief accounting officer of the Borrower that they are (i) complete and fairly present the financial condition of the Borrower and its Consolidated Subsidiaries as at the dates indicated and the results of their operations and changes in their cash flow for the periods indicated; (ii) disclose all liabilities of the Borrower and its Consolidated Subsidiaries that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and (iii) have been prepared in accordance with GAAP (subject to normal year-end adjustments);
(c)    Certificate of Chief Financial Officer. Simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.07 on the date of such financial statements (it being understood and agreed that, for the purposes of such calculations in respect of the covenant set forth in Section 5.07(c), the Borrower shall only be required to show calculations demonstrating compliance with such covenant as of the last day of the applicable fiscal quarter or fiscal year covered by such financial statements), (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, and (iii) describing the parties, subject matter, and nature and amount of relief granted to the prevailing party in any litigation or proceeding in which a final judgment or order which is either for the payment of money in an amount equal to or exceeding $25,000,000 (or the Exchange Equivalent thereof) or which grants any material non-monetary relief to the prevailing party therein was rendered against the Borrower or any Subsidiary (whether or not satisfied or stayed) during the most recently ended fiscal quarter;
(d)    Notice of Default. Forthwith upon knowledge of the occurrence of any Default, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;
(e)    Other Financial Statements. Promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;
(f)    SEC Filings. Promptly upon the filing thereof, copies of (i) all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower or any Subsidiary shall have filed with the SEC, and (ii) all other reports which the Borrower or any Subsidiary shall have filed with the SEC or any national securities exchange, unless the Borrower or such Subsidiary is not permitted to provide copies thereof to the Lenders pursuant to applicable laws or regulations;
(g)    ERISA Reportable Events. If and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability in excess of $20,000,000 (or the Exchange Equivalent thereof) under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;
(h)    Notice of Rating Change. Promptly upon the Borrower’s obtaining knowledge thereof, notice of any withdrawal or change or proposed withdrawal or change in any Ratings;
(i)    Notice of Changes in Accounting Policies. Promptly following any such change, notice of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary;

(j)    Change in BOC Information. Promptly following any such change, notice of any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification;
(k)    Change in Minimum Liquidity Amount. To the extent that the Borrower wishes to confirm a change in the Minimum Liquidity Amount, the Borrower shall deliver to the Administrative Agent a certificate of a senior vice president, the chief financial officer or the treasurer of the Borrower, in form reasonably satisfactory to the Administrative Agent, providing a reasonably detailed calculation of the Minimum Liquidity Amount as of the date of such certificate (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry);
(l)    Aggregate Amount of Secured Bilateral LC Obligations. Promptly following such change, notice of any change in the aggregate amount of Secured Bilateral LC Obligations (it being understood and agreed that in no event shall the Dollar Equivalent of the aggregate amount of all Secured Bilateral LC Obligations exceed $250,000,000); and
(m)    Other Financial Information. From time to time (x) such additional information regarding the financial position or business of the Borrower or any Subsidiary as the Administrative Agent, at the reasonable request of any Lender, may request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.
Documents or information required to be delivered pursuant to Section 5.01(a), (b), (e), (f), (i) or (m) (to the extent any such documents or information are included in materials otherwise filed with the SEC) may be delivered electronically (including, without limitation, via Debt Domain or any similar platform) and if so delivered, shall be deemed to have been delivered on the date on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on the Borrower’s signature page hereto; provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
SECTION 5.02.    Payment of Obligations.
The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, except where the same may be contested in good faith by appropriate proceedings or where the failure to so pay and discharge would not have a Material Adverse Effect, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.
SECTION 5.03.    Maintenance of Property; Insurance.
(a)    Maintenance of Property. The Borrower will keep, and will cause each Material Subsidiary to keep, all material items of property useful and necessary in its business in good working order and condition, ordinary wear and tear and damage from casualty excepted.
(b)    Insurance. The Borrower will maintain, and will cause each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in at least such amounts and against at least such risks as are usually insured against by companies of established repute engaged in the same or similar business as the Borrower or such Subsidiary and owning similar assets (“Industry Standards”), except where such risks are covered by self insurance so long as the amount of such self insurance and the risks covered thereby are consistent with Industry Standards. The Borrower will promptly furnish to the Lenders such information as to insurance carried or self insurance maintained as may be reasonably requested in writing by the Administrative Agent on behalf of any Lender. During any Collateral Period, the Borrower shall deliver to the Administrative Agent endorsements (x) to all “All Risk” physical damage insurance policies on all of the tangible personal property and assets of the Borrower and the Subsidiary Guarantors naming the Administrative Agent as lender loss payee, and (y) to all general liability and other liability policies of the Borrower and the Subsidiary Guarantors naming the Administrative Agent an additional insured. During any Collateral Period, in the event the Borrower or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part then due and payable relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent reasonably deems advisable, it being agreed that the Administrative Agent shall reasonably promptly notify the Borrower of any such action. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement.
SECTION 5.04.    Conduct of Business and Maintenance of Existence.
The Borrower will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect, its respective legal existence and good standing under the laws of the jurisdiction of its organization and its respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prevent any Subsidiary from (i) merging into, consolidating with, or selling, leasing or otherwise transferring all of its assets to the Borrower or another Subsidiary, or (ii) abandoning or disposing of any of its assets or abandoning or terminating any right or franchise if (A) disposition or termination does not violate any other provision of this Agreement and (B) all such abandonments, dispositions and terminations do not in the aggregate cause a Material Adverse Effect.
SECTION 5.05.    Compliance with Laws.
The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, orders, and requirements of governmental authorities (including, without limitation, ERISA, Environmental Laws and the rules and regulations thereunder), except where failure to so comply would not have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Sanctions, anti-corruption laws and applicable anti-money laundering laws.
SECTION 5.06.    Keeping of Records; Inspection of Property, Books and Records.
The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in accordance with GAAP consistently applied; and will permit, and will cause each Subsidiary to permit, the Administrative Agent, any of the Lenders or any agents or representatives of the Administrative Agent or any Lender, at the Administrative Agent’s or such Lender’s expense, to visit and inspect any of its respective properties, to examine any of its respective books and records and (subject to Section 8.10) to discuss its respective affairs, finances and accounts with any of its respective officers, directors, employees and independent public accountants, all at such times and as often as may reasonably be desired, in each case upon reasonable notice and during normal business hours. Notwithstanding anything to the contrary in this Section 5.06, none of the Borrower or any of its Subsidiaries will be required to disclose, permit the inspection, examination or discussion of, any document, information or other matter in respect of which such disclosure is then prohibited by law or any agreement binding on the Borrower or any of its Subsidiaries.

SECTION 5.07.    Financial Covenants.
(a)    Debt to Capitalization Ratio. The ratio of (i) Consolidated Debt to (ii) the sum of (x) Consolidated Debt plus (y) Consolidated Shareholders’ Equity will not exceed 0.60 to 1.00 as of the last day of any fiscal quarter of the Borrower.
(b)    Total Debt. Notwithstanding anything to the contrary set forth in (or what may be permitted by) Section 5.15, the total Debt of all Consolidated Subsidiaries (other than Subsidiaries that then constitute Subsidiary Guarantors) of the Borrower, excluding the Debt, if any, owed by such Consolidated Subsidiaries to the Borrower or another Consolidated Subsidiary of the Borrower, will at no time exceed an amount equal to the greater of (x) $750,000,000 and (y) €750,000,000.
(c)    Minimum Liquidity. The Borrower shall maintain at all times Liquidity in an amount equal to or greater than the Minimum Liquidity Amount at such time.
SECTION 5.08.    Liens.
Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien securing Debt on any asset now owned or hereafter acquired by it, or assign any right to receive income, except:
(a)    (i) Liens created pursuant to any Loan Document and (ii) Liens existing on the date of this Agreement and, to the extent securing Debt having a principal amount in excess of $50,000,000 in the aggregate, disclosed on Schedule 5.08 attached hereto and any renewals or extensions thereof, provided that the property covered thereby is not expanded;
(b)    any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary or is merged into or consolidated with the Borrower or a Subsidiary; provided that (i) such Lien is not created in contemplation of such event, (ii) such Lien shall not apply to any other property or asset of the Borrower or any of its Subsidiaries, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;
(c)    any Lien on any asset securing Debt permitted by Section 5.15(e); provided that such Lien shall not apply to any other property or asset of the Borrower or any of its Subsidiaries;
(d)    any Lien existing on any asset, or on the assets of any Person, prior to the acquisition thereof by the Borrower or a Subsidiary and not created primarily in contemplation of such acquisition, including Liens securing Debt permitted by Section 5.15(f);
(e)    any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section 5.08; provided that such Debt is not increased and is not secured by any additional assets;
(f)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(j);
(g)    any Lien on or with respect to the property or assets of any Subsidiary securing obligations owing to the Borrower or another Subsidiary;
(h)    rights of offset and bankers’ liens in connection with Debt permitted hereby;
(i)    Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security (other than a Lien imposed by ERISA) or to secure the performance of tenders, statutory obligations, bid and appeals bonds, contracts (other than for the repayment of borrowed money) and surety and performance bonds (including, without limitation, Liens securing obligations under indemnity agreements for surety bonds); and

(j)    Liens not otherwise permitted by the foregoing clauses of this Section 5.08 securing Debt in an aggregate principal amount at any time outstanding not to exceed $50,000,000.
SECTION 5.09.    Consolidations, Mergers, Fundamental Changes and Sales of Assets.
(a)    The Borrower will not, and will not permit any Material Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or otherwise Dispose of all or substantially all of its assets, or all or substantially all of the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that:
(i)    any Person (other than the Borrower or any of its Subsidiaries) may merge or consolidate with the Borrower or any of its Subsidiaries; provided that any such merger or consolidation involving (A) the Borrower must result in the Borrower as the surviving entity and (B) a Subsidiary Guarantor must result in a Subsidiary Guarantor or the Borrower as the surviving entity;
(ii)    any Subsidiary may merge into or consolidate with a Loan Party in a transaction in which the surviving entity is a Loan Party (provided that any such merger involving the Borrower must result in the Borrower as the surviving entity);
(iii)    any Subsidiary that is not a Loan Party may merge into or consolidate with another Subsidiary that is not a Loan Party;
(iv)    the Borrower and its Subsidiaries may sell, transfer, lease or otherwise dispose of any Subsidiary that is not a Loan Party (and, in connection with a liquidation, winding up or dissolution or otherwise, any Subsidiary that is not a Loan Party may sell, transfer, lease, license or otherwise dispose of any, all or substantially all of its assets) to another Subsidiary that is not a Loan Party;
(v)    the Borrower and its Subsidiaries shall be permitted to make Dispositions permitted by Section 5.09(d), including such Dispositions involving any merger or consolidation of a Subsidiary where such Subsidiary is not the surviving entity;
(vi)    any Subsidiary that is not a Loan Party may liquidate, wind up or dissolve if the Borrower determines in good faith that such liquidation, winding up or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; and
(vii)    any Subsidiary may liquidate, wind up or dissolve if its assets are transferred to the Borrower or any Subsidiary Guarantor or, if such Subsidiary is not a Subsidiary Guarantor, to any other Subsidiary.
provided that, during any Collateral Period, any such merger or consolidation involving a Person that is not a Loan Party immediately prior to such merger or consolidation, other than pursuant to a Disposition as described in clause (v) of this Section 5.09(a), shall not be permitted unless it is also permitted by Section 5.16.
(b)    The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business substantially different from businesses of the type conducted by the Borrower and its Subsidiaries (taken as a whole) on the Closing Date and businesses reasonably related, ancillary, similar, complementary or synergistic thereto or reasonable extensions, development or expansion thereof.
(c)    The Borrower will not, nor will it permit any of its Subsidiaries to, change its fiscal year from the basis in effect on the Closing Date; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders, to make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
(d)    The Borrower will not, and will not permit any Subsidiary to, make any Disposition, except:
(i)    Dispositions of obsolete, worn out or surplus property or other immaterial assets in the ordinary course of business;
(ii)    Dispositions of cash, inventory and Permitted Investments and other marketable securities in the ordinary course of business;
(iii)    Dispositions of equipment or real property to the extent that (x) such property is exchanged for credit against the purchase price of similar replacement property or (y) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(iv)    Dispositions to the Borrower or a Subsidiary; provided that any such Dispositions involving a Subsidiary that is not a Loan Party shall, to the extent applicable, be made in compliance with Sections 5.16 and 5.18;
(v)    leases, licenses, subleases or sublicenses (including the provision of open source software under an open source license) granted in the ordinary course of business and on ordinary commercial terms that do not interfere in any material respect with the business of the Borrower and its Subsidiaries;
(vi)    Dispositions of intellectual property rights that are no longer used or useful in the business of the Borrower and its Subsidiaries and the nonexclusive licensing of intellectual property in the ordinary course of business;
(vii)    the discount, write-off or Disposition of accounts receivable overdue by more than ninety days, in each case in the ordinary course of business;
(viii)    Dispositions of non-core assets acquired in an Acquisition permitted by this Agreement; provided that such Dispositions shall be consummated within 360 days of such Acquisition; provided, further, that (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the Borrower) and (y) no less than 75% thereof shall be paid in cash;
(ix)    other Dispositions of assets in a single transaction or a series of related transactions with a fair market value of $25,000,000 or less;
(x)    Restricted Payments permitted by Section 5.19, Investments permitted by Section 5.16 and Liens permitted by Section 5.08; and
(xi)    the Borrower and its Subsidiaries may make any other Disposition so long as (i) no Event of Default has occurred and is continuing prior to making such Disposition or would arise immediately after giving effect (including giving effect on a pro forma basis) thereto and (ii) immediately after giving effect (including giving effect on a pro forma basis) thereto, the Borrower is in compliance with the covenants in Section 5.07.
SECTION 5.10.    Payment of Taxes, Etc.
The Borrower will pay, and will cause each Subsidiary to pay, before the same become delinquent, all Taxes, assessments and governmental charges imposed upon it or any of its properties, except where the same may be contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP, or where any failure to so pay would not have a

Material Adverse Effect, and the Borrower will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of the same.
SECTION 5.11.    Pari-passu Obligations.
During any period when the Collateral Documents are not in effect, the obligations under this Agreement shall constitute direct, unconditional, senior, unsubordinated, general obligations of the Borrower and will rank at least pari-passu (in priority of payment) with all other existing and future senior, unsecured, unsubordinated obligations of the Borrower resulting from any indebtedness for borrowed money or Debt Guarantee.
SECTION 5.12.    Further Assurances.
At any time or from time to time upon the request of the Administrative Agent, the Borrower will, at its expense, promptly execute, acknowledge and deliver such further documents (including collateral agreements, UCC financing statements and the like pursuant to Section 2.12 and Section 5.14) and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents.
SECTION 5.13.    Use of Proceeds.
Neither the Borrower or any of its Subsidiaries will, directly or indirectly, use the proceeds of the Revolving Advances or Letters of Credit in violation of Section 4.10. None of the Borrower or any of its Subsidiaries will, directly or indirectly, use the proceeds of any Revolving Advance or any Letter of Credit hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or any other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, a Sanctioned Person or Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the loan hereunder, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise).
SECTION 5.14.    Subsidiary Guarantors; Collateral.
(a)    As promptly as possible but in any event within forty-five (45) days (or such later date as may be agreed upon by the Administrative Agent in its sole discretion) after a Collateral Springing Event, the Borrower will enter into the Security Agreement, and the Borrower will cause any Person that qualifies as a Material Domestic Subsidiary as of the commencement of the applicable Collateral Period (and the Borrower shall provide the Administrative Agent with written notice thereof) to (i) enter into the Subsidiary Guaranty (or deliver to the Administrative Agent a joinder to the Subsidiary Guaranty (substantially in the form attached thereto or in such other form as may be agreed by the Administrative Agent) if the Subsidiary Guaranty is already in effect at such time) and (ii) enter into the Security Agreement (or deliver to the Administrative Agent a joinder to the Security Agreement (substantially in the form attached thereto or in such other form as may be agreed by the Administrative Agent) if the Security Agreement is already in effect at such time), such Subsidiary Guaranty and such Security Agreement (or, in each case, such joinder thereto) to be accompanied by requisite organizational resolutions, other organizational documentation and legal opinions as may be reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent and its counsel. Notwithstanding anything to the contrary in any Loan Document, no Excluded Subsidiary shall be required to be a Subsidiary Guarantor. If any additional Material Domestic Subsidiary is formed or acquired or if any Material Domestic Subsidiary ceases to be an Excluded Subsidiary, in each case after the commencement of the Collateral Period, the Borrower will cause such Material Domestic Subsidiary to comply with the provisions of this Section 5.14(a) within forty-five (45) days after such Material Domestic Subsidiary is formed or acquired or ceases to be an Excluded Subsidiary.
(b)    As promptly as possible but in any event within forty-five (45) days (or such later date as may be agreed upon by the Administrative Agent in its sole discretion) after a Collateral Springing Event, or within the time frame set forth in the last sentence of Section 5.14(a), as applicable, and thereafter at all times during any Collateral Period, the Borrower will cause, and will cause each other

Loan Party to cause, all of its owned property (whether real, personal, tangible, intangible, or mixed but excluding Excluded Assets and subject to any other exclusions set forth in the Collateral Documents) to be subject at all times to perfected Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 5.08. With respect to the pledge of any Equity Interest in any Subsidiary and subject to the terms, limitations and exceptions set forth in the applicable Collateral Documents, the Borrower will cause (A) 100% of the issued and outstanding Equity Interests of each Pledge Subsidiary that is a Domestic Subsidiary (other than Domestic Foreign Holding Companies and Subsidiaries of a CFC or a Domestic Foreign Holding Company) and (B) 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (the “Relevant Pledge Percentage”) in each Pledge Subsidiary (i) that is a Foreign Subsidiary treated as a CFC or (ii) that is a Domestic Foreign Holding Company, in the case of clause (i) and (ii), directly owned by the Borrower or any other Loan Party (other than Excluded Assets) to be subject at all times to a perfected (subject in any case to Liens permitted by Section 5.08) Lien in favor of the Administrative Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents and subject to the exclusions contained therein. The Borrower will, and will cause each Subsidiary Guarantor to, deliver Mortgages and Mortgage Instruments with respect to real property owned by the Borrower or such Subsidiary Guarantor (other than Excluded Assets). Notwithstanding the foregoing, no such Mortgages and Mortgage Instruments are required to be delivered hereunder until the date that is ninety (90) days after any Collateral Springing Event (or such later date as may be agreed upon by the Administrative Agent in its sole discretion). Notwithstanding the foregoing, with respect to any property acquired by a Loan Party after the commencement of a Collateral Period, except in the case of assets described in clause (ii) of paragraph (d) below, the requirements of paragraph (d) shall govern in lieu of the requirements of this paragraph (b).
(c)    Without limiting the foregoing, during any Collateral Period, the Borrower will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, Mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 3.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, subject to the terms, limitations and exceptions set forth herein or in any Collateral Document, all at the expense of the Borrower.
(d)    If any material assets (including any real property or improvements thereto or any interest therein) are acquired by a Loan Party during any Collateral Period (other than (i) Excluded Assets or (ii) assets of the type constituting Collateral under the Security Agreement that either become subject to the Lien under the Security Agreement upon acquisition thereof or with respect to which no notice or further action would be required to create or perfect the Administrative Agent’s Lien in such assets), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Borrower will cause such assets, within forty-five (45) days in the case of personal property and ninety (90) days in the case of real property (or in each case by such later date as may be agreed upon by the Administrative Agent in its sole discretion), to be subjected to a Lien securing the Secured Obligations and will take, and, as applicable, cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Borrower, subject, however, to the terms, limitations and exceptions set forth herein or in any Collateral Document.
(e)    Notwithstanding anything to the contrary set forth in this Section 5.14, it is understood and agreed that (i) a springing account control agreement shall only be required, if requested by the Administrative Agent, for the Borrower’s primary concentration account, (ii) no Loan Party shall have any obligation to take any action with respect to any Collateral located in any jurisdiction other than the United States, and (iii) no Loan Party shall have any obligation to enter into any collateral documentation governed by or required by the laws of any jurisdiction other than the United States in order to create or perfect any security interest in any Collateral, whether or not such Collateral is located in any jurisdiction other than the United States.
(f)    Upon the occurrence of a Collateral Release Event following the occurrence of a Collateral Springing Event, and so long as no Event of Default is then continuing, (i) any Liens granted to the Administrative Agent pursuant to the requirements of the foregoing clauses (a), (b), (c) and/or (d) of this Section 5.14 (such clauses, collectively, the “Collateral Requirements”) which remain in effect at such time shall be promptly released by the Administrative Agent upon written request by the Borrower (and the Administrative Agent agrees to execute and deliver any documents or instruments reasonably requested by the Borrower and in form and substance reasonably satisfactory to the Administrative Agent to evidence the release of all Collateral, all at the expense of the Borrower, each such release by the Administrative Agent to be made without any representation or warranty and without recourse to the Administrative Agent or any other Secured Party) and (ii) the Collateral Requirements shall be suspended and of no effect unless and until a subsequent Collateral Springing Event occurs following the occurrence of a Collateral Release Event, at which time the Collateral Requirements shall again become fully effective and binding upon the Borrower and the other Loan Parties in all respects, and the Borrower hereby acknowledges and agrees that it will, and will cause each other Loan Party to, re-grant the security interests in the Collateral pursuant to comparable Collateral Documents, all in accordance with the Collateral Requirements.
SECTION 5.15.    Debt.
The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Debt, except:
(a)    the Secured Obligations;
(b)    Debt existing on the Closing Date and, to the extent having a principal amount in excess of $50,000,000 in the aggregate, set forth in Schedule 5.15 and amendments, modifications, extensions, refinancings, renewals and replacements of any such Debt that does not increase the outstanding principal amount thereof (other than with respect to unpaid accrued interest and premiums thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions, premiums and expenses associated with such Debt);
(c)    Debt of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that, during any Collateral Period, (i) Debt of any Subsidiary that is not a Loan Party to any Loan Party shall be subject to the limitations set forth in Section 5.16(d) and (ii) Debt of any Loan Party to any Subsidiary that is not a Loan Party (other than any Debt represented by ordinary course receivables and payables that are part of intercompany cash management among the Borrower and the Subsidiaries) in an aggregate principal amount of more than $50,000,000 shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent;
(d)    Guarantees by the Borrower of Debt or other obligations of any Subsidiary and by any Subsidiary of Debt or other obligations of the Borrower or any other Subsidiary;
(e)    Debt of the Borrower or any Subsidiary incurred to finance the acquisition, construction, repair, replacement, lease or improvement of any fixed or capital assets, including capitalized lease obligations and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, (to the extent such Debt is incurred prior to or within one hundred eighty (180) days after such acquisition or the completion of such construction, repair, replacement, lease or improvement) and amendments, modifications, extensions, refinancings, renewals and replacements of any such Debt; provided that the aggregate outstanding principal amount of Debt permitted by this clause (e) shall not exceed $50,000,000 at any time outstanding;
(f)    Debt of any Person that becomes a Subsidiary of the Borrower after the Closing Date in a transaction permitted by this Agreement (or of any Person not previously a Subsidiary that is merged or consolidated with or into the Borrower or a Subsidiary in a transaction permitted hereunder) or Debt of any Person that is assumed by the Borrower or any Subsidiary in connection with an Acquisition or other acquisition of any property or assets permitted hereunder, which Debt is existing at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired, and amendments, modifications, extensions, refinancings, renewals and replacements of any such Debt;
(g)    customer advances or deposits or other endorsements for collection, deposit or negotiation and warranties of products or services, in each case received or incurred in the ordinary course of business;
(h)    Debt of the Borrower or any Subsidiary as an account party in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Debt) in the ordinary course of business;
(i)    Debt of the Borrower or any Subsidiary not otherwise permitted by this Section 5.15; provided that the aggregate outstanding principal amount of Debt permitted by this clause (i) shall not in the aggregate exceed $50,000,000 at any time;
(j)    unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;
(k)    Debt representing deferred compensation to employees incurred in the ordinary course of business;
(l)    indemnification obligations, purchase price adjustments, obligations under deferred compensation, earnouts or similar obligations, or Guarantees, surety bonds or performance bonds securing the performance of the Borrower or any of its Subsidiaries, in each case incurred or assumed in connection with a Permitted Acquisition or disposition or other acquisition of assets permitted hereunder;
(m)    Debt of the Borrower or any of its Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business, including guarantees or obligations with respect to letters of credit supporting such performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations;
(n)    Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or otherwise in respect of any netting services, overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds;
(o)    Debt in respect to judgments or awards under circumstances not giving rise to an Event of Default;
(p)    Debt in respect of obligations that are being contested in accordance with Section 5.10;
(q)    Debt consisting of (i) deferred payments or financing of insurance premiums incurred in the ordinary course of business of the Borrower or any of its Subsidiaries and (ii) take or pay obligations contained in any supply agreement entered into in the ordinary course of business;
(r)    To the extent constituting Debt, Swap Agreements permitted by Section 5.17;
(s)    Debt representing deferred compensation, severance, pension, and health and welfare retirement benefits or the equivalent to current and former employees of the Borrower and its Subsidiaries incurred in the ordinary course of business or existing on the Closing Date; and

(t)    (i) unsecured Debt so long as (x) no Event of Default has occurred and is continuing prior to the incurrence of such Debt or would arise immediately after giving effect (including giving effect on a pro forma basis) thereto and (y) immediately after giving effect (including giving effect on a pro forma basis) to the incurrence of such Debt, the Borrower is in compliance with the covenants in Section 5.07, and (ii) amendments, modifications, extensions, refinancings, renewals and replacements of any such Debt that does not increase the outstanding principal amount thereof.
SECTION 5.16.    Investments, Loans, Advances, Guarantees and Acquisitions.
During any Collateral Period, the Borrower will not, and will not permit any of its Subsidiaries to, (i) purchase or acquire (including pursuant to any merger or consolidation with any Person that was not a Wholly-Owned Subsidiary prior to such merger or consolidation) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other similar right to acquire any of the foregoing) of, make any loans or advances to, Guarantee any obligations of, or make any investment or any other beneficial interest in, any other Person or (ii) purchase or otherwise acquire (in one transaction or a series of transactions) any Person or all or substantially all of the assets of any Persons or any assets of any other Person constituting a business unit, division, product line or line of business of such Person (each of the foregoing transactions described in the foregoing clauses (i) and (ii), an “Investment”), except:
(a)    cash and Permitted Investments (and investments that constituted Permitted Investments when made);
(b)    Permitted Acquisitions;
(c)    (i) Investments by the Borrower and its Subsidiaries in a Subsidiary Guarantor and (ii) Investments by any Person existing on the date such Person becomes a Subsidiary or consolidates or merges with the Borrower or any of its Subsidiaries pursuant to a transaction otherwise permitted hereunder;
(d)    Investments (including, without limitation, capital contributions) made by the Borrower in or to any Subsidiary and made by any Subsidiary in or to the Borrower or any other Subsidiary (provided that not more than an aggregate amount of $25,000,000 in Investments and capital contributions may be made and remain outstanding, at any time, by Loan Parties to Subsidiaries which are not Loan Parties);
(e)    Investments constituting deposits described in Section 5.08(i);
(f)    Guarantees constituting Debt permitted by Section 5.15(d);
(g)    Investments comprised of notes payable, stock or other securities issued by account debtors to the Borrower or any of its Subsidiaries pursuant to negotiated agreements with respect to settlement of such account debtor’s accounts in the ordinary course of business or Investments otherwise received in settlement of obligations owed by any financially troubled account debtors or other debtors in connection with such Person’s reorganization or in bankruptcy, insolvency or similar proceedings or in connection with foreclosure on or transfer of title with respect to any secured Investment;
(h)    extensions of trade credit or the holding of receivables in the ordinary course of business;
(i)    the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests of the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower, in each case to the extent the payment therefore is permitted under Section 5.19;
(j)    loans and advances to officers, directors and employees for moving, payroll, entertainment, travel and other similar expenses in the ordinary course of business;

(k)    endorsements for collection or deposit and prepaid expenses made in the ordinary course of business;
(l)    transactions (to the extent constituting Investments) or promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 5.09(d);
(m)    Investments constituting the creation of new Subsidiaries so long as, during any Collateral Period, (i) the Borrower or such Subsidiary complies with Section 5.14 hereof and (ii) any Investment in such new Subsidiary is otherwise permitted under this Section 5.16;
(n)    Guarantees of leases and other contractual obligations of any Subsidiary (to the extent not constituting Debt) in the ordinary course of business;
(o)    transfers of rights with respect to one or more products or technologies under development to joint ventures with third parties or to other entities where the Borrower or a Subsidiary retains rights to acquire such joint ventures or other entities or otherwise repurchase such products or technologies;
(p)    Investments in the form of Swap Agreements permitted by Section 5.17;
(q)    Investments made pursuant to capital calls or similar obligations in respect of joint venture entities;
(r)    any other Investment (other than an Acquisition) so long as (i) no Event of Default has occurred and is continuing prior to making such Investment or would arise immediately after giving effect (including giving effect on a pro forma basis) thereto and (ii) immediately after giving effect (including giving effect on a pro forma basis) thereto, the Borrower is in compliance with the covenants in Section 5.07; and
(s)    Investments not otherwise permitted by the foregoing clauses of this Section 5.16 in an aggregate amount at any time outstanding not to exceed $25,000,000.
SECTION 5.17.    Swap Agreements.
The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.
SECTION 5.18.    Transactions with Affiliates.
The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions on terms and conditions not materially less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from a Person that is not an Affiliate for a comparable transaction, (b) transactions between or among the Borrower and its Subsidiaries (or an entity that becomes a Subsidiary of the Borrower as a result of such transaction) (or any combination thereof), (c) the payment of customary fees to directors of the Borrower or any of its Subsidiaries, and customary compensation, reasonable out-of-pocket expense reimbursement and indemnification (including the provision of directors and officers insurance) of, and other employment agreements and arrangements, employee benefit plans and stock incentive plans paid to, future, present or past directors, officers, managers and employees of the Borrower or any of its Subsidiaries, (d) transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Borrower and its Subsidiaries, (e) loans, advances and other transactions to the extent permitted by the terms of this Agreement, including without limitation any

Restricted Payment permitted by Section 5.19 and transactions permitted by Section 5.09(a), 5.09(b) or 5.09(c), (f) issuances of Equity Interests to Affiliates and the registration rights associated therewith, (g) transactions with Affiliates as set forth on Schedule 5.18 (together with any amendments, restatements, extensions, replacements or other modifications thereto that are not materially adverse to the interests of the Lenders in their capacities as such), (h) any license, sublicense, lease or sublease (1) in existence on the Closing Date (together with any amendments, restatements, extensions, replacements or other modifications thereto that are not materially adverse to the interests of the Lenders in their capacities as such), (2) in the ordinary course of business or (3) substantially consistent with past practices, (i) transactions with joint ventures for the purchase or sale of property or other assets and services entered into in the ordinary course of business and Investments (during any Collateral Period, only as permitted by Section 5.16) in joint ventures, and (j) any transactions or series of related transactions with respect to which the aggregate consideration paid, or fair market value of property sold or disposed of, by the Borrower and its Subsidiaries is less than $25,000,000.
SECTION 5.19.    Restricted Payments.
The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:
(a)    the Borrower may declare and pay dividends or make other Restricted Payments with respect to its Equity Interests payable solely in additional Equity Interests;
(b)    Subsidiaries may (i) make dividends or other distributions to their respective equityholders with respect to their Equity Interests (which distributions shall be (x) made on at least a ratable basis to any such equityholders of the relevant class that are Loan Parties and (y) in the case of a Subsidiary that is not a Wholly-Owned Subsidiary, made on at least a ratable basis to any such equityholders of the relevant class that are the Borrower or a Subsidiary), (ii) make other Restricted Payments to the Borrower or any Subsidiary Guarantor (either directly or indirectly through one or more Subsidiaries that are not Loan Parties) and (iii) make any Restricted Payments that the Borrower would have otherwise been permitted to make pursuant to this Section 5.19;
(c)    the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries;
(d)    the Borrower may repurchase Equity Interests upon the exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or with the proceeds received from the substantially concurrent issue of new Equity Interests; and
(e)    the Borrower and its Subsidiaries may make any other Restricted Payment so long as (i) no Event of Default has occurred and is continuing prior to making such Restricted Payment or would arise immediately after giving effect (including giving effect on a pro forma basis) thereto and (ii) immediately after giving effect (including giving effect on a pro forma basis) thereto, the Borrower is in compliance with the covenants in Section 5.07.
SECTION 5.20.    Restrictive Agreements.
The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Material Domestic Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Secured Obligations (to the extent required by the Loan Documents), or (b) the ability of any Material Subsidiary (the “Subject Subsidiary”) to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary that is a direct or indirect parent of the Subject Subsidiary; provided that (i) this Section 5.20 shall not apply to (A) restrictions and conditions imposed by law or by any Loan Document, (B) restrictions and conditions existing on the Closing Date in respect of agreements or arrangements that are in excess of $50,000,000 and identified on Schedule 5.20 and any amendment, modification, refinancing, replacement, renewal or extension thereof that does not materially expand the scope of any such restriction or condition taken as a whole, (C) restrictions and conditions imposed on any Subsidiary or asset by any agreements in existence at the time such Subsidiary became a Subsidiary or such asset was acquired and any amendment, modification, refinancing, replacement, renewal or extension thereof that does not materially expand the scope of any such restriction or condition taken as a whole; provided that such restrictions and conditions apply only to such Subsidiary or asset, (D) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Subsidiary that is to be sold, (E) customary restrictions and conditions contained in any agreement relating to the disposition of any property pending the consummation of such disposition, (F) restrictions in the transfers of assets encumbered by a Lien permitted by Section 5.08, (G) restrictions or conditions set forth in any agreement governing Debt permitted by Section 5.15; provided that such restrictions and conditions are customary for such Debt as determined in the reasonable good faith judgment of the Borrower, (H) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (I) customary restrictions on cash or other deposits (including escrowed funds) or net worth imposed under contracts, (J) any other restriction or condition that will not materially impair the Borrower’s ability to make payments in respect of the Obligations when due or the ability of the Loan Parties to provide any Lien upon any of their material assets that are Collateral or required to be Collateral pursuant to the terms hereof, in the reasonable good faith judgment of the Borrower; provided that such restrictions and conditions apply only to such Subsidiary and to any Equity Interests in such Subsidiary, (ii) clause (a) of this Section 5.20 shall not apply to restrictions or conditions imposed by any agreement relating to secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, (iii) clause (a) of this Section 5.20 shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (iv) this Section 5.20 shall not apply to customary restrictions and conditions with respect to joint ventures.
SECTION 5.21.    Subordinated Debt and Amendments to Subordinated Debt Documents.
The Borrower will not, and will not permit any Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Debt or any Debt from time to time outstanding under the Subordinated Debt Documents (other than pursuant to any refinancings, renewals or replacements of such Debt to extent permitted by Section 5.15) (any such action, a “Prepayment Action”), other than (a) so long as (i) no Event of Default has occurred and is continuing prior to making such Prepayment Action or would arise after giving effect (including giving effect on a pro forma basis) thereto and (ii) immediately after giving pro forma effect thereto, the Borrower is in compliance with the covenants in Section 5.07, (b) regularly scheduled interest and principal payments as and when due in respect of any such Debt, other than payments in respect of such Debt prohibited by the subordination provisions thereof, (c) payments of or in respect of Debt in an amount equal to, at the time such payments are made and after giving effect thereto, $25,000,000, (d) payments required by the terms of the relevant Debt, which terms are designed to ensure such instrument would not be treated, at issuance, as an “applicable high yield discount obligation” within the meaning of Section 163(i) of the Code and (e) the conversion of such Debt to, or exchange of such Debt for, Equity Interests of the Borrower. Furthermore, the Borrower will not, and will not permit any Subsidiary to, amend the Subordinated Debt Documents or any document, agreement or instrument evidencing any Debt incurred pursuant to the Subordinated Debt Documents (or any replacements, substitutions, extensions or renewals thereof) or pursuant to which such Debt is issued where such amendment, modification or supplement is materially adverse to the Lenders when taken as a whole (as determined in good faith by the Borrower).
ARTICLE VI

DEFAULTS
SECTION 6.01.    Events of Default.
Each of the following events (each an “Event of Default”) shall constitute an Event of Default hereunder:

(a)    the Borrower shall fail to pay (i) when due, any amount of principal of any Revolving Advance or any LC Disbursement, or (ii) within three (3) days after the same becomes due, any interest on any Revolving Advance or any LC Disbursement, any fees or any other amount payable hereunder; or
(b)    the Borrower shall fail to observe or perform any covenant contained in Section 2.12 or Sections 5.07 to 5.11, inclusive, Sections 5.13 to 5.21, inclusive, or Article IX; or
(c)    the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by paragraph (a) or (b) above) for thirty (30) days after the earlier to occur of (i) written notice thereof having been given to the Borrower by the Administrative Agent at the request of any Lender or (ii) actual knowledge thereof by the Borrower or any of its Subsidiaries of such failure; or
(d)    any representation, warranty, certification or statement made by or on behalf of the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made); or
(e)    the Borrower or any Subsidiary shall fail to make any payment in respect of any Debt (other than the Obligations) having an aggregate principal amount of at least $100,000,000 (or the Exchange Equivalent thereof) when due or within any applicable grace period; or
(f)    any event shall occur or condition shall exist which results in the acceleration of the maturity of any Debt of the Borrower or any Subsidiary having an aggregate principal amount of at least $100,000,000 (or the Exchange Equivalent thereof); or such Debt shall be declared due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, excluding, however, prepayments of Debt required upon disposition of collateral securing such Debt so long as such Liens and dispositions are permitted hereby; or, for the avoidance of doubt, such Debt shall be required to be cash collateralized prior to the stated maturity thereof as a result of any event of default with respect to such Debt (excluding cash collateralization solely as a result of currency exchange fluctuations or Defaulting Lenders); or
(g)    the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking to adjudicate the Borrower or any Subsidiary having total assets of $100,000,000 (or the Exchange Equivalent thereof) or more as bankrupt or insolvent, seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the entry of an order for relief or the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or for any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall admit in writing its inability to pay its debts generally; or
(h)    an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary having total assets of $100,000,000 (or the Exchange Equivalent thereof) or more seeking to adjudicate it as bankrupt or insolvent, seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the entry of an order for relief or the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or for any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) days; or an order for relief shall be entered against the Borrower or any Subsidiary having total assets of $100,000,000 (or the Exchange Equivalent thereof) or more under the federal bankruptcy laws as now or hereafter in effect; or
(i)    any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $100,000,000 (or the Exchange Equivalent thereof) which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA except where the failure to so pay would not (in the opinion of the Required Lenders) have a Material Adverse Effect; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in an amount that would have a

Material Adverse Effect (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any member of the Controlled Group to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or
(j)    to the extent not insured against, one or more final judgments or orders for the payment of money aggregating in excess of $100,000,000 (or the Exchange Equivalent thereof) shall be rendered against the Borrower or any Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders or (ii) any of such judgments or orders shall continue unsatisfied and unstayed by reason of a pending appeal or otherwise for a period of thirty (30) days; or
(k)    (i) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 35% or more of the outstanding shares of common stock of the Borrower or (ii) at any time during any period of twelve consecutive calendar months a majority of the Board of Directors of the Borrower shall not consist of individuals who were either directors of the Borrower on the first day of such period (“original directors”) or appointed as or whose nomination as directors was approved either (A) by individuals including a majority of those of the original directors who have not, prior to such appointment or nomination, resigned or died, or (B) by a duly constituted committee of the Board of Directors of the Borrower, a majority of which consists of the original directors; or
(l)    all or any substantial part of the property of the Borrower and its Subsidiaries (taken as a whole) shall be condemned, seized or otherwise appropriated, or custody or control of such property shall be assumed, by any court or governmental agency of competent jurisdiction, and such property shall be retained for a period of thirty (30) days, which condemnation, seizure or other appropriation could reasonably be expected to have a Material Adverse Effect;
(m)    any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower contests in any manner the validity or enforceability of any provision of any Loan Document; or the Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
(n)    during any Collateral Period, any Collateral Document, after execution thereof, shall for any reason fail to create a valid and perfected security interest in any material portion of the Collateral purported to be covered by the Collateral Documents, except (i) as permitted by the terms of any Loan Document or (ii) as a result of gross negligence or willful misconduct of the Administrative Agent so long as not resulting from the breach or non-compliance with any Loan Document by any Loan Party.
SECTION 6.02.    Remedies.
Upon the occurrence and during the continuance of any Event of Default (other than any event specified in paragraph (g) or (h) of Section 6.01 (with respect to the Borrower)): (a) the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, require, without notice or demand, either or both of the following, at the same or different times: (i) that any or all of the LC Exposure, the Revolving Advances and all other Obligations, although not yet due, be immediately due and payable, and thereupon such LC Exposure, Revolving Advances and all other such Obligations shall be immediately due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower, and (ii) that all Commitments be terminated, and thereupon all Commitments shall terminate immediately; and in any event, the Administrative Agent shall have in any jurisdiction where enforcement is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC; and (b) the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, require the Borrower to deposit cash collateral in Dollars with the Administrative Agent and otherwise perform all of their obligations under Section 2.12; provided that upon the occurrence of any event specified in paragraph (g) or (h) of Section 6.01 (with respect to the Borrower), (x) such cash collateral referred to in clause (b) above shall be immediately deposited with the Administrative Agent in accordance with the provisions of Section 2.12 and (y) all Commitments shall automatically terminate and such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.
In addition to any other rights and remedies granted to the Administrative Agent and the Lenders in the Loan Documents, during any Collateral Period, the Administrative Agent on behalf of the Lenders may exercise all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, during any Collateral Period, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived by the Borrower on behalf of itself and its Subsidiaries), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Loan Party of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Secured Parties, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk. During any Collateral Period, the Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released by the Borrower on behalf of itself and its Subsidiaries. The Borrower further agrees on behalf of itself and its Subsidiaries, during any Collateral Period, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the premises of the Borrower, another Loan Party or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Article VI, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as set forth in Section 6.03, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York Uniform Commercial Code, need the Administrative Agent account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, the Borrower on behalf of itself and its Subsidiaries waives all Liabilities it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
SECTION 6.03.    Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower or the Required Lenders:
(a)    all payments received on account of the Secured Obligations shall, subject to Section 2.22, be applied by the Administrative Agent as follows:
(i)    first, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 8.03 and amounts pursuant to Section 2.19(d) payable to the Administrative Agent in its capacity as such);

(ii)    second, to payment of that portion of the Secured Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees) payable to the Lenders, the Issuing Lenders and the other Secured Parties (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Lenders payable under Section 8.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;
(iii)    third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Revolving Advances and unreimbursed LC Disbursements, ratably among the Lenders and the Issuing Lenders in proportion to the respective amounts described in this clause (iii) payable to them;
(iv)    fourth, (A) to payment of that portion of the Secured Obligations constituting unpaid principal of the Revolving Advances, unreimbursed LC Disbursements and unreimbursed amounts in respect of drawings and payments in respect of Secured Bilateral LC Obligations, (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrower pursuant to Section 2.12 or 2.22; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the account of the Issuing Lenders to cash collateralize Secured Obligations in respect of Letters of Credit, (y) subject to Section 2.12 or 2.22, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Secured Obligations, if any, in the order set forth in this Section 6.03, (C) to cash collateralize that portion of the Secured Bilateral LC Obligations comprised of undrawn amounts of letters of credit and acceptances and contingent bank guarantees, to the extent not already cash collateralized in accordance with the terms thereof in an amount not to exceed 102% of the maximum amount thereof and (D) to any other amounts owing with respect to Secured Banking Services Obligations and Secured Swap Obligations, in each case, ratably among the Lenders and the Issuing Lenders and any other applicable Secured Parties in proportion to the respective amounts described in this clause (iv) payable to them;
(v)    fifth, to the payment in full of all other Secured Obligations, in each case ratably among the Administrative Agent, the Lenders, the Issuing Lenders and the other Secured Parties based upon the respective aggregate amounts of all such Secured Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(vi)    finally, the balance, if any, after all Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.
(b)    If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above.
(c)    Notwithstanding the foregoing, Secured Banking Services Obligations, Secured Swap Obligations and Secured Bilateral LC Obligations shall be excluded from the application described in this Section 6.03 if the Administrative Agent has not received written notice thereof and related information thereto as required by Section 7.14. Each Banking Services Provider, Swap Bank or Bilateral LC Provider not a party to this Agreement that has given the notice contemplated by the preceding sentence (or, in the case of a Bilateral LC Provider, been the subject of such notice given by the Borrower) shall, by the giving of such notice (or, in the case of a Bilateral LC Provider, being the subject of such notice given by the Borrower), be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article VII hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE VII

THE ADMINISTRATIVE AGENT
SECTION 7.01.    Appointment and Authorization.
(a)    Each of the Lenders and each Issuing Lender hereby irrevocably appoints BNPP to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Further, each of the Lenders and Issuing Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, hereby irrevocably empower and authorize BNP Paribas (in its capacity as Administrative Agent) to execute and deliver the Collateral Documents and all related documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and Issuing Lender hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s or Issuing Lender’s behalf. Without limiting the foregoing, each Lender and Issuing Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and the Borrower shall not have any rights as a third party beneficiary of any of such provisions.
(b)    As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and Issuing Lender; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)    In case of the pendency of any proceeding with respect to any Loan Party under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Revolving Advance or any reimbursement obligation in respect of any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Advances, LC Disbursements and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim under Sections 2.05, 2.11, 2.16, 2.17, 2.19 and 8.03) allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Lender and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Lenders or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 8.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or Issuing Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Lender in any such proceeding.
SECTION 7.02.    Rights as a Lender.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires or the Administrative Agent is not a Lender hereunder, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 7.03.    Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Revolving Advance, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Revolving Advance or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 7.04.    Delegation of Duties.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
SECTION 7.05.    Exculpatory Provisions.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties are entirety mechanical and administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 6.02 and 8.05) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an Issuing Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vi) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral.
SECTION 7.06.    Indemnification.
To the extent that the Borrower for any reason fails to indefeasibly pay any amount required pursuant to Section 8.03(a) or Section 8.03(b) to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such

Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such Issuing Lender in connection with such capacity. The obligations of the Lenders under this Section 7.06 are subject to the provisions of Section 2.14(e).
SECTION 7.07.    Non-Reliance on Administrative Agent and Other Lenders.
Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
SECTION 7.08.    Resignation and Removal of Administrative Agent.
(a)     The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or an Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed), and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 8.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
(b)    Any resignation by BNPP as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, (b) the retiring Issuing Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

(c)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (e) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
SECTION 7.09.    Agent With Respect to Cash Collateral Accounts.
Each Lender hereby authorizes the Administrative Agent, on behalf of and for the benefit of Lenders, to be the agent for and representative of the Lenders and the Issuing Lenders with respect to any cash collateral accounts. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, each Lender and each Issuing Lender hereby agree that no Lender or Issuing Lender shall have any right individually to realize upon any cash collateral accounts, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Lenders and the Issuing Lenders, in accordance with the terms hereof. In furtherance, and not by limitation, of the foregoing, without written consent or authorization from the Lenders or the Issuing Lenders, the Administrative Agent may, in accordance with the terms of this Agreement, release any Lien encumbering any of the cash collateral and execute any documents or instruments necessary to accomplish any of the foregoing.
SECTION 7.10.    Collateral Matters.
(a)    Except with respect to the exercise of setoff rights in accordance with Section 8.04 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the UCC. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties. Each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, hereby irrevocably authorizes the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) as described in Section 5.14(f) and Section 8.05(b); (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant hereto. Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days’ prior written request by the Borrower to the Administrative Agent, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Secured Parties herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s reasonable opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Loan Parties in respect of) all interests retained by any Loan Party, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.

(b)    In furtherance of the foregoing and not in limitation thereof, no Banking Services Agreement, Swap Agreement or Bilateral LC will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such Banking Services Agreement, Swap Agreement or Bilateral LC, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
(c)    The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.
SECTION 7.11.    Credit Bidding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 8.05 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
SECTION 7.12.    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true.
(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Revolving Advances, the Letters of Credit or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Advances, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Revolving Advances, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Revolving Advances, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Advances, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Joint Lead Arrangers, or any of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, or the Joint Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(c)    The Administrative Agent and each Joint Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Revolving Advances, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Revolving Advances, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Revolving Advances, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent fees or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
SECTION 7.13.    No Other Duties, etc.
Anything herein to the contrary notwithstanding, none of the Lenders or their Affiliates identified in this Agreement as Joint Lead Arrangers, the Syndication Agent, the Co-Documentation Agents or any other agent (other than the Administrative Agent) shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, other than, in the case of Lenders those applicable to all Lenders as such and in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder.
SECTION 7.14.    Secured Banking Services Obligations; Secured Swap Obligations; and Secured Bilateral LC Obligations.
(a)    Each Banking Services Provider and each Swap Bank (other than any such Person that is the Administrative Agent or any Affiliate of the Administrative Agent) (i) shall deliver to the Administrative Agent, promptly after entering into the relevant Banking Services Agreement or relevant Swap Agreement, as applicable, written notice setting forth the aggregate amount of all obligations of the Borrower and/or its Subsidiary(ies) in respect of such Banking Services Agreement and such Swap Agreement, as applicable, to such Banking Services Provider or Swap Bank, as applicable (whether matured or unmatured, absolute or contingent) and (ii) may, in its discretion, provide a supplemental notice to the Administrative Agent setting forth any changes in respect of such obligations. The most recent information provided to the Administrative Agent pursuant to this Section 7.14(a) shall be used in determining the amounts to be applied in respect of such Secured Banking Services Obligations and/or Secured Swap Obligations, as applicable, pursuant to Section 6.03.
(b)    The Borrower may, at its sole discretion, deliver to the Administrative Agent, promptly after the issuance of the relevant Bilateral LC, written notice setting forth (i) the Bilateral LC Provider in respect of such Bilateral LC, (ii) the aggregate amount of all obligations of the Borrower and/or its Subsidiary(ies) in respect of such Bilateral LC and (iii) the termination date of such Bilateral LC. Such notice shall also confirm that at such time the Dollar Equivalent of the aggregate amount of Secured Bilateral LC Obligations (including the obligations in respect of such Bilateral LC) does not exceed $250,000,000. Such notice shall not be effective under this Section 7.14(b) until the Administrative Agent shall have confirmed its approval of the inclusion of the obligations in respect of such Bilateral LC as Secured Bilateral LC Obligations (such approval not to be unreasonably withheld or delayed). For the avoidance of doubt, if the Borrower has not provided to the Administrative Agent the notice described in this Section 7.14(b) in respect of any Bilateral LC (and the Administrative Agent has not confirmed its approval thereof), then none of the obligations owing to the applicable Bilateral LC Provider in respect of such Bilateral LC shall constitute Secured Bilateral LC Obligations for any purpose under this Agreement or any other Loan Document.
(c)    Except as otherwise expressly set forth herein, no Banking Services Provider, Swap Bank or Bilateral LC Provider that obtains the benefits of Section 6.03, the Subsidiary Guaranty or any Collateral by virtue of the provisions hereof or of the Subsidiary Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.
SECTION 7.15.    Erroneous Payments.
(a)    Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 7.15 shall be conclusive and binding, absent manifest error.
(b)    Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)    The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations (or any other Secured Obligations) owed by the Borrower or any other Loan Party, except to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of satisfying an Obligation (or any other Secured Obligation).
(d)    Each party’s obligations under this Section 7.15 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

ARTICLE VIII

MISCELLANEOUS
SECTION 8.01.    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone, all notices, requests and other communications to any party hereunder shall be in writing (including telecopy and including electronic mail and Internet or intranet websites such as Debt Domain or any similar platform to the extent provided in Section 8.01(b)) and shall be given to such party at its address, telecopy number or electronic mail address set forth on the signature pages hereof or such other address, telecopy number or electronic mail address as such party may hereafter specify for the purpose by notice to the Administrative Agent, the Issuing Lenders and the Borrower. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (ii) if given by telecopy, when such telecopy has been received by the addressee thereof, (iii) if delivered through electronic communications (including electronic mail and Internet or intranet websites such as Debt Domain or any similar platform) to the extent provided in Section 8.01(b) below, as provided in such Section 8.01(b) or (iv) if given by any other means, when delivered at the address specified in this Section 8.01(a); provided that notices to the Administrative Agent or any Issuing Lender under Article II shall not be effective until received. The Administrative Agent and the Issuing Lenders shall not be liable for any errors in transmission or the illegibility of any telecopied documents. In the event the Borrower sends the Administrative Agent or any Issuing Lender a manually signed confirmation of previously sent facsimile instructions, the Administrative Agent and the Issuing Lenders shall have no duty to compare it against the previous instructions received by the Administrative Agent or the Issuing Lenders nor shall the Administrative Agent or any Issuing Lender have any responsibility should the contents or the written confirmation differ from the facsimile instructions acted upon by the Administrative Agent or any Issuing Lender.
(b)    Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites such as Debt Domain or any similar platform) pursuant to procedures approved by the Administrative Agent; provided that (i) the foregoing shall not apply to notices to any Lender or the Issuing Lenders pursuant to Article II if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication and (ii) in the case of notices and other communications posted to an Internet or intranet website (such as Debt Domain or any similar platform), notice thereof shall be sent to each intended recipient at its e-mail address that such notice or communication is available and identifying the website address therefor. The Administrative Agent or the Borrower may, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
SECTION 8.02.    No Waivers.
No failure or delay by the Administrative Agent, any Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
SECTION 8.03.    Expenses; Indemnification.
(a)    Expenses. The Borrower agrees to pay on demand: (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Joint Lead Arrangers and the Co-Sustainability Coordinators (including the reasonable fees, charges and disbursements of counsel), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, creation, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the fees, charges and disbursements of any counsel), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Revolving Advances made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Revolving Advances or Letters of Credit.
(b)    Indemnification; Waiver of Consequential Damages. The Borrower agrees to defend, indemnify, pay and hold harmless the Administrative Agent (in its capacity as such), each Issuing Lender (in its capacity as such), each Lender, each of the Joint Lead Arrangers, each of the Co-Sustainability Coordinators and their Affiliates and their respective officers, directors, employees and agents (collectively, the “Indemnitees”) from and against any and all losses, obligations, penalties, actions, judgments, claims, damages, liabilities, disbursements and expenses (including reasonable attorneys fees and expenses, which may include the allocated cost of internal counsel, and settlement costs) of any kind or nature whatsoever, whether direct, indirect or consequential, and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, which may be imposed on, incurred by or asserted against the Indemnitees in any way related to or arising out of this Agreement or the other Loan Documents, or the transactions contemplated hereby or thereby or the use of proceeds of the Revolving Advances or Letters of Credit (collectively, “Losses”), except any such Losses (i) resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment by a court of competent jurisdiction or (ii) resulting from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, provided that nothing in this Section 8.03(b) shall obligate the Borrower to pay the normal expenses of the Administrative Agent in the administration of this Agreement in the absence of pending or threatened litigation or other proceedings or the claims or threatened claims of others and then only to the extent arising therefrom. This Section 8.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
To the fullest extent permitted by applicable law, the Borrower shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Revolving Advance or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in this Section 8.03(b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee.
(c)    Breakage. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense reasonably incurred by it as a result of: (i) any continuation, conversion, payment or prepayment of any Term Benchmark Rate Revolving Advance on a day other than the last day of the Interest Period for such Term Benchmark Rate Revolving Advance (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); (ii) any failure by the Borrower (for a reason other than the failure of such Lender to make a Revolving Advance) to prepay or borrow any Term Benchmark Rate Revolving Advance or any RFR Rate Revolving Advance or continue or convert any Term Benchmark Rate Revolving Advance on the date or in the amount notified by the Borrower; or (iii) the assignment of any Term Benchmark Rate Revolving Advance other than on the last day of an Interest Period therefor or the assignment of any RFR Rate Revolving Advance other than on the RFR Interest Payment Date therefor as a result of a request by the Borrower pursuant to Section 2.23; in each case, including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Term Benchmark Rate Revolving Advance or RFR Rate Revolving Advance or from fees payable to terminate the deposits from which such funds were obtained but excluding any loss of anticipated profits. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
(d)    Survival. The obligations of the Borrower under this Section 8.03 shall survive the termination of this Agreement, the termination of the Aggregate Commitments hereunder and payment of the Obligations.
SECTION 8.04.    Sharing of Set-Offs.
Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Obligations owing to such Lender which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to Obligations owing to such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the LC Exposure of the other Lenders or Revolving Advances of the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the LC Exposure of the Lenders or Revolving Advances of the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section 8.04 shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Loan Party other than its LC Exposure or other Obligations owing to such Lender. The Borrower agrees (for itself and on behalf of each other Loan Party), to the fullest extent it may effectively do so under applicable law, that any holder of any participation in any Revolving Advances or a participation in any LC Exposure, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the relevant Loan party in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 8.04 would apply, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 8.04 to share in the benefits of any recovery on such secured claim. The Borrower hereby authorizes (for itself and on behalf of each other Loan Party) BNPP and each other Lender, in accordance with the provisions of this Section 8.04, to so set-off and apply any and all such deposits held and other indebtedness owing by BNPP or such other Lender to or for the credit or the account of the applicable Loan Party and hereby authorizes (for itself and on behalf of each other Loan Party) BNPP and each such other Lender to permit such set-off and application by BNPP or such other Lender; provided that any such set-off rights shall not, solely in respect of any Obligations owing by any Loan Party, apply to the accounts or deposits of the Borrower’s foreign Subsidiaries. Each Lender and each Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 8.05.    Amendments and Waivers.

(a)    Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Administrative Agent or any Issuing Lender are affected thereby, by the Administrative Agent or each affected Issuing Lender, as the case may be); provided that, except (x) in respect of Incremental Commitment Increase and any Incremental Term Loans as provided in Section 2.24, (y) in respect of an ESG Amendment as provided in Section 2.26 and (z) as provided in Section 2.05(f)(ii)(B) and Section 2.05(f)(ii)(C), no such amendment, waiver or modification shall: (i) extend or increase any Commitment of any Lender or subject any Lender to any additional obligation without the written consent of such Lender, (ii) reduce the principal of or rate or amount of interest (other than interest payable at the default rate set forth in Section 2.05(e)) on any Revolving Advance or any LC Disbursement or any fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided that, for the avoidance of doubt, the ESG Amendment entered into pursuant to Section 2.26 shall only require the "negative consent" of the Required Lenders and, following the effectiveness of the ESG Amendment, any amendment or other modification of the ESG Pricing Provisions shall only require the consent of the Required Lenders, in each case pursuant to the terms and conditions of Section 2.26, (iii) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, (iv) extend the terms of any Letter of Credit (other than as set forth below) without the written consent of each Lender directly affected thereby, (v) amend this Section 8.05 without the written consent of each Lender, (vi) change Section 2.14(c), Section 2.14(d) or Section 8.04 or any other provision of this Agreement in a manner that would alter the pro rata sharing or disbursement of payments required thereby without the written consent of each Lender, (vii) change the payment waterfall provisions of Section 6.03 without the written consent of each Lender, (viii) modify the definition of “Required Lenders” or change the percentage of the Commitments or the number of Lenders which shall be required for the Lenders or any of them to take any action under this Section 8.05 or any other provision of this Agreement without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.24 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Revolving Advances are included on the Closing Date), (ix) except as provided in Section 8.05(b), release all or substantially all of the Collateral without the written consent of each Lender, (x) other than pursuant to the terms of Section 8.24 upon the occurrence of a Collateral Release Event, release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty without the written consent of each Lender or (xi) other than pursuant to the terms of such Article IX upon the occurrence of a Collateral Release Event, release the Borrower from its obligations under Article IX without the written consent of each Lender; provided, further, that each of the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing, (1) the Expiration Date of any Letter of Credit may be extended with the consent of the applicable Issuing Lender and the Borrower to a date not later than the seventh Business Day prior to the Maturity Date, (2) any Letter of Credit may be amended in any other manner with the consent of the applicable Issuing Lender and the Borrower so long as such Letter of Credit, as so amended, complies with Section 2.07 of this Agreement and (3) the Maturity Date of this Agreement may be extended pursuant to the requirements contained in Section 2.25 of this Agreement. Notwithstanding the foregoing, any amendment to this Agreement made pursuant to Section 5.09(c) in order to make adjustments to this Agreement to reflect the Borrower’s change in its fiscal year shall only be required to be signed by the Borrower and the Administrative Agent. Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each directly affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Revolving Advances may not be extended, the rate of interest on any of its Revolving Advances may not be reduced and the principal amount of any of its Revolving Advances may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each directly affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.
(b)    Upon the termination of all the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Secured Swap Obligations not yet due and payable, Secured Banking Services Obligations not yet due and payable, Secured Bilateral LC Obligations not yet due and payable, Unliquidated Obligations for which no claim has been made and other Obligations expressly stated to survive such payment and termination), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to the Administrative Agent, all obligations under the Loan Documents and all security interests under the Collateral Documents shall be automatically released. Subject to the reinstatement provisions set forth in any applicable Collateral Document, a Loan Party shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Collateral Documents in Collateral owned by such Loan Party shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Loan Party ceases to be a Material Domestic Subsidiary or becomes an Excluded Subsidiary; provided that, if so required by this Agreement, the Required Lenders (or if applicable, the Lenders) shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon (i) any sale or other transfer by any Loan Party (other than to the Borrower or any other Loan Party) of any Collateral in a transaction permitted under this Agreement, (ii) the expiration or termination of property leased to any Loan Party in a transaction permitted by this Agreement, (iii) the effectiveness of any written consent to the release of the security interest created under any Collateral Document in any Collateral pursuant to Section 8.05(a), (iv) any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VI, and (v) the occurrence of a Collateral Release Event in accordance with the terms and conditions of Section 5.14(f), the security interests in such Collateral created by the Collateral Documents shall be automatically released; provided, however, that the Lien of the Collateral Documents shall attach to any proceeds of the foregoing. Upon the release of any Loan Party from its Guarantee in compliance with this Agreement, the security interest in any Collateral owned by such Loan Party created by the Collateral Documents shall be automatically released. Any such release shall not in any manner discharge, affect, or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. In addition, each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, irrevocably authorizes the Administrative Agent, at its option and in its discretion, (i) to subordinate any Lien on any assets granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 5.08 or (ii) in the event that the Borrower shall have advised the Administrative Agent that, notwithstanding the use by the Borrower of commercially reasonable efforts to obtain the consent of such holder (but without the requirement to pay any sums to obtain such consent) to permit the Administrative Agent to retain its liens (on a subordinated basis as contemplated by clause (i) above), the holder of such other Debt requires, as a condition to the extension of such credit, that the Liens on such assets granted to or held by the Administrative Agent under any Loan Document be released, to release the Administrative Agent’s Liens on such assets. In connection with any termination or release pursuant to this Section 8.05(b), and in connection with any Collateral becoming an Excluded Asset, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to file or register in any office, or to evidence, such termination or release, or, in the case of Collateral becoming an Excluded Asset, to effect, to file or register in any office, or to evidence the release of any security interest created by the Collateral Documents in such assets. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. Each of the Secured Parties irrevocably authorizes the Administrative Agent, at its option and in its discretion, to effect the releases set forth in this Section.
(c)    Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Advances, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.
(d)    Notwithstanding anything to the contrary herein, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

SECTION 8.06.    Successors and Assigns.
(a)    Binding Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights and Obligations under this Agreement without the consent of each Lender.
(b)    Successors and Assigns. Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Revolving Advances and LC Exposure held by it); provided, however, that (A) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (B) the aggregate amount of the Commitments, Revolving Advances and LC Exposure of the assigning Lender being assigned pursuant to each such assignment shall (1) not be less than $5,000,000 and shall be an integral multiple of $1,000,000 or (2) be the remaining amount of such Lender’s Commitments, Revolving Advances and LC Exposure, (C) each such assignment and proposed assignee is subject to the prior written consent of the Administrative Agent, the Issuing Lenders and, so long as no Default has occurred and is continuing, the Borrower (which consents shall not be unreasonably withheld, conditioned or delayed); provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; provided further, however, that the consent of the Administrative Agent, and the Borrower shall not be required with respect to any such assignment by any Lender to (x) an Affiliate of such Lender, (y) an Approved Fund or (z) another Lender, (D) no such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (E) no such assignment shall be made to a natural person, (F) no assignment shall be made to a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof, (G) no such assignment may be made to a Disqualified Competitor, (H) no assignment shall be made to a Defaulting Lender or its Lender Parent and (I) the assigning Lender shall pay or cause to be paid to the Administrative Agent a processing and recordation fee of $3,500 (except in the case of an assignment to an Affiliate of the assigning Lender). For each assignment, the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance and recording an Assignment and Assumption Agreement, together with such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment and Assumption Agreement may be required to deliver pursuant to Section 2.16. Upon the execution, delivery, acceptance and recording by the Administrative Agent, from and after the effective date specified in any Assignment and Assumption Agreement, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption Agreement, the assignor Lender thereunder shall be released from its obligations under the Loan Documents. From and after the effective date of any such assignment (1) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have (in addition to any such rights and obligations theretofore held by it) the rights and obligations of a Lender hereunder, shall have Commitments equal to the Commitments assigned to it (in addition to any Commitments theretofore held by it), and shall have LC Exposure and Revolving Advances equal to the LC Exposure and Revolving Advances assigned to it (in addition to any LC Exposure and Revolving Advances theretofore held by it) and (2) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights (other than any rights which survive the termination of this Agreement under Section 8.03) and be released from its obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto). From time to time, at the request of any Lender, the Administrative Agent shall notify the Lenders of the current Commitments of all Lenders.
(c)    Sub-Participations. Subject to Section 8.06(d), a Lender may at any time grant sub-participations to one or more banks or other entities (a “Participant”) in or to all or any part of its rights and obligations under this Agreement, and to the extent of any such sub-participation (unless otherwise stated therein and except as provided below) the purchaser of such sub-participation shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as it would have if it were such Lender hereunder; provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent, the Lenders and the Issuing Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) no such sub-participation shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such sub-participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of Section 8.05 without the consent of the Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 8.03(c) (subject to the requirements and limitations therein, including the requirements under Section 2.16(b) (it being understood that the documentation required under Section 2.16(b) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.23 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.16 or 2.17, with respect to any sub-participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable sub-participation. Each Lender that sells a sub-participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended, successor or final version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such sub-participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Lender Treated as Owner. The Administrative Agent, the Issuing Lenders and the Borrower may, for all purposes of this Agreement, treat any Lender as the owner and holder of LC Exposure and Revolving Advances until written notice of assignment shall have been received by them.
(e)    No Right to Greater Payment. No assignee, Participant or other transferee of any Lender’s rights shall be entitled to receive any greater payment under Section 2.17 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made (i) with the Borrower’s prior written consent (which consent shall not be unreasonably withheld) or by reason of the provisions of this Agreement requiring such Lender to designate a different Lending Office under certain circumstances, or (ii) at a time when the circumstances giving rise to such greater payment did not exist.
(f)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(g)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Revolving Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve

Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)    Disqualified Competitors.
(i)    No assignment or participation shall be made to any Person that was a Disqualified Competitor as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Competitor for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or Participant that becomes a Disqualified Competitor after the applicable Trade Date (including as a result of the delivery of a written supplement to the list of “Disqualified Competitors” referred to in, the definition of “Disqualified Competitor”), (x) such assignee or Participant shall not retroactively be disqualified from becoming a Lender or Participant and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Competitor. Any assignment or participation in violation of this clause (h)(i) shall not be void, but the other provisions of this clause (h) shall apply.
(ii)    If any assignment or participation is made to any Disqualified Competitor without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Competitor after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Competitor and the Administrative Agent, require such Disqualified Competitor to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 8.06), all of its interest, rights and obligations under this Agreement to one or more Persons (other than any entity described in Sections 8.06(b)(D), (E), (F), (G) or (H)) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Competitor paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Competitors to whom an assignment or participation is made in violation of clause (i) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Competitor will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Competitors consented to such matter and (y) for purposes of voting on any plan of reorganization, each Disqualified Competitor party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Competitor does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other applicable laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other applicable laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)    The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Competitors provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on any electronic platform, including that portion of such electronic platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender or potential Lender requesting the same.
(v)    The Administrative Agent and the Lenders shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Competitors. Without limiting the generality of the foregoing, neither the Administrative Agent nor any Lender shall (x) be obligated to ascertain, monitor or inquire as to whether any other Lender or Participant or prospective Lender or Participant is a Disqualified Competitor or (y) have any liability with respect to or arising out of any assignment or participation of Revolving Advances, or disclosure of confidential information, by any other Person to any Disqualified Competitor.
(i)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Revolving Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
SECTION 8.07.    Collateral.
Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.
SECTION 8.08.    Governing Law.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 8.09.    Counterparts; Effectiveness.
This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 8.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative

Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each other Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) agrees that the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
SECTION 8.10.    Confidentiality.
In accordance with normal procedures regarding proprietary information supplied by customers, each of the Lenders agrees to keep confidential information relating to the Borrower or any Subsidiary received pursuant to or in connection with this Agreement and the transactions contemplated hereby (other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry) (the “Information”), provided that nothing herein shall be construed to prevent the Administrative Agent, any Issuing Lender or any Lender from disclosing such Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Administrative Agent, such Issuing Lender or such Lender or any of their respective Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) which has been publicly disclosed (other than as a result of a breach of this Section), (iv) which has been lawfully obtained on a nonconfidential basis by the Administrative Agent, any Issuing Lender or any of the Lenders from a Person other than the Borrower, any Subsidiary, the Administrative Agent, any Issuing Lender or any other Lender, (v) (1) to any Participant in or assignee of, or prospective Participant in or assignee of, all or any part of the rights and obligations of the Administrative Agent, such Issuing Lender or such Lender under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (v)) or (2) to any actual or prospective counterparty (or its advisors) to any securitization, swap or derivative transaction relating to the Borrower, any Subsidiary, and the Obligations (provided that such Participant, assignee or counterparty, or prospective Participant, assignee or counterparty agrees to comply with the confidentiality requirements set forth in this Section 8.10), (vi) to the Administrative Agent’s, such Issuing Lender’s or such Lender’s independent auditors or outside legal counsel, (vii) to its Affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (viii) to any other party to this Agreement, (ix) with the consent of the Borrower, (x) on a confidential basis to any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (xi) to the extent required in connection with the exercise of any remedies, the enforcement of rights hereunder or any litigation relating to this Agreement to which the Administrative Agent, such Issuing Lender or such Lender is a party (and the Administrative Agent, such Issuing Lender or such Lender shall use its commercially reasonable efforts to give prior notice of any such disclosure under this clause (xi) to the extent permitted by applicable law; provided that the disclosing party shall have no liability to the Borrower as a result of any failure to provide such prior notice).
Each of the Administrative Agent, the Lenders and the Issuing Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including Federal and state securities laws.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THIS SECTION 8.10 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
SECTION 8.11.    Captions.
All Section headings are inserted for convenience of reference only and shall not be used in any way to modify, limit, construe or otherwise affect this Agreement.
SECTION 8.12.    Severability.
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 8.13.    Integration.
All exhibits to a Loan Document shall be deemed to be a part thereof. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders with respect to the subject matter thereof.
SECTION 8.14.    Consent To Jurisdiction; Waiver Of Venue.
(a)    THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE

UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN (OR IF SUCH COURT LACKS SUBJECT MATTER JURISDICTION, THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN), AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY (AND ANY SUCH CLAIMS, CROSS-CLAIMS OR THIRD PARTY CLAIMS BROUGHT AGAINST THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES MAY ONLY) BE HEARD AND DETERMINED IN SUCH FEDERAL (TO THE EXTENT PERMITTED BY LAW) OR NEW YORK STATE COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(b)    THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(c)    EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, NOTWITHSTANDING THE GOVERNING LAW PROVISIONS OF ANY APPLICABLE LOAN DOCUMENT, ANY CLAIMS BROUGHT AGAINST THE ADMINISTRATIVE AGENT BY ANY SECURED PARTY RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE COLLATERAL OR THE CONSUMMATION OR ADMINISTRATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
SECTION 8.15.    Service of Process.
EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
SECTION 8.16.    No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent, each Joint Lead Arranger and each Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Administrative Agent nor any Joint Lead Arranger nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Joint Lead Arranger or any Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent nor any Joint Lead Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent nor any Joint Lead Arranger nor any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, the Joint Lead Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that the Borrower may have against the Administrative Agent, the Joint Lead Arrangers and the Lenders with respect to any breach or alleged breach of any advisory, agency or fiduciary duty.
SECTION 8.17.    WAIVER OF TRIAL BY JURY.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 8.18.    Interest Rate Limitation.
Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Revolving Advances or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
SECTION 8.19.    Judgment Currency.
(a)    If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative

Agent could purchase such specified currency with such other currency in New York, New York at 12:00 noon (New York City time) on the Business Day preceding that on which final judgment is given.
(b)    The Borrower’s obligations hereunder shall be required to be satisfied in the applicable specified currency. The obligation of the Borrower in respect of any sum due from it to any Credit Party hereunder will, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent the recipient thereof may in accordance with normal banking procedures purchase the specified currency (after subtracting all expenses incurred in converting such currency to the specified currency) with such other currency on the Business Day immediately following such receipt; if the amount of the specified currency so purchased is less than the sum originally due to the recipient in the specified currency, the Borrower agrees, as a separate obligation and notwithstanding any judgment, to indemnify the recipient against such loss, and, if the amount of the specified currency so purchased exceeds the sum originally due to the recipient in the specified currency, the recipient agrees to remit to the Borrower such excess (after subtracting all expenses incurred in converting such currency to the specified currency).
(c)    The agreements in this Section 8.19 shall survive payment of any such judgment.
SECTION 8.20.    USA Patriot Act.
Each Lender that is subject to the Patriot Act (as hereinafter defined) and the requirements of the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower and each Related Entity, which information includes the name, address and tax identification number of the Borrower and each Related Entity and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each Related Entity in accordance with the Patriot Act and the Beneficial Ownership Regulation and other applicable “know your customer” and anti-money laundering rules and regulations. The Borrower will, and will cause each of its Subsidiaries to, provide, to the extent commercially reasonable or required by requirements of law, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.
SECTION 8.21.    Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
SECTION 8.22.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
SECTION 8.23.    Appointment for Perfection.
Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
SECTION 8.24.    Release of Subsidiary Guarantors.
During any Collateral Period:
(a)    At the request of the Borrower, a Subsidiary Guarantor shall be released from its obligations under the Subsidiary Guaranty upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary, without any further action by any Person; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

(b)    Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Borrower, release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Subsidiary Guarantor is no longer a Material Domestic Subsidiary.
(c)    At such time as the principal and interest on the Revolving Advances, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Secured Obligations (other than Secured Swap Obligations not yet due and payable, Secured Banking Services Obligations not yet due and payable, Secured Bilateral LC Obligations not yet due and payable, Unliquidated Obligations for which no claim has been made and other Obligations expressly stated to survive such payment and termination) shall have been paid in full in cash, the Commitments shall have been terminated and no Letters of Credit shall be outstanding, the Subsidiary Guaranty and all obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.
(d)    At the request of the Borrower, a Subsidiary Guarantor shall be released from its obligations under the Subsidiary upon the occurrence of a Collateral Release Event in accordance with the terms and conditions of Section 5.14(f).
ARTICLE IX

BORROWER GUARANTEE
During any Collateral Period:
In order to induce the Lenders to extend credit to the Borrower hereunder and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Borrower hereby absolutely and irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Specified Ancillary Obligations of the Subsidiaries. The Borrower further agrees that the due and punctual payment of such Specified Ancillary Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Specified Ancillary Obligation.
The Borrower waives presentment to, demand of payment from and protest to any Subsidiary of any of the Specified Ancillary Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Borrower hereunder shall not be affected by (a) the failure of any applicable Lender (or any of its Affiliates) to assert any claim or demand or to enforce any right or remedy against any Subsidiary under the provisions of any Banking Services Agreement, any Swap Agreement, any Bilateral LC or otherwise; (b) any extension or renewal of any of the Specified Ancillary Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, any other Loan Document, any Banking Services Agreement, any Swap Agreement, any Bilateral LC or other agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Specified Ancillary Obligations; (e) the failure of any applicable Lender (or any of its Affiliates) to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Specified Ancillary Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Subsidiary or any other guarantor of any of the Specified Ancillary Obligations; (g) the enforceability or validity of the Specified Ancillary Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Specified Ancillary Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Subsidiary or any other guarantor of any of the Specified Ancillary Obligations, for any reason related to this Agreement, any other Loan Document, any Banking Services Agreement, any Swap Agreement, any Bilateral LC or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Subsidiary or any other guarantor of the Specified Ancillary Obligations, of any of the Specified Ancillary Obligations or otherwise affecting any term of any of the Specified Ancillary Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Borrower or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Borrower to subrogation.
The Borrower further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Specified Ancillary Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any applicable Lender (or any of its Affiliates) to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Lender or any Lender in favor of any Subsidiary or any other Person.
The obligations of the Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Specified Ancillary Obligations, any impossibility in the performance of any of the Specified Ancillary Obligations or otherwise.
The Borrower further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Specified Ancillary Obligations now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Specified Ancillary Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by any applicable Lender (or any of its Affiliates) upon the insolvency, bankruptcy or reorganization of any Subsidiary or otherwise (including pursuant to any settlement entered into by a holder of Specified Ancillary Obligations in its discretion).
In furtherance of the foregoing and not in limitation of any other right which any applicable Lender (or any of its Affiliates) may have at law or in equity against the Borrower by virtue hereof, upon the failure of any Subsidiary to pay any Specified Ancillary Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Borrower hereby promises to and will, upon receipt of written demand by any applicable Lender (or any of its Affiliates), forthwith pay, or cause to be paid, to such applicable Lender (or any of its Affiliates) in cash an amount equal to the unpaid principal amount of such Specified Ancillary Obligations then due, together with accrued and unpaid interest thereon. The Borrower further agrees that if payment in respect of any Specified Ancillary Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York or Chicago and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Specified Ancillary Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any applicable Lender (or any of its Affiliates), disadvantageous to such applicable Lender (or any of its Affiliates) in any material respect, then, at the election of such applicable Lender, the Borrower shall make payment of such Specified Ancillary Obligation in Dollars (based upon the Dollar Equivalent of such Specified Ancillary Obligation on the date of payment) and/or in New York, New York or such other location as is designated by such applicable Lender (or its Affiliate) and, as a separate and independent obligation, shall indemnify such applicable Lender (and any of its Affiliates) against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.
Upon payment by the Borrower of any sums as provided above, all rights of the Borrower against any Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Specified Ancillary Obligations owed by such Subsidiary to the applicable Lender (or its applicable Affiliates).
The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Subsidiary Guarantor to honor all of its obligations under the Subsidiary Guaranty in respect of Specified Swap Obligations (provided, however, that the Borrower shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph or otherwise under this Article IX voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The Borrower intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Subsidiary Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Nothing shall discharge or satisfy the liability of the Borrower hereunder except the full performance and payment in cash of the Secured Obligations.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.
FLUOR CORPORATION,
as the Borrower

By:     /s/ James M. Lucas
Name:    James M. Lucas
Title:    Senior Vice President and Treasurer

Address:

6700 Las Colinas Boulevard
Irving, Texas 75039
Attention: James M. Lucas
Telecopier: (469) 398-7285
Electronic Mail: jim.lucas@fluor.com
Website Address: www.fluor.com

Signature Page to
Third Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement
Fluor Corporation

    BNP PARIBAS, as Administrative Agent, an Issuing Lender and individually as a Lender
By:/s/ Christopher Sked
    Name: Christopher Sked
    Title: Managing Director
By:/s/ Karim Remtoula
    Name: Karim Remtoula
    Title: Vice President

Addresses for Notices to BNPP as Administrative Agent:
BNP Paribas
787 Seventh Avenue
New York, NY 10019

Attention: Kyle Fitzpatrick
Electronic Mail: kyle.fitzpatrick@us.bnpparibas.com

Attention: Zhiping Jin
Electronic Mail: zhiping.jin@us.bnpparibas.com

Signature Page to
Third Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement
Fluor Corporation

With copies to:

Attention:  Dina Wilson, Loan Servicing
Telecopier: (201) 850-4020
Electronic Mail:
dl.nyls.agency.support@americas.bnpparibas.com

Addresses for Notices to BNPP as a Lender and as an Issuing Lender and for Other Notices relating to Letters of Credit:
BNP Paribas
787 Seventh Avenue
New York, NY 10019

Attention: Kyle Fitzpatrick
Electronic Mail: kyle.fitzpatrick@us.bnpparibas.com

Attention: Zhiping Jin
Electronic Mail: zhiping.jin@us.bnpparibas.com
Attention: Deborah Scholl
Electronic Mail: deborah.scholl@us.bnpparibas.com

With copies to:

BNP Paribas RCC, Inc., as agent for BNP Paribas
525 Washington Boulevard
Jersey City, New Jersey 07310

Attention: Terri Knuth
Electronic Mail:
terri.knuth@us.bnpparibas.com;
dl.mo.agency.services@us.bnpparibas.com

Attention: Maria Albuquerque
Telecopier: (201) 616-7913
Electronic Mail:
NYTFStandby@us.bnpparibas.com

For a notification of the DQ List:

BNP Paribas
787 Seventh Avenue
New York, NY 10019

Attention: Kyle Fitzpatrick
Electronic Mail: kyle.fitzpatrick@us.bnpparibas.com

Attention: Zhiping Jin
Electronic Mail: zhiping.jin@us.bnpparibas.com
Signature Page to
Third Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement
Fluor Corporation

BANK OF AMERICA, N.A.,
    as Syndication Agent, as an Issuing Lender and individually as a Lender
By:/s/ Mukesh Singh
Name: Mukesh Singh
Title: Director

Addresses for Notices:
Bank of America, N.A.
Electronic Mail:
bank_of_america_as_lender_3@bofa.com

Signature Page to
Third Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement
Fluor Corporation

CITIBANK, N.A.,
    as a Co-Documentation Agent and individually as a Lender
By:/s/ Susan M. Olsen
Name: Susan M. Olsen
Title: Vice President

Address for Notices:
Citibank, N.A.
1 Penns Way Ops II
New Castle, DE 19720

Attention: Securities Processing Analyst
Electronic Mail: LoanOrigination.Team3@Citi.com

Signature Page to
Third Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement
Fluor Corporation

WELLS FARGO BANK, NATIONAL ASSOCIATION,
    as a Co-Documentation Agent, as an Issuing Lender and individually as a Lender
By:/s/ Greg Strauss
Name: Greg Strauss
Title: Managing Director

Address for Notices:
Wells Fargo Bank, National Association
90 South 7th Street, Floor 15
MAC: N9305-152
Minneapolis, MN 55402

Attention: Greg Strauss
Electronic Mail: Gregory.J.Strauss@wellsfargo.com

Signature Page to
Third Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement
Fluor Corporation

MUFG BANK, LTD,
    as a Lender
By:/s/ Maria F. Maia
Name: Maria F. Maia
Title: Director

Address for Notices:
MUFG Bank, Ltd.
445 So. Figuera Street
Los Angeles, CA 90071

Attention: Maria F. Maia
Electronic Mail: mmaia@us.mufg.jp

Signature Page to
Third Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement
Fluor Corporation

REGIONS BANK,
as a Lender

By:/s/ Derek Miller
Name: Derek Miller
Title: Director

Address for Notices:
Regions Bank
1717 McKinney Ave, Ste 1100
Dallas, TX 75202

Attention: Derek Miller
Electronic Mail: Derek.miller@regions.com

Attention: Charles Dale
Electronic Mail: charles.dale@regions.com

Signature Page to
Third Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement
Fluor Corporation

BANK OF MONTREAL,
                        as an Issuing Lender and individually as a Lender

By:/s/ Michael Gift
Name: Michael Gift
Title: Managing Director

Address for Notices:
Bank of Montreal
115 S. LaSalle Street 20W
Chicago, IL 60603

Attention: Bradley Stimple
Electronic Mail: Bradley.Stimple@bmo.com

Signature Page to
Third Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement
Fluor Corporation

FIFTH THIRD BANK, NATIONAL
ASSOCIATION,
as a Lender

By:/s/ Kelly Shield
Name: Kelly Shield
Title: Managing Director

Address for Notices:

Fifth Third Bank, National Association
5400 LBJ Freeway
Suite 825
Dallas, TX 75240

Attention: Kelly Shield
Electronic Mail: kelly.shield@53.com

Signature Page to
Third Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement
Fluor Corporation

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:/s/ Minxiao Tian
Name: Minxiao Tian
Title: Director

Address for Notices:
Sumitomo Mitsui Banking Corporation
277 Park Avenue
New York, NY 10172

Attention: Kelli Kandow
Electronic Mail: Kelli_Kandow@smbcgroup.com

Attention: Minxiao Tian
Electronic Mail: Minxiao_Tian@smbcgroup.com

Attention: Mike Karno
Electronic Mail: Mike_Karno@smbcgroup.com

Attention: Janae Scott
Electronic Mail: psc-loanservices@smbcgroup.com

Signature Page to
Third Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement
Fluor Corporation

STANDARD CHARTERED BANK,
as a Lender

By: /s/ Kristopher Tracy
Name: Kristopher Tracy
Title: Director, Financing Solutions

Address for Notices:
Standard Chartered Bank
1095 Avenue of the Americas,
New York NY 10036

Attention: Kristopher Tracy
Electronic Mail: Kristopher.Tracy@sc.com

Signature Page to
Third Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement
Fluor Corporation

US BANK NATIONAL ASSOCIATION,
as a Lender

By:/s/ Jonathan F. Lindvall
Name: Jonathan F. Lindvall
Title: Senior Vice President

Address for Notices:
U.S. Bank National Association
214 N. Tryon St. (CN-NC0H0N)
Charlotte, NC 28202

Attention: Jon F. Lindvall
Electronic Mail: Jonathan.lindvall@usbank.com

Signature Page to
Third Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement
Fluor Corporation

COMERICA BANK,
as a Lender

By:/s/ John Smithson
Name: John Smithson
Title: Vice President

Address for Notices:
Comerica Bank
1717 Main Street, 4th FL
Dallas, TX 75201

Attention: John Smithson
Electronic Mail: jsmithsoniii@comerica.com

Signature Page to
Third Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement
Fluor Corporation

GOLDMAN SACHS BANK, USA,
as a Lender

By:/s/ Jonathan Dworkin
Name: Jonathan Dworkin
Title: Authorized Signatory

Address for Notices:
Goldman Sachs Bank USA
200 West Street
New York, NY 10282

Attention: Goldman Sachs Corporate Loan Servicing
Fax: 917-977-3966
Signature Page to
Third Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement
Fluor Corporation

CITY NATIONAL BANK,
as a Lender

By:/s/ Brian Myers
Name: Brian Myers
Title: Senior Vice President

Address for Notices:
City National Bank
350 Grand Ave., 12th Floor
Los Angeles, CA 90071

Attention: Commercial Loan Operations / Lenora Williams
Electronic Mail: 354syndi@cnb.com

Signature Page to
Third Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement
Fluor Corporation

The Standard Bank of South Africa Limited,
as a Lender

By:/s/ Pablo Gonzalez-Spahr
Name: Pablo Gonzalez-Spahr
Title: Executive

Address for Notices:
The Standard Bank of South Africa Limited
C/O SALL
20 Gresham Street
London
EC2V 7JE
United Kingdom

Attention: Don Macay / Ben Spurr
Electronic Mail: salltransactionmanagementunit@standardsbg.com

Benjamin.spurr@standardsbg.com
Signature Page to
Third Amended and Restated Revolving Loan And Letter Of Credit Facility Agreement
Fluor Corporation

Schedule 1.01(a)
COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Aggregate Commitment	Amount of Aggregate Commitment Attributable to Revolving Facility Sublimit	Applicable Percentage

BNP Paribas	$200,000,000.00	$111,111,111.11	11.111111111%
Bank of America, N.A.	$200,000,000.00	$111,111,111.11	11.111111111%
Citibank, N.A.	$200,000,000.00	$111,111,111.11	11.111111111%
Wells Fargo Bank, National Association	$200,000,000.00	$111,111,111.11	11.111111111%
MUFG Bank, Ltd.	$125,000,000.00	$69,444,444.44	6.944444444%
Regions Bank	$125,000,000.00	$69,444,444.44	6.944444444%
Bank of Montreal	$125,000,000.00	$69,444,444.44	6.944444444%
Fifth Third Bank, National Association	$125,000,000.00	$69,444,444.44	6.944444444%
Sumitomo Mitsui Banking Corporation	$100,000,000.00	$55,555,555.56	5.555555556%
Standard Chartered Bank	$100,000,000.00	$55,555,555.56	5.555555556%
U.S. Bank National Association	$100,000,000.00	$55,555,555.56	5.555555556%
Comerica Bank	$50,000,000.00	$27,777,777.78	2.777777778%
Goldman Sachs Bank USA	$50,000,000.00	$27,777,777.78	2.777777778%
City National Bank	$50,000,000.00	$27,777,777.78	2.777777778%
The Standard Bank of South Africa Limited	$50,000,000.00	$27,777,777.78	2.777777778%
Totals	$1,800,000,000.00	$1,000,000,000.00	100.000000000%

Schedule 1.01(a)

Schedule 1.01(b)
EXISTING LETTERS OF CREDIT
Attached
Schedule 1.01(b)

Reference #	Current Amount	CCY	Effective Date	Actual Expiry
37346	100,000.00	USD	19-Feb-2021	10-Oct-2021
3160532	8,000,000,000.00	COP	19-Feb-2021	24-Jan-2023
3160852	311,236.00	USD	27-Oct-2021	30-Oct-2022
3160853	311,236.00	USD	27-Oct-2021	30-Oct-2022
04116445	42,101,332.00	INR	19-Feb-2021	30-Apr-2023
04120642	300,968,435.00	INR	19-Feb-2021	30-May-2022
04125190	84,940,306.00	INR	19-Feb-2021	30-Nov-2022
04140502	50,187,130.00	INR	19-Feb-2021	28-Mar-2023
04141766	750,000.00	USD	19-Feb-2021	17-May-2022
04141768	990,729.00	USD	19-Feb-2021	17-May-2022
04143821	561,840.00	EUR	19-Feb-2021	06-Oct-2022
04146500	38,512.50	EUR	19-Feb-2021	19-Jul-2022
04148431	1,600,000.00	USD	19-Feb-2021	30-Jun-2022
04149783	39,000.00	QAR	19-Feb-2021	19-Jan-2023
04149994	500,000.00	USD	19-Feb-2021	30-Apr-2022
04150152	150,000.00	EUR	19-Feb-2021	30-Jul-2022
04150434	191,603.50	EUR	19-Feb-2021	30-Nov-2022
04150985	167,655.83	QAR	19-Feb-2021	01-Nov-2022
04150986	432,097.35	QAR	19-Feb-2021	01-Nov-2022
04150987	343,849.84	QAR	19-Feb-2021	01-Nov-2022
04150991	1,192,494.30	QAR	19-Feb-2021	01-Nov-2022
04151330	4,280.00	EUR	19-Feb-2021	22-May-2022
04151488	11,695,162.91	USD	19-Feb-2021	01-Jun-2022
04151492	5,847,581.46	USD	19-Feb-2021	01-Jun-2022
04152173	175,764.63	QAR	19-Feb-2021	20-Jul-2022
04152178	101,622.63	QAR	19-Feb-2021	20-Jul-2022
04152179	283,529.99	QAR	19-Feb-2021	20-Jul-2022
04152554	25,000.00	USD	19-Feb-2021	05-Oct-2022
04152571	97,184.15	PEN	19-Feb-2021	01-Oct-2022
04152774	23,235,070.08	CAD	19-Feb-2021	17-Oct-2022
04153174	81,389.50	EUR	19-Feb-2021	01-Sep-2022
04153458	2,199,554.00	AUD	19-Feb-2021	23-Jul-2022
04153490	7,766,175.00	PEN	19-Feb-2021	30-Apr-2022
04153747	50,800.00	USD	19-Feb-2021	13-Dec-2022
04153803	50,500.00	EUR	19-Feb-2021	30-May-2022
04154171	40,000.00	EUR	19-Feb-2021	11-Jan-2023
04154490	1,050,105.85	AUD	19-Feb-2021	12-Feb-2023
04154548	31,390.00	EUR	19-Feb-2021	01-Nov-2022
04154706	168,443.19	PEN	19-Feb-2021	31-Jan-2023
04154707	766,226.76	PEN	19-Feb-2021	31-Jan-2023
04155587	203,117.00	EUR	19-Feb-2021	31-May-2022
04155672	25,438.25	GBP	19-Feb-2021	31-Jan-2023
04156229	48,150.00	EUR	19-Feb-2021	10-Jul-2022
04156545	71,323.97	EUR	19-Feb-2021	30-Jul-2022
Schedule 1.01(b)

04156562	15,000,000.00	USD	19-Feb-2021	01-Mar-2022
04156757	360,000.00	USD	19-Feb-2021	30-Aug-2022
04156875	20,300.00	EUR	19-Feb-2021	13-Sep-2022
04156923	40,000.00	QAR	19-Feb-2021	18-Sep-2022
04157165	117,899.70	EUR	19-Feb-2021	16-Oct-2022
04157206	56,397.87	EUR	19-Feb-2021	17-Apr-2022
04157398	31,500.00	EUR	19-Feb-2021	23-Mar-2022
04157647	23,679.56	EUR	19-Feb-2021	02-Dec-2022
04157728	78,585.50	EUR	19-Feb-2021	05-Dec-2022
04157751	14,250.00	EUR	19-Feb-2021	30-May-2022
04157754	52,571.08	EUR	19-Feb-2021	09-Dec-2022
04157886	510,000.00	USD	19-Feb-2021	31-Jan-2023
04157938	6,539.05	EUR	19-Feb-2021	15-Jun-2022
04157948	28,178.68	EUR	19-Feb-2021	24-Dec-2022
04158172	79,666.82	EUR	19-Feb-2021	16-May-2022
04158251	48,423.40	EUR	19-Feb-2021	06-Dec-2022
04158414	11,893.00	EUR	19-Feb-2021	07-Feb-2023
04158506	33,638.00	EUR	19-Feb-2021	01-Nov-2022
04158559	217,669.31	PEN	19-Feb-2021	16-Apr-2022
04158632	242,500.00	EUR	19-Feb-2021	28-Mar-2022
04159281	37,379,941.66	CAD	19-Feb-2021	15-May-2023
04159504	44,625.00	EUR	19-Feb-2021	22-May-2022
04159605	32,000.00	EUR	19-Feb-2021	30-Jun-2022
04159645	18,088.00	EUR	19-Feb-2021	25-Apr-2022
04159658	60,000.00	EUR	19-Feb-2021	11-Aug-2022
04159862	211,505.87	PEN	19-Feb-2021	30-Jul-2022
04159910	5,600,000.00	USD	19-Feb-2021	01-Jul-2022
04159964	437,653.49	PEN	19-Feb-2021	31-Aug-2022
04159968	936,000.00	USD	19-Feb-2021	13-Jul-2022
04160020	1,305,359.10	EUR	19-Feb-2021	09-May-2022
04160024	3,301,678.80	PEN	19-Feb-2021	31-Aug-2022
04160039	31,612.24	EUR	19-Feb-2021	22-Jul-2022
04160040	80,000.00	EUR	19-Feb-2021	21-Jul-2022
04160059	95,210.00	EUR	19-Feb-2021	27-Jul-2022
04160103	19,855.00	EUR	19-Feb-2021	30-Jun-2022
04160278	1,260,420.00	PEN	19-Feb-2021	30-Sep-2022
04160457	52,900.00	EUR	19-Feb-2021	12-Apr-2022
04160460	62,100.00	EUR	19-Feb-2021	12-Apr-2022
04160697	19,086.41	EUR	19-Feb-2021	23-Apr-2022
04160768	99,765.80	EUR	19-Feb-2021	14-Oct-2022
04160791	7,600,000.00	CAD	19-Feb-2021	19-Nov-2022
04160805	50,600.00	EUR	19-Feb-2021	20-Oct-2022
04160891	59,658.00	EUR	19-Feb-2021	04-Oct-2022
04161011	17,481.00	EUR	19-Feb-2021	06-Nov-2022
04161044	19,345.00	AUD	19-Feb-2021	10-Nov-2022
Schedule 1.01(b)

04161086	40,000.00	GBP	19-Feb-2021	16-Nov-2022
04161088	470,000.00	USD	19-Feb-2021	28-May-2022
04161126	13,489,434,342	CLP	19-Feb-2021	30-Apr-2022
04161131	9,454,201.00	USD	19-Feb-2021	30-Apr-2022
04161142	300,000.00	QAR	19-Feb-2021	20-Nov-2022
04161167	323,624.71	EUR	19-Feb-2021	23-Nov-2022
04161206	59,962.14	EUR	19-Feb-2021	25-Nov-2022
04161219	30,798.97	EUR	19-Feb-2021	27-Nov-2022
04161224	1,127,770.36	EUR	19-Feb-2021	27-Nov-2022
04161335	256,120.00	EUR	19-Feb-2021	09-Dec-2022
04161647	27,740,077.00	USD	19-Feb-2021	05-Jan-2023
04161650	5,890,000,000	CLP	19-Feb-2021	06-Jan-2023
04161686	41,390.00	EUR	19-Feb-2021	28-Feb-2022
04161732	969,970.00	USD	19-Feb-2021	13-Jan-2023
04161735	14,707,232.00	USD	19-Feb-2021	13-Jan-2023
04161774	969,574.00	PEN	19-Feb-2021	30-Dec-2022
04161810	36,750.00	EUR	19-Feb-2021	21-Jan-2023
04161821	30,000.00	EUR	19-Feb-2021	25-Feb-2022
04161822	67,070.59	EUR	19-Feb-2021	22-Jan-2023
04161853	310,000.00	USD	19-Feb-2021	27-Jan-2023
04162024	24,440.00	EUR	19-Feb-2021	08-Feb-2023
04162088	110,000.00	EUR	01-Oct-2021	12-Feb-2023
04162090	1,346,865.00	EUR	19-Feb-2021	16-Feb-2023
04162120	2,693,730.00	EUR	19-Feb-2021	30-Oct-2022
04162228	56,508.86	EUR	25-Feb-2021	29-Oct-2022
04162241	25,000,000.00	USD	26-Feb-2021	15-Dec-2022
04162242	890,820.70	AUD	26-Feb-2021	30-Nov-2022
04162280	50,000.00	EUR	03-Mar-2021	01-Apr-2022
04162286	50,000.00	EUR	03-Mar-2021	01-Apr-2022
04162290	80,000.00	EUR	03-Mar-2021	01-Apr-2022
04162301	50,000.00	EUR	04-Mar-2021	01-Apr-2022
04162303	100,000.00	EUR	04-Mar-2021	01-Apr-2022
04162304	14,000.00	EUR	04-Mar-2021	01-Apr-2022
04162306	200,000.00	EUR	04-Mar-2021	01-Apr-2022
04162307	65,000.00	QAR	04-Mar-2021	04-Mar-2023
04162339	45,000.00	EUR	08-Mar-2021	01-Apr-2022
04162382	11,334.76	GBP	12-Mar-2021	12-Mar-2023
04162415	44,390.00	EUR	17-Mar-2021	10-Apr-2022
04162416	8,870.00	EUR	17-Mar-2021	17-Apr-2022
04162419	304,000.00	EUR	17-Mar-2021	17-Mar-2023
04162596	939,009.00	USD	01-Apr-2021	12-May-2023
04162608	56,542.50	CHF	05-Apr-2021	06-Apr-2022
04162634	76,000.00	EUR	07-Apr-2021	07-Apr-2022
04162686	15,917.50	EUR	14-Apr-2021	14-Apr-2022
04162759	1,404,607.00	EUR	21-Apr-2021	06-Jun-2022
Schedule 1.01(b)

04162844	174,602.00	USD	28-Apr-2021	28-Apr-2022
04162986	428,286.00	USD	11-May-2021	30-May-2023
04163079	178,795.00	EUR	19-May-2021	19-May-2022
04163142	901,618.00	USD	01-Jun-2021	07-Apr-2022
04163209	15,000,000.00	CAD	08-Jun-2021	11-Jul-2022
04163210	920,232.50	EUR	08-Jun-2021	30-Apr-2022
04163211	1,840,465.00	EUR	08-Jun-2021	30-Apr-2022
04163261	133,400.00	EUR	11-Jun-2021	30-Jul-2022
04163307	33,628.69	EUR	17-Jun-2021	30-Apr-2022
04163326	97,000.00	EUR	18-Jun-2021	18-Jun-2022
04163389	60,211.00	EUR	24-Jun-2021	30-Jul-2022
04163452	62,955.75	EUR	01-Jul-2021	01-Jul-2022
04163632	33,500.00	EUR	22-Jul-2021	21-Jul-2022
04163656	1,608,272,555	CLP	23-Jul-2021	10-Dec-2022
04163657	1,200,630.00	USD	23-Jul-2021	10-Dec-2022
04163915	19,278.00	EUR	12-Aug-2021	06-Mar-2022
04163965	3,500,000.00	AUD	16-Aug-2021	16-Aug-2022
04164014	194,272.50	EUR	20-Aug-2021	04-Apr-2022
04164059	76,398.00	EUR	23-Aug-2021	30-Jul-2022
04164135	13,000.00	EUR	30-Aug-2021	30-Aug-2022
04164164	96,390.00	EUR	02-Sep-2021	30-Apr-2022
04164185	13,622,900.30	EUR	07-Sep-2021	07-Sep-2022
04164207	432,030.00	EUR	09-Sep-2021	24-Jun-2022
04164208	24,480.71	EUR	09-Sep-2021	09-Sep-2022
04164337	25,000,000.00	USD	20-Sep-2021	30-Jul-2022
04164343	24,405.00	EUR	21-Sep-2021	01-May-2022
04164352	38,895.00	EUR	22-Sep-2021	12-Sep-2022
04164361	17,000.00	EUR	22-Sep-2021	31-Aug-2022
04164473	29,600.00	EUR	05-Oct-2021	25-May-2022
04164551	48,000.00	EUR	15-Oct-2021	14-Apr-2022
04164552	44,268.00	EUR	15-Oct-2021	30-Apr-2022
04164585	83,109.60	EUR	19-Oct-2021	30-Sep-2022
04164602	56,406.00	EUR	21-Oct-2021	30-Apr-2022
04164620	319,515.00	EUR	22-Oct-2021	30-Sep-2022
04164621	226,368.00	EUR	22-Oct-2021	30-May-2022
04164652	12,740.00	EUR	26-Oct-2021	26-Oct-2022
04164701	600,000.00	EUR	02-Nov-2021	30-Jun-2022
04164712	40,000.00	EUR	03-Nov-2021	30-Apr-2022
04164720	99,999,999,999.00	IDR	04-Nov-2021	30-Nov-2022
04164738	2,109,845,712.00	IDR	04-Nov-2021	30-Nov-2022
04164798	1,700,000.00	AUD	15-Nov-2021	12-Nov-2022
04164853	48,780.48	USD	19-Nov-2021	18-Nov-2022
04164884	387,103,354.00	MXN	22-Nov-2021	15-Feb-2023
04164947	34,789.60	EUR	26-Nov-2021	26-Nov-2022
04164961	2,296,587.00	USD	26-Nov-2021	11-Oct-2022
Schedule 1.01(b)

04164962	1,220,000.00	USD	26-Nov-2021	11-Oct-2022
04165006	59,759.21	EUR	01-Dec-2021	01-Dec-2022
04165018	2,531,233.00	EUR	01-Dec-2021	29-Aug-2022
04165022	1,440,000.00	EUR	01-Dec-2021	31-Jan-2023
04165023	10,833.00	PEN	01-Dec-2021	09-Jun-2022
04165049	108,290.00	EUR	07-Dec-2021	30-Jul-2022
04165082	414,753.69	EUR	07-Dec-2021	07-Dec-2022
04165083	331,802.95	EUR	07-Dec-2021	06-Oct-2022
04165084	2,156,953.00	EUR	07-Dec-2021	07-Dec-2022
04165223	43,124.89	EUR	17-Dec-2021	17-Dec-2022
04165239	186,500.00	EUR	20-Dec-2021	20-Dec-2022
04165240	195,459.12	EUR	20-Dec-2021	20-Dec-2022
04165258	36,880.23	PEN	21-Dec-2021	17-Nov-2022
04165274	146,305.00	EUR	22-Dec-2021	30-Jul-2022
04165337	18,000.00	USD	27-Dec-2021	27-Dec-2022
04165345	136,500.00	EUR	28-Dec-2021	30-Apr-2022
04165346	124,994.30	EUR	28-Dec-2021	28-Dec-2022
04165352	19,882.82	EUR	29-Dec-2021	29-Dec-2022
04165364	9,532.00	PEN	29-Dec-2021	19-Jul-2022
04165384	505,750.00	EUR	03-Jan-2022	30-Oct-2022
04165441	39,191.90	EUR	07-Jan-2022	03-Jan-2023
04165518	104,860.18	EUR	12-Jan-2022	01-Sep-2022
04165522	269,445.75	EUR	13-Jan-2022	12-Jan-2023
04165582	93,734.78	EUR	18-Jan-2022	18-Jan-2023
04165583	54,449.80	EUR	18-Jan-2022	18-Jan-2023
04165588	2,706,224.40	USD	20-Jan-2022	15-Mar-2023
04165620	35,738.00	EUR	21-Jan-2022	21-Jan-2023
04165706	70,329.00	EUR	27-Jan-2022	31-Aug-2022
04165782	13,106.66	EUR	07-Feb-2022	07-Feb-2023
04165823	16,779.68	EUR	10-Feb-2022	10-Feb-2023
04165846	65,780.73	AUD	14-Feb-2022	15-Feb-2023
04165863	61,388.00	EUR	15-Feb-2022	15-Feb-2023
91891861	1,327,019.00	USD	19-Feb-2021	18-May-2022
BMOCH646595OS	9,464,433.76	CAD	07-Apr-2021	12-Nov-2022
BMTO634956OS	32,676,816.83	CAD	08-Apr-2021	12-Nov-2022
BMTO637129OS	15,789,098.60	CAD	07-Apr-2021	12-Nov-2022
Schedule 1.01(b)

Schedule 1.01(c)
SUSTAINABILITY TABLE AND SUSTAINABILITY PRICING ADJUSTMENTS
[To be updated in connection with the closing of the ESG Amendment]

Schedule 1.01(c)

Schedule 5.08
EXISTING LIENS
None

Schedule 5.08

Schedule 5.15
EXISTING DEBT
Attached

Schedule 5.15

SCHEDULE 5.15
EXISTING DEBT (Dec 2021)

BORROWER	FINANCIAL INSTITUTION	DESCRIPTION	MATURITY

Fluor Corporation	Wells Fargo Bank, N.A., As Trustee	$381MM Senior Notes 3.500%	12/24
Fluor Corporation	Wells Fargo Bank, N.A., As Trustee	EUR193MM Senior Notes 1.750%	3/23
Fluor Corporation	Wells Fargo Bank, N.A., As Trustee	$600MM Senior Notes 4.250%	9/28
Fluor Corporation	IBM	Dedicated Leased Servers Maint	n/a
Fluor Infrastructure B.V.	IXAS Gaasperdammerweg B.V.	EUR800k Note Payable	2/22
Mecancios Asociados S.A.S.	Bancolombia	COP72.6 B - Working Capital/Overdraft Facility	Various
Mecancios Asociados S.A.S.	Banco de Occidente	COP36.0 B - ST Working Capital Facility	Various
Mecancios Asociados S.A.S.	Various Colombian Banks	COP108.1 B - Leasing & Renting Facility	Various
American Equipment Company - Chile	FT Vendor Finance Chile S.A.	Financial Leases - Computers	6/23
American Equipment Company - Chile	BK S.p.A.	Financial Leases - Tractors	3/23
American Equipment Company - Chile	Catepillar Leasing Chile S.A.	Financial Leases - Heavy Equipment	Various
Stork Goal JV Pty Ltd	Goal Indigenous Services Australia Pty Ltd	A$615k JV Loan Agreement	Open
Pegaus Link Constructors, LBJ	Manitowoc Finance	Capital Leases - Hydralic Crane Crawlers	Various

Schedule 1.01(b)

Schedule 5.18
EXISTING TRANSACTIONS WITH AFFILIATES
None

Schedule 5.18

Schedule 5.20
EXISTING RESTRICTIVE AGREEMENTS
None

Schedule 5.20

EXHIBIT A

[INTENTIONALLY OMITTED]

A-1

EXHIBIT B
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below the interest in and to all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to that represents the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] identified below (including, without limitation, the Letters of Credit included in such facility) (all of the foregoing being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.    Assignor[s]:    ______________________________
            ______________________________
2.    Assignee[s]:    ______________________________
            ______________________________
    [for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]
3.    Borrower:    Fluor Corporation
4.    Administrative Agent: BNP Paribas as the administrative agent under the Credit Agreement
5.    Credit Agreement: Third Amended and Restated Revolving Loan and Letter of Credit Facility Agreement, dated as of February 17, 2022, among Fluor Corporation, the Lenders from time to time party thereto and BNP Paribas, as Administrative Agent.
6.    Assigned Interest:
1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Commitments / Revolving Advances for all Lenders[7]	Amount of Commitments / Revolving Advances Assigned	Percentage Assigned of Commitments / Revolving Advances[8]	CUSIP Number

		$_____________	$__________	_________%
		$_____________	$__________	_________%
		$_____________	$__________	_________%

[7.    Trade Date:    __________________]9
Effective Date: __________________, 202__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]

By: _____________________________
    Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By: _____________________________
    Title:
5 List each Assignor, as appropriate.
6 List each Assignee, as appropriate
7 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
8 Set forth, to at least 12 decimals, as a percentage of the Commitments/Loans of all Lenders thereunder.
9 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and]10 Accepted:

BNP PARIBAS, as
as Administrative Agent and as an Issuing Lender

By: _________________________________
Title:

By: _________________________________
Title:

[OTHER ISSUING LENDERS], as
as an Issuing Lender

By: _________________________________
Title:

10 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[Consented to:]11

FLUOR CORPORATION

By: _________________________________
Title:

11 To be added only if the consent of the Borrower and/or other parties (e.g. Issuing Lenders) is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
FLUOR CORPORATION

THIRD AMENDED AND RESTATED
$1,800,000,000 REVOLVING LOAN AND LETTER OF CREDIT FACILITY AGREEMENT

DATED AS OF FEBRUARY 17, 2022

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION AGREEMENT
1.    Representations and Warranties.
1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment and Assumption (herein collectively the “Loan Documents”) or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 8.06(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 8.06(b) of the Credit Agreement) and under applicable law, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][the relevant] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest on the basis of which it has made such analysis and decision, (vi) it is not a Disqualified Competitor and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, any Arranger, [the][any] Assignor or any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the

Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption and the rights and obligations of the parties hereunder shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York), without regard to conflicts of laws principles. In the event of any inconsistency between this Assignment and Assumption and the Credit Agreement, the provisions of the Credit Agreement shall govern.

EXHIBIT C
FORM OF [ASSISTANT] SECRETARY’S CERTIFICATE
February 17, 2022
The undersigned, the [Assistant] Secretary of Fluor Corporation, a Delaware corporation (the “Borrower”), hereby certifies pursuant to Section 3.01(a)(ii) of the Third Amended and Restated Revolving Loan and Letter of Credit Facility Agreement (the “Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms as set forth in the Agreement), dated as of February 17, 2022, among the Borrower, the Lenders thereunder and BNP Paribas, as Administrative Agent, that I am the duly appointed [Assistant] Secretary of the Borrower, and further certify as follows:
1.    Annexed hereto as Annex A is a true, complete and correct copy of all resolutions of the Board of Directors of the Borrower, relating to the Agreement and the transactions contemplated thereby, all of which resolutions are in full force and effect on the date hereof.
2.    Annexed hereto as Annexes B and C, respectively, are true, complete and correct copies of the certificate of incorporation and the by-laws of the Borrower, including, without limitation, all amendments thereof to the date hereof, which certificate of incorporation and by-laws are presently in effect on and as of the date hereof.
3.    The following persons are duly elected or appointed, as the case may be, and qualified officers of the Borrower holding the offices indicated opposite their respective names, and the signatures appearing opposite their respective names and offices are the genuine signatures of such persons, and such persons are authorized to signed the Loan Documents to which the Borrower is a party and request Revolving Advances and Letters of Credit under the Agreement:

Name	Title	Signature

[_______]	[_______]

C-1

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first above written.

______________________________________
Name:
Title:

I, [________], hereby certify that I am the duly elected or appointed, as the case may be, and qualified [________] of the Borrower, as of the date hereof.

_______________________________
Name:
Title:

C-2

ANNEX A

TO

[ASSISTANT] SECRETARY’S CERTIFICATE
RESOLUTIONS

ANNEX B

TO

[ASSISTANT] SECRETARY’S CERTIFICATE
CERTIFICATE OF INCORPORATION

ANNEX C

TO

[ASSISTANT] SECRETARY’S CERTIFICATE
BYLAWS

EXHIBIT D

FORM OF NOTICE OF REVOLVING BORROWING

        [Date]
BNP Paribas, as Administrative Agent
for the Lenders party
to the Credit Agreement
referred to below

Attention: [______]
BNP Paribas
787 Seventh Avenue
New York, NY 10019
Telephone: [______]
Telecopier: [______]
E-mail: [______]

FLUOR CORPORATION
Ladies and Gentlemen:
Reference is made to the Third Amended and Restated Revolving Loan and Letter of Credit Facility Agreement, dated as of February 17, 2022 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Fluor Corporation (the “Borrower”), certain Lenders party thereto and BNP Paribas, as Administrative Agent. The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned Borrower hereby requests a Revolving Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Borrowing (the “Proposed Revolving Borrowing”):
(a)    The Business Day of the Proposed Revolving Borrowing is _________, 20___.
(b)    The Revolving Advances comprising the Proposed Revolving Borrowing are [Base Rate Revolving Advances] [Term Benchmark Rate Revolving Advances] [RFR Rate Revolving Advances].
(c)    The aggregate principal amount of the Proposed Revolving Borrowing is $__________.
[(d)    The initial Interest Period for each Term Benchmark Rate Revolving Advance made as part of the Proposed Revolving Borrowing is _____ month[s].]
(e)    Agreed Loan Currency: __________
(f)    Funds are requested to be disbursed to the Borrower’s following account:
    ________________
    ________________
Account No. ________________

D-1

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Borrowing:
(i)    there is no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect directly affecting the transactions provided for herein and no action or proceeding by or before any Governmental Authority shall have been commenced and be pending or, to the knowledge of the Borrower, threatened, seeking to prevent or delay the transactions contemplated by the Loan Documents or challenging any other terms and provisions hereof or thereof or seeking any damages in connection therewith;
(ii)    all representations and warranties of the Borrower contained in Article IV of the Credit Agreement are true and correct;
(iii)     no event has occurred and is continuing, or would result from such Proposed Revolving Borrowing or from the application of the proceeds therefrom, that constitutes a Default;
(iv)     no default or event of default under any project engineering, procurement, construction, maintenance and related activities and/or contracts of the Borrower or any of its Subsidiaries shall have occurred and be continuing which could reasonably be expected to materially and adversely affect the ability of the Borrower to perform its obligations under the Loan Documents; and
(v)    both before and immediately after giving effect to the Proposed Revolving Borrowing, (a) the Dollar Equivalent of the aggregate Revolving Credit Exposures shall not exceed the Aggregate Commitments, (b) the Dollar Equivalent of the sum of the aggregate outstanding Revolving Advances and the LC Exposure in respect of Financial Letters of Credit shall not exceed the Revolving Facility Sublimit, (c) the Dollar Equivalent of the aggregate outstanding Revolving Advances denominated in Canadian Dollars shall not exceed the Canadian Dollar Sublimit, and (d) the Dollar Equivalent of the aggregate outstanding Revolving Advances denominated in Pounds Sterling shall not exceed the Pounds Sterling Sublimit.
FLUOR CORPORATION
By:
    Name:
    Title:

D-2

EXHIBIT E

FORM OF NOTICE OF CONVERSION/CONTINUATION

        [Date]
BNP Paribas, as Administrative Agent
for the Lenders party
to the Credit Agreement
referred to below

Attention: [______]
BNP Paribas
787 Seventh Avenue
New York, NY 10019
Telephone: [______]
Telecopier: [______]
E-mail: [______]

FLUOR CORPORATION
Ladies and Gentlemen:
Reference is made to the Third Amended and Restated Revolving Loan and Letter of Credit Facility Agreement, dated as of February 17, 2022 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Fluor Corporation (the “Borrower”), certain Lenders party thereto and BNP Paribas, as Administrative Agent. The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.06 of the Credit Agreement that the Borrower hereby requests a conversion or continuation of Revolving Advances under the Credit Agreement, and in that connection sets forth below the information relating to such conversion or continuation:
(a)    The Business Day of the conversion/continuation is _________, ___ 20___.
(b)    The aggregate principal amount and Agreed Loan Currency of Revolving Advances being converted/continued is __________.
(c)    The Interest Type of Revolving Advance (Base Rate, Term Benchmark Rate or RFR Rate) being converted/continued is __________.
(d)    The Interest Type of Revolving Advance (Base Rate, Term Benchmark Rate or RFR Rate) resulting from such conversion/continuation is __________.
(d)    If Revolving Advances are being continued as or converted to Term Benchmark Rate Revolving Advances, the duration of the new Interest Period that commences on the conversion/continuation date is _____ month[s].

E-1

The undersigned hereby certifies that no event has occurred and is continuing, or would result from such conversion or continuation, that constitutes a Default.
FLUOR CORPORATION
By:
    Name:
    Title:

E-2

EXHIBIT F

FORM OF REVOLVING NOTE
__________, 20__
FOR VALUE RECEIVED, the undersigned, FLUOR CORPORATION (the “Borrower”), hereby promises to pay [LENDER] (the “Lender”), on the Maturity Date (as defined in the Credit Agreement referred to below) the Dollar Equivalent of the principal amount of Revolving Advances (as defined in such Credit Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Third Amended and Restated Revolving Loan and Letter of Credit Facility Agreement, dated as of February 17, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, certain Lenders party thereto and BNP Paribas, as Administrative Agent.
The Borrower promises to pay interest on the unpaid principal amount of each Revolving Advance from the date of such Revolving Advance until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the applicable Agreed Loan Currency in Federal or other immediately available funds at the Administrative Agent’s office specified in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This Revolving Note (this “Note”) is one of the Revolving Notes referred to in the Credit Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part and other benefits as provided therein. Upon the occurrence and during the continuance of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement. Revolving Advances made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender and the Administrative Agent in the ordinary course of business. In the event of any conflict between the accounts and records maintained by the Lender and the accounts and records maintained by the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Advances and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
FLUOR CORPORATION
By:
    Name:
    Title:

REVOLVING ADVANCES AND PAYMENTS WITH RESPECT THERETO

Date	Interest Type	Amount and Currency of Advance Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT G-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Revolving Loan and Letter of Credit Facility Agreement, dated as of February 17, 2022 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Fluor Corporation (the “Borrower”), certain Lenders party thereto and BNP Paribas, as Administrative Agent.
Pursuant to the provisions of Section 2.16(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Revolving Advance(s) (as well as any Note(s) evidencing such Revolving Advance(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on Internal Revenue Service Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:________________________
Name:
Title:

Date: __________ ____, 20___

G-1-1

EXHIBIT G-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Revolving Loan and Letter of Credit Facility Agreement, dated as of February 17, 2022 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Fluor Corporation (the “Borrower”), certain Lenders party thereto and BNP Paribas, as Administrative Agent.
Pursuant to the provisions of Section 2.16(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on Internal Revenue Service Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:________________________
Name:
Title:

Date: __________ ____, 20___

G-2-1

EXHIBIT G-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Revolving Loan and Letter of Credit Facility Agreement, dated as of February 17, 2022 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Fluor Corporation (the “Borrower”), certain Lenders party thereto and BNP Paribas, as Administrative Agent.
Pursuant to the provisions of Section 2.16(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or W-8BEN-E or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:________________________
Name:
Title:

Date: __________ ____, 20___

G-3-1

EXHIBIT G-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Third Amended and Restated Revolving Loan and Letter of Credit Facility Agreement, dated as of February 17, 2022 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Fluor Corporation (the “Borrower”), certain Lenders party thereto and BNP Paribas, as Administrative Agent.
Pursuant to the provisions of Section 2.16(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Revolving Advance(s) (as well as any Note(s) evidencing such Revolving Advance(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Revolving Advance(s) (as well as any Note(s) evidencing such Revolving Advance(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or W-8BEN-E or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:________________________
Name:
Title:

Date: __________ ____, 20___

G-4-1

EXHIBIT H

FORM OF APPLICATION

Attached
H-1

E-2